As filed with the Securities and Exchange Commission on February 05, 2020.

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

eWELLNESS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	9082	90-1073143
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

333 Las Olas Way, Suite 100

Ft. Lauderdale, FL 33301

Phone: (855) 470-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Darwin Fogt

Chief Executive Officer

333 Las Olas Way, Suite 100

Ft. Lauderdale, FL 33301

Phone: (855) 470-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

The Lonergan Law Firm, LLC

Lawrence R. Lonergan, Esq.

96 Park Street

Montclair, NJ 07042

(973) 641-4012

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [  ]

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Units consisting of shares of Series B Preferred Stock, par value $0.001 per share, and Warrants to purchase shares of Common Stock, par value $0.001 per share	2,000,000	$25.00	$50,000,000
Shares of Series B Preferred Stock, included as part of the Units	2,000,000
Common Stock Purchase Warrants to purchase common stock, included as part of the Units (2)	10,000,000
Shares of Common Stock, par value $0.001 per share, issuable upon exercise of the Warrants (3)(4)	10,000,000	$3.00	$30,000,000
Total	22,000,000		$80,000,000	$10,384

(1)	Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate Offering price.
(2)	In accordance with Rule 457(i) promulgated under the Securities Act, because the shares of our common stock underlying the Warrants are registered hereby, no separate registration fee is required with respect to the Warrants registered hereby.
(3)	We are issuing five (5) Common Stock Purchase Warrants (the “Warrants”) each exercisable to purchase one (1) share of our common stock as part of the units offered hereunder (the “Units”). Each Unit consists of: (i) one (1) share of 13% Series B Preferred Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred”); and (ii) five (5) Warrants. The Warrants are exercisable for a period of five (5) years from the date of issuance at a price of $3.00 per share.
(4)	No additional registration fee is payable pursuant to Rule 457(g) promulgated under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 05, 2020

PRELIMINARY PROSPECTUS

2,000,000 Units

Each Unit Consisting of

One Share of 13% Series B Cumulative Redeemable Perpetual Preferred Stock and

Five Warrants to Purchase One Share of Common Stock Each

Pursuant to this registration statement, of which this prospectus is a part, we are offering (the “Offering”) a total of 2,000,000 units (each a “Unit” and collectively, the “Units”), each Unit consisting of: (i) one share of our newly authorized 13% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred”); and (ii) five (5) warrants (the “Warrants”) each exercisable to purchase one (1) share of common stock, par value $0.001 per share (“Common Stock” or “Warrant Shares”), at an exercise price of $3.00 on a post-Reverse Split basis (the “Exercise Price”) per Warrant Share . Each Warrant offered hereby as part of the Units is immediately exercisable on the date of issuance and will expire on [_________], the date that is five (5) years from the date of issuance (the “Warrant Expiration Date”). Reference is made to the pending Reverse Split of our Common Stock on a one-for-fifty (1:50) basis, that is pending before and subject to approval by FINRA.

Dividends on the Series B Preferred, having a stated value of $25 per share (“Stated Value”), which are offered hereby as part of the Units, are cumulative from the first day of the calendar month in which they are issued, and will be payable on the 15th day of each calendar month, when, as and if declared by our Board of Directors (“Board”). Dividends will be payable out of amounts legally available therefor at a rate equal to 13% per annum per $25, the Stated Value per share, or $3.25 per share of Series B Preferred per year. We will reserve the amount equal to the first three years of dividend payments, or $9.75 per share of Series B Preferred, from the proceeds from this Offering (the “Dividend Reserve”) in an escrow account (the “Escrow Account”) maintained by International Financial Enterprise Bank (“IFEB Bank”), with offices in Dallas, TX, also referred to hereinafter as the “Escrow Agent.”

Commencing on three years from the dates of issuance, we may redeem, at our option, the shares of Series B Preferred, in whole or in part, at a cash redemption price equal to: (i) of $25 per share, plus all accrued and unpaid dividends to, but not including, the redemption date. The Series B Preferred has no stated maturity, will not be subject to any sinking fund or other mandatory redemption, and will not be convertible into or exchangeable for any of our other securities.

Holders of the Series B Preferred will have no voting rights, except as set forth below in section “Voting Rights” under subheading “Description of Offered Securities”.

Prior to this Offering, there has been no public market for the Units, the Series B Preferred or the Warrants. We anticipate that upon the SEC declaring the registration statement effective, and FINRA approving the symbols we request for the Units, shares of Series B Preferred, and the Warrants, that these securities will initially be subject to quotation and trading on the OTC, possibly, the OTCQB of which there can be no assurance, under the symbols “EWLLU,” “EWLLB” and “EWLLW,” respectively. Our Common Stock is currently quoted on the OTCQB market under the symbol “EWLL.” In order to qualify for the OTCQB, we will need to generate net proceeds of $1.7 million from the sale of 68,000 Units, at which time we will have the initial closing, thereafter, we will continue the Offering of Units.

All share and per share data in this prospectus have been retroactively restated to reflect a one-for-50 reverse stock split which we anticipate will become effective upon the approval by FINRA by the end of January 2020 or shortly thereafter (the “Reverse Split Effective Date” or “Effective Date”).

We may use broker-dealers to use their best efforts to solicit offers to purchase the Units in this Offering. If any broker-dealers sell Units, they will be deemed “underwriters” as that term is defined by Section 2(a)(11) of the Securities Exchange Act of 1933 (the “Securities Act”). We will pay any underwriters commissions of 10% of the gross proceeds from any Units they sell.

This Offering may be closed without further notice to you. Other than as described above, we have not arranged to place any funds from investors in an escrow, trust or similar account.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before purchasing any of the securities offered by this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Unit	Total
Public Offering price	$25.00	$50,000,000
Placement agent fees (1)	$2.50	$5,000,000
Proceeds, before expenses, to the Company	$22.50	$45,000,000

(1) See “Plan of Distribution” for a description of commissions payable to the placement agent. We estimate our other expenses to be $100,000.

The date of this prospectus is February 05, 2020

You should rely only on the information contained in this prospectus. Neither we nor the placement agent have authorized anyone to provide any information or to make any representations other than those contained in this prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. You should also read this prospectus together with the additional information described under “Additional Information.”

Unless the context otherwise requires, we use the terms “we,” “us,” “the Company” and “our” to refer to eWellness Healthcare Corporation and its consolidated subsidiaries.

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CAUTIONARY Note Regarding Forward-Looking Statements

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to:

●	our ability to manage our growth, including acquiring and effectively integrating other businesses into our infrastructure;
●	our ability to retain our customers, including effectively migrating and keeping new customers acquired through business acquisitions;
●	our ability to attract and retain key officers and employees, and personnel critical to the transitioning our business to generate revenues;
●	our ability to raise capital and obtain financing on acceptable terms;
●	our ability to compete with other companies developing products and selling products competitive with ours, and who may have greater resources and name recognition than we have;
●	our ability to maintain operations in a manner that continues to enable us to offer competitively priced products;
●	our ability to achieve, keep and increase market acceptance of our products;
●	our ability to keep pace with a changing industry and its rapidly evolving technology demands and regulatory environment;
●	our ability to protect and enforce intellectual property rights; and
●	our ability to maintain and protect the privacy of customer information.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

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Prospectus Summary

This summary highlights selected information contained elsewhere in this Prospectus. It does not contain all the information that you should consider before investing in the securities of this Unit Offering. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “eWellness” “Company,” “Registrant,” “we,” “us” and “our” refer to eWellness Healthcare Corporation, a Nevada corporation.

Business Plan

The Company is a provider of the state of the art PHZIO platform for the physical therapy (“PT”) and telehealth markets and believes it is the first digital telehealth physical therapy company (“dtPT Company”) to offer real-time monitored physical therapy assessments and treatments to large-scale employers. The Company’s digital telehealth assessment and treatment platform (the “dtPT Platform” or “Platform”) has been designed to serve the $30 billion physical therapy market, the $4 billion musculoskeletal (“MSK”) market and the $8 billion corporate wellness market. Our dtPT Platform redefines the way physical therapy (“PT”) can be delivered. We believe that our Platform is able to transform the access, cost and quality dynamics of PT assessments and treatments.

We designed our Platform to enable its usage for all PT assessments and treatments by means of computer, smart phone and/or similar digital media devices (the “Access Devices”). This new approach will lower patient treatment costs, expand patient treatment access and improve patient compliance. Our dtPT Platform allows patients to avoid the time-consuming clinical experience to an immediate in-home PT experience. We believe that approximately 80% of all PT assessments and treatments can be performed using our Platform accessible via the Access Devices in the privacy of once home.

We believe that our innovative approach to solving the pervasive access, cost and quality challenges facing the current access to PT clinics, will lead to highly scalable and substantial growth in our revenues. The Company has signed 7 partnership and healthcare provider agreements to date and has begun to generate initial revenues during the fourth quarter of 2019. We believe that we are well positioned to participate in the rapidly evolving PT treatment market by introducing our innovative dtPT Platform enabling remote patient monitoring, post-discharge treatment plan adherence and in-home care. Our Platform incorporates research-based methods and focuses on, not only rehabilitation but also wellness, functional fitness, performance, and prevention.

Our Principal Products and Services

The principal features of our new digital telehealth physical therapy delivery system are as follows:

●	SaaS technology platform solution for providers bundling rehabilitation services and employer wellness programs: PTs can evaluate and screen patients and calculate joint angles using drawing tool
●	First real-time remote monitored one-to-many PT treatment platform for home use;
●	Ability for PTs to observe multiple patients simultaneously in real-time;
●	Solves what has been a structural problem and limitation in post-acute care practice growth.
●	PT practices can experience 20% higher adherence and compliance rates versus industry standards; and
●	Tracking to 30% increase in net income for a PT practice.

We have commenced treating patients on various commercial contracts and started to generate revenues during the three months ended December 31, 2019. We continue to train physical therapists on how to use our Platform, with many of these therapists treating various patients on our system on a complimentary basis. To date, our dtPT Platform has delivered over 4,000 PT assessments and treatments.

During the 2nd half of 2019, we intensified our focus on PT assessments and treatments covered under the Workers’ Compensation Insurance program which is a form of insurance providing wage replacement and medical benefits to employees injured in the course of employment. Changes in regulations related Workers’ Compensation Insurance have provided us with an opportunity to offer our MSK 360 Program as described below. Under the new regulation patients can choose to be treated in-clinic or through dtPT. Until recently, patients nearly all choose in-clinic treatment. In response to this change we developed our MSK360 Program.

We are in the final stage of developing a fourth program related to Rheumatoid Arthritis Exercises (“RA 360 Program”). We expect to make the RA 360 Program available during the first quarter of 2020 although there can be no assurance that we may not experience delays resulting from that availability of available capital resources, the timing of which may be uncertain.

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To date, we have existing provider agreements with 16 entities, pursuant to which their employees can utilize our Platform. Additionally, we are actively pursuing as clients for our services numerus large, mid-sized and even smaller corporate self-insured companies, TPA’s and insurance companies to sign provider agreements with us. We have historically had to devote up to one year in sales and marketing and sales activities and efforts to sign new provider agreements and to date we have executed and existing provider agreements with the following companies that we expect to generate revenues during the first quarter of 2020: Pepsi, Corvel, Imperial, Rogers, Manulife, CanadaLife, Navy & Stage Benefits, Health and Dental Plan, Slingshot Health, BBD Benefits By Design, Morneau Shapell, Green Shield Canada, Bruce Power.

However, there can be no assurance that we will, in fact, begin to generate revenues in any significant amounts until mid- 2020.

Our dtPT Platform under the domain name PHZIO.com currently offers three treatment programs (i) PHIZO Program; (ii) MSK 360 Program and (iii) Pre-HabPT Program.

The PHZIO Program:

Our PHZIO treatment enables patients to engage with live or on-demand video based dtPT assessments and treatments from their home or office. Following a physician’s exam and prescription for physical therapy to treat back, knee or hip pain, a patient can be examined by a physical therapist and if found appropriate inducted in our PHZIO program that includes a progressive 6-month telemedicine exercise program (including monthly in-clinic checkups). All PHZIO treatments are monitored by a licensed therapist that sees everything the patient is doing while providing their professional guidance and feedback in real-time. This ensures treatment compliance by the patient, maintains the safety and integrity of the prescribed exercises, tracks patient metrics and captures pre-and post-treatment evaluation data. This innovative assessment and treatment program enable any PT practice to be able to treat more patients while utilizing the same resources.

A Monitored In-office & Telemedicine Exercise Program : Our initial 6-month PHZIO program has been designed to provide patients, who are accepted into the program, with traditional one-on-one PT evaluations, re-evaluations (one to four weeks throughout the PHZIO program depending on type of insurance), and after the conclusion of the program a Physical Performance Test. These PTs are known as Induction & Evaluation PTs (“IEPTs”). All patient medical data, information and records are retained. The IEPT will also evaluate the progress of the patient’s participation in our PHZIO program.

●	Physician Diagnosis: Following a physician’s diagnosis of a patient with non-acute back pain, who is also likely overweight and pre-diabetic, a physician may prescribe the patient to participate in our PHZIO program.

●	Enrollment Process: The accepted patients are assessed by a PT, located at a PT Licensee clinic and then enrolled in our PHZIO program by going online to our website phzio.com and creating a login name and password. The patient will then populate their calendar with planned times when they anticipate exercising. They will also be provided with a free exercise ball, resistance stretch bands, stretch strap and yoga mat at induction.

●	Exercising Begins: The day after the patient receives the equipment, the patient will log on to our website least 3 times per week, to watch and follow the prescribed 40-minute on-line exercise program. Our Platform also allows two-way communication (videoconferencing) with one of our licensee’s On-line PTs (“OLPT’s”), who is responsible for monitoring on-line patients. The OLPT’s are also available to answer patient’s questions. When available the patients exercise sessions are recorded and stored in our system as proof that they completed the prescribed exercises. There are 250 various 40-minute exercise videos that are viewed by our patients in successive order.

●	Driving Patients to work out between 6:00am-9:30am 5 days per week: Our Platform has a calendar function so that patients can schedule their exercise session. This calendar enables a PT Licensee to better spread the load of patients participating in any forty-minute on-line exercise program during our 15 hours of weekly operations, 6am through 9:30am Monday through Friday are to most optimal hours for patient engagement. Also, if the patient is not on-line at the planned exercise time, our system can send them an automated reminder, via text, voicemail and or e-mail messaging.

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Trackable Physical Therapy. The exercise prescription and instruction will be delivered with a series of on-line videos easily accessed by each patient via the internet. Each video will be approximately 40 minutes in length with exercises, which will specifically address the common impairments associated with diabetes and/or obesity. Exercise programs will be able to be performed within each patient’s own home or work location. Each patient will be required to log in to the system which will monitor performance automatically to ensure their compliance. Each patient will be required to follow up with their referring physician and PT at designated intervals and metrics such as blood pressure, blood sugars, BMI, etc. will be recorded to ensure success of the program.

Patient Program Goals. Our PHZIO Program was designed so that the average patient is targeted to lose 2 pounds per week, totaling up to 48 pounds over the duration of the program to progress toward healthier defined BMI, reduction body fat percentage by at least 8%, reduced reliance on medication for blood glucose regulation and dosage or frequency and a goal of at least a 50% adherence to continuing the PHZIO program independently at conclusion of program.

Trackable Video Exercise Program. The PHZIO Program video includes all aspects of wellness preventative care to ensure the best results: cardiovascular training, resistance training, flexibility, and balance and stabilization; research studies on all such distinct impairments have shown to provide effective treatment results. Each video integrates each of the four components to guarantee a comprehensive approach to the wellness program, but each video will specifically highlight one of the four components. All PHZIO Program videos can be viewed on the Access Devices.

Specific Video Programs. Each patient will receive a prescription for six months (26 week) of physical therapy and exercise that is provided by viewing on-line programs produced by us where the patient can do these exercises and stretching on their own at least 3 days per week for at least 40 minutes. To view the videos, the patient would log onto the Platform and would be directed to watch the appropriate video in sequence. As the patient is logged-in, the monitoring PT will be able to monitor how often and if the entire video session was viewed. This data would be captured and sent weekly to the prescribing physician and the monitoring PT for review. At all times, a licensed OLPT/PTA will have access to each patient utilizing the videos and will be able to communicate with a patient via videoconferencing and/or instant messaging. This will help improve adherence to the program as well as the success and safety of the patients’ treatments. A patient will also be instructed to walk or ride a bike at least 30 minutes three days per week in addition to participating in our program.

If the patient is not viewing the videos, then the prescribing physician and/or the monitoring PT would reach out to the patient by telephone and/or e-mail to encourage the patient to commit to their physical fitness regime. After each series, the patient returns for an office visit to the prescribing physician for blood tests, blood pressure and a weight management check- up as well as a follow-up visit with the PT for assessment of the patient’s progress toward established goals.

Exercise Patient Kits. Most patients will receive a home exercise kit, which will include: an inflatable exercise ball, a hand pump, a yoga mat, a yoga strap, and varying levels of resistance bands. Each of the PHZIO Program exercise video will include exercises that incorporate the items in the tool kit. By using a bare minimum of equipment, patients should be able to participate more easily at home or at their workplace. Our estimated cost of the kit is $49, which we pay and factored into a PT licensees’ revenue stream and internal projections. The cost of the exercise kits may also be billed to the patients account.

MSK 360 Program

The musculoskeletal (MSK) system, which consists of our bones, muscles and joints, experience strain as we move. MSK related issues are a leading cause of absenteeism in the workplace and in many cases can lead to short- or long-term disability. These costs are a significant factor in any workplace and have cascading effects on employee productivity. We believe that to accelerate physical health, it is critical to prevent and address MSK timely to reduce future health costs.

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Patients can receive virtual care through the MSK 360 Program with the guidance of a registered PT via our Platform through their Access Devices. As patients will not need to travel to their health appointments during the workday, telerehabilitation is a timesaver, and therefore a cost saver.

The employee will first be evaluated to determine the priority of patients’ treatments based on the severity of their condition if they are suitable for our MSK 360 Program. If a patient has experienced a major injury (e.g. fracture), he/she will be instructed to receive in-person PT care.

Any EPS and/or LW insureds may, after an in-home or in-office PT assessment, enroll in a 6-month comprehensive treatment program. The main treatment objective of our MSK360 Program is to graduate at least 60% of inducted patients through our 6-month program. Patients should expect to experience an average of a 20% reduction in BMI, a two-inch reduction in waist size, weight loss of at least 10 pounds, significant overall improvement in balance, coordination, flexibility, strength and lumbopelvic stability. Patients also should score better on Functional Outcomes Scales (Oswestry and LEFS) which indicates improved functional activity levels due to reduced low back, knee and hip pain.

PreHabPT Program

Any individuals covered by EPS and/or LW, who are seeking non-emergency orthopedic surgery shall first receive an online consultation, in-home or in-office PT therapy evaluation and will be prescribed a four to eight-week pre-habilitation physical therapy (“PreHabPT”) exercise program prior to any surgery. Another in-home or in-office PT evaluation will be made following surgery and a treatment plan will be initiated. A PreHabPT Program is an eight-week physician to patient pre-surgical (Prehab) digital therapeutic exercise treatment for patients that anticipate having total join replacement (knee, hip and or shoulder) or back surgeries.

PurePT

PurePT is a patient and independent PT Program for connecting new patients to PT’s that are seeking to be treated with our PHZIO treatment system. Patient program assessments can be made in the privacy of a patient’s home or office. PurePT connects new patients to PT’s, particularly in states that have direct access rules where patient’s insurance will reimburse for treatment without requiring a physician’s prescription. PurePT puts the patient first.

Summary of Risk Factors

This Offering, which provides for the registration of 2,000,000 Units, each Unit consisting of one share of our 13% Series B Preferred and five (5) Warrants each exercisable for a period of five years from the date of issuance (the “Warrant Expiration Date”) to purchase one (1) share of Common Stock at an exercise price of $3.00 per Warrant Share, on a post-Reverse Split basis. (the “Exercise Price”). Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire on [_________], the date that is 5 years from the date of issuance, defined here as the Warrant Expiration Date. In addition, the Exercise Price of the Warrants is subject to adjustment in the event during the five year exercise period from the original issuance of the Warrants, if we sell any shares of our Common Stock or securities exchangeable or exercisable or convertible into our Common Stock, subject to certain exceptions, at a price per share less than the exercise price of the Warrants then in effect or without consideration.

The Unit Offering and the subsequent public resale of such Units and underlying Securities, including the Series B Preferred, Warrants and Warrant Shares, involves substantial risk. Our ability to execute our business strategy is also subject to certain risks, described under the heading “Risk Factors” below and included elsewhere in this Prospectus. These risks may cause us not to realize the full benefits of our business plan and strategy or may cause us to be unable to successfully execute all or part of our strategy. Some of the most significant challenges and risks include the following:

● Our Auditor has expressed substantial doubt as to our ability to continue as a going concern.

● Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

● Our revenues will be dependent upon acceptance of our Platform by patients and insurances, specifically changes in insurances reimbursement policies, will cause us to curtail or cease operations.

● We may face new entrances and increasing competition in the Distance Monitored Physical Therapy market.

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● We cannot be certain that we will obtain patents for our proprietary technology or that such patents will protect us.

● The availability of a large number of authorized but unissued shares of Common Stock may, upon their issuance, lead to dilution of existing stockholders.

● Our Units, Series B Preferred and Warrants are expected to be thinly traded, at least initially and there can be no assurance that there will ever be an active trading market for these securities;

● As a result, any sale of the securities subject to your investment in the Offering may take a considerable amount of time.

Before you invest in our Units, you should carefully consider all the information in this Prospectus, including matters set forth under the heading “Risk Factors.”

Where You Can Find Us

The Company’s principal executive office and mailing address is at 333 Las Olas Way, Suite 100, Ft. Lauderdale, FL 33301: Phone: (855) 470-1700.

Our Filing Status as a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

● A requirement to have only two years of audited financial statements and only two years of related MD&A;

● Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);

● Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

● No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as our Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

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We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies.”

The Offering

The following summary contains basic terms about this Unit Offering including the Series B Preferred and the Warrants and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 14. For a more complete description of the terms of the Units, see “Description of the Securities Offered.” Reference is also made to the “Certificate of Designations, Preferences and Rights of 13% Series B Cumulative Redeemable Perpetual Preferred Stock,” filed as Exhibit 10.30 to this Registration Statement (the Series B Certificate of Designation.” Reference is also made to the disclosure under the sub caption “Reverse Stock Split” in the section “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations.”

Issuer	eWellness HealthCare Corporation
Securities Offered	2,000,000 Units, each Unit consisting of: (i) one share of 13% Series B Preferred, having a Stated Value of $25; and (ii) five Warrants each exercisable to purchase one share of our Common Stock (the “Warrant Shares”) at an exercise price of $3,00 (the “Exercise Price”). The shares of Series B Preferred and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately upon the closing of this Offering. In order to qualify for the OTCQB, we will need to generate net proceeds of $1.7 million from the sale of 68,000 Units, at which time we will have the initial closing, thereafter, we will continue the Offering of Units.

Shares of Series B Preferred Offered	2,000,000

Warrants Offered

Warrants to purchase up to 10,000,000 shares of Common Stock (the “Warrant Shares”), which will be exercisable during the period commencing on the date of their issuance and ending five years from such date (the “Warrant Expiration Date”) at an exercise price of $3.00 per Warrant Share, on a post-Reverse Split basis (the “Exercise Price”). This Prospectus also relates to the Offering of the shares of Common Stock issuable upon exercise of the Warrants, referred to herein as the Warrant Shares. There is no established public trading market for the Warrants, and we cannot assure you an active trading market will develop or be sustained, if at all. In addition, the exercise price of the Warrants is subject to adjustment in the event during the five year exercise period from the original issuance of the Warrants, if we sell any shares of our Common Stock or securities exchangeable or exercisable or convertible into our Common Stock, subject to certain exceptions, at a price per share less than the exercise price of the Warrants then in effect or without consideration.

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Series B Preferred to be Outstanding after this Offering	2,000,000 shares

Offering Price	$25 per Unit

Dividends

Holders of the Series B Preferred will be entitled to receive cumulative cash dividends at a rate of 13% per annum on the stated value, $25 per share, of the Series B Preferred (equivalent to $3.25 per annum per share).

Dividends will be payable monthly in arrears on the 15th day of each month (each, a “Dividend Payment Date”), provided that if any Dividend Payment Date is not a business day, then the dividend that would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding business day without adjustment in the amount of the dividend. Dividends will be payable to holders of record as they appear on our stock records for the Series B Preferred at the close of business on the corresponding record date, which shall be the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”). As a result, holders of shares of Series B Preferred will not be entitled to receive dividends on a Dividend Payment Date if such shares were not issued and outstanding on the applicable dividend record date.

Any dividend payable on the Series B Preferred, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months; however, the shares of Series B Preferred offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued.

Dividend Escrow	We will pay to IFEB Bank (the “Escrow Agent”) an amount equal to the first three years of dividend payments, or $9.75 per share of Series B Preferred, from the proceeds from this Offering. The dividends on the Series B Preferred paid by the Company into the Escrow Account and held by the Escrow Agent will be the sole property and for the sole benefit of the investors and will not be deemed for any purposes whatsoever the property of the Company. For three years after issuance, without further authorization from our Board, the Escrow Agent will pay dividends to investors on a monthly basis as set forth above. Although, dividends will accrue separately for each investor, the Escrow Agent will not pay dividend payments to any investor unless it pays all investors who are listed as Series B Preferred stockholders on our transfer records as of a Dividend Record Date. See “Description of Offered Securities - Dividends.”

No Maturity, Sinking Fund or Mandatory Redemption	The Series B Preferred has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series B Preferred will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series B Preferred.

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Optional Redemption

The Series B Preferred is not redeemable by us prior to the three-year anniversary of each issuance of Series B Preferred. We may, at our option, redeem the Series B Preferred, in whole or in part, at any time or from time to time, for cash at a redemption price equal to the Stated Value of $25 per share of Series B Preferred, plus any accumulated and unpaid dividends to, but not including, the redemption date. See “Description of the Series B Preferred—Redemption—Optional Redemption” for further details. If we redeem any Series B Preferred, we will only do so by treating all investors equally. In order to do that, we will deposit all redemption proceeds in an escrow account, since we expect the three-year periods to vary. The only exception to escrowing funds will be if the redemption date is more than three years after issuance of all Series B Preferred in which case, we will simply pay all investors at the same time.

Special Optional Redemption

Upon the occurrence of a Change of Control, we may, at our option, redeem the Series B Preferred, in whole or in part, within 120 days after notice of such Change of Control, for cash at a redemption price equal to the Stated Value of $25 per share of Series B Preferred, plus any accumulated and unpaid dividends to, but not including, the redemption date.

A “Change of Control” is deemed to occur when any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions shall have acquired our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

Ranking	The Series B Preferred will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, senior to all classes or series of our Common Stock or our issued and outstanding Series A Preferred Stock and to all other equity securities issued by us other than equity securities on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series B Preferred with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (iii) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, including any other series of Preferred Stock; and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our Common Stock or Preferred Stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. See “Description of the Series B Preferred–Ranking” for further information.

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Limited Voting Rights	Holders of Series B Preferred will have no voting rights except for the limited instance where the Series B Preferred may vote. See the section entitled “Description of the Series B Preferred—Voting Rights,” and the Series B Certificate of Designation, filed as Exhibit __ to this Registration Statement.

Use of Proceeds	After escrowing proceeds equal to $9.75 per share of Series B Preferred, for the payment of the initial three years of dividends, we plan to use the net proceeds from this Offering for working capital, general corporate purposes and growth initiatives, including potential future acquisitions, although the Company has no present plans, arrangements or agreements for any such acquisitions. Any additional proceeds will be used to repay our outstanding, which we estimate to be approximately $1.3 million as of the date of this prospectus.

Risk Factors	Please read the disclosure under the section entitled “Risk Factors” beginning on page 14 for a discussion of some of the factors you should carefully consider before deciding to invest in our Series B Preferred and Warrants.

Trading Market	Our Common Stock is quoted on the OTCQB under the EWLL symbol. We expect the Units, the Series B Preferred, and the Warrants will be quoted under the symbols “EWLLU,” “EWLLB” and “EWLLW,” respectively, pending assignment by FINRA of trading symbols, following the date the SEC declares the Registration Statement effective under the Act. We intend to initially apply to the OTCQB Market (“OTCQB”) to make these securities become subject to quotation although we may determine to apply to the OTC Markets for quotation on the OTCQX although there can be no assurance that we will qualify for the listing or quotation of these securities on the OTCQX. See “Description of Securities - Trading Market.”

Transfer Agent	VStock Transfer will act as the registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series B Preferred.

Certain U.S. Federal Income Tax Considerations

For a discussion of the federal income tax consequences of purchasing, owning and disposing of the Series B Preferred, please see the section entitled “Certain U.S. Federal Income Tax Considerations.” You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Series B Preferred in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Book Entry and Form	The Series B Preferred will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).

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Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus before you decide to purchase the Units. The risks and uncertainties described in this prospectus are not the only ones we may face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, business prospects, results of operations or financial condition. Any of the risks and uncertainties set forth herein, could materially and adversely affect our business, results of operations and financial condition. This could cause the market price of the Units, the Series B Preferred and the Warrants to decline, perhaps significantly, and you may lose part or all of your investment.

Risks Related to our Financial Condition

Because this is a best efforts Offering, investors who invest initially will be subject to more risk than later investors.

We are seeking to raise up to $50,000,000 from the sale of the Units. We intend to escrow approximately 39% of the gross proceeds in order to provide investors a 13% return through dividend payments for three years from the date of issuance to each investor. The remaining proceeds will be first used to pay our indebtedness which is approximately $1.3 million as of the date of this prospectus and we intend to use the remaining proceeds for working capital, general corporate purposes and growth initiatives, including potential future acquisitions, although the Company has no present plans, arrangements or agreements for any such acquisitions. See “Description of Offered Securities – Series B Preferred.” Because this is a best effort Offering, the earlier investors invest in this Offering, the greater degree of risk they will incur. For example, if the Company raises an immaterial amount, investors will be subject to more risk than if all or substantially all of the $50,000,000 is raised. This is because there is no minimum amount of proceeds we must raise. If we do not raise a substantial amount of proceeds, we may not have sufficient working capital to be able to carry out our business since we are continuing to lose money. In that event, we will be required to seek other financing which, if available, may be very dilutive and expensive. In that event, your investment will be adversely affected. In order to qualify for the OTCQB, we will need to generate net proceeds of $1.7 million from the sale of 68,000 Units, at which time we will have the initial closing, following which we will continue the Offering of Units until all of the units are sold or we terminate the Offering. There can be no assurance that we will be successful in selling 68,000 Units and our Series B Preferred becoming subject to quotation of the OTCQB

Our Independent Registered Public Accounting Firm has expressed substantial doubt as to our ability to continue as a going concern.

The audited financial statements have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We believe that to continue as a going concern we will need approximately $500,000 per year simply to cover the administrative, legal and accounting fees. We plan to fund these expenses primarily through cash flow from operations, if and when we generate positive cash flow, of which there can be no assurance, the sale of restricted shares of our Common Stock, and the issuance of convertible notes, as well as funds raised from this Offering, it is successfully, of which there can be no assurance

Based on our financial statements for the years ended December 31, 2018 and 2017, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. To date we have not generated any revenue and there can be no assurance that we will, in fact generate revenue, notwithstanding our expectations disclosed elsewhere in the Prospectus.

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this Prospectus before deciding to purchase the Units subject of this Offering or of our Common Stock in the open market or otherwise. Our business, financial condition or results of operations could be affected materially and adversely by any or all the risks set forth under “Risk Factors” and elsewhere in this Prospectus.

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We may need to raise additional capital to fund continuing operations and an inability to raise the necessary capital or to do so on acceptable terms could threaten the success of our business.

To date, our operations have been funded entirely from the proceeds from equity and debt financings or loans from our management. We currently anticipate that our available capital resources will be insufficient to meet our expected working capital and capital expenditure requirements for the near future. We anticipate that we will require an additional $1.5 million during the next twelve months to fulfill our business plan. However, such resources may not be sufficient to fund the long-term growth of our business. If we determine that it is necessary to raise additional funds, we may choose to do so through strategic collaborations, licensing arrangements through our “White Labeling” strategy, public or private equity or debt financing, a bank line of credit, or other arrangements.

We cannot be sure that any additional funding will be available on terms favorable to us or at all. Any additional equity financing may be dilutive to our shareholders, new equity securities may have rights, preferences or privileges senior to those of existing holders of our shares of Common stock. Debt or equity financing may subject us to restrictive covenants and significant interest costs. If we obtain funding through a strategic collaboration or licensing arrangement, we may be required to relinquish our rights to our product or marketing territories. If we are unable to obtain the financing necessary to support our operations, we may be required to defer, reduce or eliminate certain planned expenditures or significantly curtail our operations.

We have a history of net losses; we may never achieve or sustain profitability or positive cash flow from operations.

We have incurred net losses in each fiscal year since our inception, including net losses of $4,451,462 for the year ended December 31, 2018 and $1,032,891 for the year ended December 31, 2017, and a net loss of $4,624,131 for the nine months ended September 30, 2019. As of September 30, 2019, we had an accumulated deficit of approximately $26,025,365. We expect to continue to incur substantial expenditures to develop and market our services and could continue to incur losses and negative operating cash flow for the foreseeable future. We may never achieve profitability or positive cash flow in the future, and even if we do, we may not be able to continue being profitable.

We have a limited operating history under our current platform, it is difficult to evaluate our business and future prospects and increases the risks associated with investment in our securities.

We have operated our PHIZO platform since November 2014. As a result, our platform and business model have not been fully proven, and we have only a limited operating history on which to evaluate our business and future prospects. We have encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, including our ability to achieve market acceptance of our platform and attract, retain and incentivize clients to use our platform, as well as respond to competition and plan for and scale our operations to address future growth. We may not be successful in addressing these and other challenges we may face in the future, and our business and future prospects may be materially and adversely affected if we do not manage these and other risks successfully. Given our limited operating history, we may be unable to effectively implement our business plan which could materially harm our business or cause us to scale down or cease our operations.

Risks Related to our Platform and our Business

Our Platform may not be accepted in the marketplace.

Uncertainty exists as to whether our Platform will be accepted by the market without additional widespread PT or patient acceptance. Several factors may limit the market acceptance of our Platform, including the availability of alternative products and services as well as the price of our Platform services relative to alternative products. There is a risk that PT or patient acceptance will be encouraged to continue to use other products and/or methods instead of ours. We are assuming that, notwithstanding the fact that our Platform is new in the market, PT or patient acceptance will elect to use our Platform because it will permit to safe valuable PT’s time.

PT or patient needs to be persuaded that our Platform service is justified for the anticipated benefit, but there is no assurance that enough numbers of patients will be convinced to enable a successful market to develop for our Platform.

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Our revenues will be dependent upon acceptance of our Platform product by the market. The failure of such acceptance will cause us to curtail or cease operations.

Our revenues are expected to come from our Platform. As a result, we will continue to incur operating losses until such time as revenues reach a mature level and we are able to generate enough revenues from our Platform to meet our operating expenses. There can be no assurance that PTs or patients will adopt our Platform. If we are not able to market and significantly increase the number of PTs or patients that use our Platform, or if we are unable to charge the necessary prices, our financial condition and results of operations will be materially and adversely affected.

Defects or malfunctions in our Platform could hurt our reputation, sales and profitability.

The acceptance of our Platform depends upon its effectiveness and reliability. Our Platform is complex and is continually being modified and improved, and as such may contain undetected defects or errors when first introduced or as new versions are released. To the extent that defects or errors cause our Platform to malfunction and our customers’ use of our Platform is interrupted, our reputation could suffer, and our potential revenues could decline or be delayed while such defects are remedied. We may also be subject to liability for the defects and malfunctions.

There can be no assurance that, despite our testing, errors will not be found in our Platform or new releases, resulting in loss of future revenues or delay in market acceptance, diversion of development resources, damage to our reputation, adverse litigation, or increased service, any of which would have a material adverse effect upon our business, operating results and financial condition.

Software failures, breakdowns in the operations of our servers and communications systems or the failure to implement system enhancements could harm our business.

Our success depends on the efficient and uninterrupted operation of our servers and communications systems. A failure of our network or data gathering procedures could impede services and could result in the loss of PT and patients. While our operations will have disaster recovery plans in place, they might not adequately protect us. Despite any precautions we take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins and similar events at our computer facilities could result in interruptions in the flow of data to our servers and from our servers to our clients. In addition, any failure by our computer environment to provide our required data communications capacity could result in interruptions in our service. In the event of a server failure, we could be required to transfer our client data collection operations to an alternative provider of server hosting services. Such a transfer could result in delays in our ability to deliver our products and services to our clients.

Additionally, significant delays in the planned delivery of system enhancements, improvements and inadequate performance of the systems once they are completed could damage our reputation and harm our business. Long-term disruptions in the infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities and acts of terrorism, particularly involving cities in which we have offices, could adversely affect our businesses. Although, we plan to carry property and business interruption insurance for our business operations, our coverage might not be adequate to compensate us for all losses that may occur.

We face risks related to the storage of customers’ and their end users’ confidential and proprietary information.

Our Platform is designed to maintain the confidentiality and security of our patients’ confidential and proprietary data that are stored on our server systems, which may include sensitive personal data. However, any accidental or willful security breaches or other unauthorized access to these data could expose us to liability for the loss of such information, time-consuming and expensive litigation and other possible liabilities as well as negative publicity. Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are difficult to recognize and react to. We may be unable to anticipate these techniques or implement adequate preventative or reactionary measures.

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We might incur substantial expense to further develop our Platform which may never become sufficiently successful.

Our growth strategy requires the successful launch of our Platform. Although management will take every precaution to ensure that our Platform will, with a high degree of likelihood, achieve commercial success, there can be no assurance that this will be the case. The causes for failure of our Platform once commercialized can be numerous, including:

●	market demand for our Platform proves to be smaller than we expect;
●	further Platform development turns out to be costlier than anticipated or takes longer; our Platform requires significant adjustment post commercialization, rendering the Platform uneconomic or extending considerably the likely investment return period; additional regulatory requirements may increase the overall costs of the development; patent conflicts or unenforceable intellectual property rights; and PTs and clients may be unwilling to adopt and/or use our Platform.
●	Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be harmed, and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.

We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. If our Chief Executive Officer or Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

These and other new or changed laws, rules, regulations and standards are, or will be, subject to varying interpretations in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, compliance with new and existing laws, rules, regulations and standards may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Members of our board of directors and our principal executive officer and principal financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. We continually evaluate and monitor regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

We cannot be certain that we will obtain patents for our Platform and technology or that such patents will protect us from competitors.

We believe that our success and competitive position will depend in part on our ability to obtain and maintain patents for our Platform, which is both costly and time consuming. We still are in the process to evaluate the patent potentials of our Platform. Patent Offices typically requires 12-24 months or more to process a patent application. There can be no assurance that any of our potential patent applications will be approved. However, we have decided to launch our Platform without patent protection. There can be no assurance that any potential patent issued or licensed to us will provide us with protection against competitive products, protect us against changes in industry trends which we have may not have anticipated or otherwise protect the commercial viability of our Platform, or that challenges will not be instituted against the validity or enforceability of any of our future patents or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity of a patent and enforce it against infringement can be substantial. Even issued patents may later be modified or revoked by the Patent and Trademark Office or in legal proceedings. Patent applications in the United States are maintained in secrecy until the patent issues and, since publication of patents tends to lag behind actual discoveries, we cannot be certain that if we obtain patents for our product, we were the first creator of the inventions covered by a pending patent applications or the first to file patent applications on such inventions.

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Liability issues are inherent in the Healthcare industry and insurance is expensive and difficult to obtain, we may be exposed to large lawsuits.

Our business exposes us to potential liability risks, which are inherent in the healthcare industry. While we will take precautions, we deem to be appropriate to avoid liability suits against us, there can be no assurance that we will be able to avoid significant liability exposure. Liability insurance for the healthcare industry is generally expensive. We have obtained professional indemnity insurance coverage for our Platform. There can be no assurance that we will be able to maintain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful liability claim brought against us may exceed any insurance coverage secured by us and could have a material adverse effect on our results or ability to continue our Platform.

We depend upon reimbursement by third-party payers.

Substantially all revenues are anticipated to be derived from private third-party PT clinics that gain their revenue to pay our licensing fees from insurance payers. Initiatives undertaken by industry and government to contain healthcare costs affect the profitability of our licensee clinics. These payers attempt to control healthcare costs by contracting with healthcare providers to obtain services on a discounted basis. We believe that this trend will continue and may limit reimbursement for healthcare services. If insurers or managed care companies from whom we receive substantial payments were to reduce the amounts paid for services, our profit margins may decline, or we may lose PT licensees if they choose not to renew our contracts with these insurers at lower rates. In addition, in certain geographical areas, our operations may be approved as providers by key health maintenance organizations and preferred provider plans; failure to obtain or maintain these approvals would adversely affect our financial results. Although we created a business plan that will enable us to achieve revenue based on current reimbursement policies, if our belief that the insurance industry is poised for change, to offer more reimbursement for the services we seek to provide is not realized, we may not achieve the success we predict and we may not be able to carry out all the plans we disclose herein related to telemedicine. Ultimately, a shift in thinking and a willingness to adapt to new physical therapy telemedicine services and reimbursement thereof by healthcare providers is needed for the successful integration of our PHZIO telemedicine platform in mainstream healthcare environments.

We will need to increase the size of our organization and may experience difficulties in managing growth.

At present, we are a small company. We expect to experience a period of expansion in headcount, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate new managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

Dependence on Key Existing and Future Personnel

Our success will depend, to a large degree, upon the efforts and abilities of our officers and key management employees. The loss of the services of one or more of our key employees could have a material adverse effect on our operations. In addition, as our business model is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require a strong background in our industry. We cannot assure that we will be able to successfully attract and retain key personnel.

Currently, our management’s participation in our business and operations is limited

To date, we have been unable to offer cash compensation to our officers due to our lack of revenue. Accordingly, each of the Company’s executive officers maintain jobs outside of their position at eWellness. Although each of our executive officers have prepared to devote their efforts, on a full-time basis, towards our objectives once we can afford executive compensation commensurate with that being paid in the marketplace, until such time, our officers will not devote their full time and attention to the operations of the Company. None of our officers have committed a specific portion of their time or an approximate number of hours per week in writing to the objectives of the company and no assurances can be given as to when we will be financially able to engage our officers on a full-time basis and therefore, until such time, it is possible that the inability of such persons to devote their full-time attention to the Company may result in delays in progress toward implementing our business plan.

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We operate in a highly competitive industry

Although we are not aware of any other Distance Monitored Physical Therapy Telemedicine Program precisely like ours, and targeting our specific population, we shall encounter competition from local, regional or national entities, some of which have superior resources or other competitive advantages in the larger physical therapy space. Intense competition may adversely affect our business, financial condition or results of operations. We may also experience competition from companies in the wellness space. These competitors may be larger and more highly capitalized, with greater name recognition. We will compete with such companies on brand name, quality of services, level of expertise, advertising, product and service innovation and differentiation of product and services. As a result, our ability to secure significant market share may be impeded. Although we believe our PHZIO services will enable us to service more patients than traditional physical therapy providers, if these more established offices or providers start Offering similar services to ours, their name recognition or experience may enable them to capture a greater market share.

Limited product testing and operations

We have built out the technology platform and video library necessary to execute our planned business strategy. Of course, there may be other factors that prevent us from successfully marketing a product including, but not limited to, our limited cash resources. Further, our proposed reimbursement plan and the eventual operating results could susceptible to varying interpretations by scientists, medical personnel, regulatory personnel, statisticians and others, which may delay, limit or prevent our executing our proposed business plan.

We face substantial competition, and others may discover, develop, acquire or commercialize products before or more successfully than we do

We operate in a highly competitive environment. Our products compete with other products or treatments for diseases for which our products may be indicated. Other healthcare companies have greater clinical, research, regulatory and marketing resources than us. In addition, some of our competitors may have technical or competitive advantages for the development of technologies and processes. These resources may make it difficult for us to compete with them to successfully discover, develop and market new products.

We depend upon the cultivation and maintenance of relationships with the physicians in our markets.

Our success is dependent upon referrals from physicians in the communities that our PT licensees will service and their ability to maintain good relations with these physicians and other referral sources. Physicians referring patients to their clinics are free to refer their patients to other therapy providers or to their own physician owned therapy practice. If our PT licensees are unable to successfully cultivate and maintain strong relationships with physicians and other referral sources, our business may decrease, and our net operating revenues may decline.

We also depend upon our ability to recruit and retain experienced PTs

Our future revenue generation is dependent upon referrals from physicians in the communities our clinics serve, and our ability to maintain good relations with these physicians. Our PT licensees are the front line for generating these referrals and we are dependent on their talents and skills to successfully cultivate and maintain strong relationships with these physicians. If they cannot recruit and retain our base of experienced and clinically skilled therapists, our business may decrease, and our net operating revenues may decline.

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Our revenues may fluctuate due to weather

If our expectations are met, of which there can be no assurance, we anticipate having a considerable number of PT licensees in locations and in states that normally experience snow and ice during the winter months. Also, a considerable number of our clinics may be in states along the Gulf Coast and Atlantic Coast, which are subject to periodic winter storms, hurricanes and other severe storm systems. Periods of severe weather may cause physical damage to our facilities or prevent our staff or patients from traveling to our clinics, which may cause a decrease in our future net operating revenues. Furthermore, to the extent that our PT sessions are conducted from remote locations via the internet, adverse weather conditions could disrupt internet transmission of our sessions to our users who are at remote locations, such as their homes or offices.

We may incur closure costs and losses

The competitive, economic or reimbursement conditions in the markets in which we operate may require us to reorganize or to close certain clinical locations. In the event a clinic is reorganized or closed, we may incur losses and closure costs. The closure costs and losses may include, but are not limited to, lease obligations, severance, and write-down or write-off of intangible assets.

Certain of our internal controls, particularly as they relate to billings and cash collections, are largely decentralized at our clinic locations

Our future PT licensees’ operations are largely decentralized and certain of our internal controls, particularly the processing of billings and cash collections, occur at the clinic level. Taken as a whole, we believe our future internal controls for these functions at our PT licensees’ clinical facilities will be adequate. Our controls for billing and collections largely depend on compliance with our written policies and procedures and separation of functions among clinic personnel. We also intend to maintain corporate level controls, including an audit compliance program, that are intended to mitigate and detect any potential deficiencies in internal controls at the clinic level. The effectiveness of these controls to future periods are subject to the risk that controls may become inadequate because of changes in conditions or the level of compliance with our policies and procedures deteriorates.

Risks Related to Regulation

Our products may be subject to product liability legal claims, which could have an adverse effect on our business, results of operations and financial condition.

Certain of our products provide applications that relate to patient clinical information. Any failure by our products to provide accurate and timely information concerning patients, their medication, treatment and health status, generally, could result in claims against us which could materially and adversely impact our financial performance, industry reputation and ability to market new system sales. In addition, a court or government agency may take the position that our delivery of health information directly, including through licensed practitioners, or delivery of information by a third-party site that a consumer accesses through our websites, exposes us to assertions of malpractice, other personal injury liability, or other liability for wrongful delivery/handling of healthcare services or erroneous health information. We anticipate that in the future we will maintain insurance to protect against claims associated with the use of our products as well as liability limitation language in our end-user license agreements, but there can be no assurance that our insurance coverage or contractual language would adequately cover any claim asserted against us. A successful claim brought against us in excess of or outside of our insurance coverage could have an adverse effect on our business, results of operations and financial condition. Even unsuccessful claims could result in our expenditure of funds for litigation and management time and resources.

Certain healthcare professionals who use our Cloud-based products will directly enter health information about their patients including information that constitutes a record under applicable law that we may store on our computer systems. Numerous federal and state laws and regulations, the common law and contractual obligations, govern collection, dissemination, use and confidentiality of patient-identifiable health information, including:

●	state and federal privacy and confidentiality laws;
●	contracts with clients and partners;
●	state laws regulating healthcare professionals;
●	Medicaid laws;
●	the HIPAA and related rules proposed by the Health Care Financing Administration; and
●	Health Care Financing Administration standards for Internet transmission of health data.

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HIPAA establishes elements including, but not limited to, federal privacy and security standards for the use and protection of Protected Health Information. Any failure by us or by our personnel or partners to comply with applicable requirements may result in a material liability to us.

Although we have systems and policies in place for safeguarding Protected Health Information from unauthorized disclosure, these systems and policies may not preclude claims against us for alleged violations of applicable requirements. Also, third party sites and/or links that consumers may access through our web sites may not maintain adequate systems to safeguard this information or may circumvent systems and policies we have put in place. In addition, future laws or changes in current laws may necessitate costly adaptations to our policies, procedures, or systems.

There can be no assurance that we will not be subject to product liability claims, that such claims will not result in liability in excess of our insurance coverage, that our insurance will cover such claims or that appropriate insurance will continue to be available to us in the future at commercially reasonable rates. Such product liability claims could adversely affect our business, results of operations and financial condition.

There is significant uncertainty in the healthcare industry in which we operate, and we are subject to the possibility of changing government regulation, which may adversely impact our business, financial condition and results of operations.

The healthcare industry is subject to changing political, economic and regulatory influences that may affect the procurement processes and operation of healthcare facilities. During the past several years, the healthcare industry has been subject to an increase in governmental regulation of, among other things, reimbursement rates and certain capital expenditures.

Recently enacted public laws reforming the U.S. healthcare system may have an impact on our business. The Patient Protection and Affordable Care Act (H.R. 3590; Public Law 111-148) (“PPACA”) and The Health Care and Education Reconciliation Act of 2010 (H.R. 4872) (the “Reconciliation Act”), which amends the PPACA (collectively the “Health Reform Laws”), were signed into law in March 2010. The Health Reform Laws contain various provisions which may impact us and our patients. Some of these provisions may have a positive impact, while others, such as reductions in reimbursement for certain types of providers, may have a negative impact due to fewer available resources. Increases in fraud and abuse penalties may also adversely affect participants in the health care sector, including us.

Various legislators have announced that they intend to examine further proposals to reform certain aspects of the U.S. healthcare system. Healthcare providers may react to these proposals, and the uncertainty surrounding such proposals, by curtailing or deferring investments, including those for our systems and related services. Cost-containment measures instituted by healthcare providers as a result of regulatory reform or otherwise could result in a reduction of the allocation of capital funds. Such a reduction could have an adverse effect on our ability to sell our systems and related services. On the other hand, changes in the regulatory environment have increased and may continue to increase the needs of healthcare organizations for cost-effective data management and thereby enhance the overall market for healthcare management information systems. We cannot predict what effect, if any, such proposals or healthcare reforms might have on our business, financial condition and results of operations.

As existing regulations mature and become better defined, we anticipate that these regulations will continue to directly affect certain of our products and services, but we cannot fully predict the effect now. We have taken steps to modify our products, services and internal practices as necessary to facilitate our compliance with the regulations, but there can be no assurance that we will be able to do so in a timely or complete manner. Achieving compliance with these regulations could be costly and distract management’s attention and divert other company resources, and any noncompliance by us could result in civil and criminal penalties.

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Developments of additional federal and state regulations and policies have the potential to positively or negatively affect our business. Our software is not anticipated to be considered a medical device by the FDA. Yet, if it were, it could be subject to regulation by the U.S. Food and Drug Administration (“FDA”) as a medical device. Such regulation could require the registration of the applicable manufacturing facility and software and hardware products, application of detailed record-keeping and manufacturing standards, and FDA approval or clearance prior to marketing. An approval or clearance requirement could create delays in marketing, and the FDA could require supplemental filings or object to certain of these applications, the result of which could adversely affect our business, financial condition and results of operations.

We may be subject to false or fraudulent claim laws

There are numerous federal and state laws that forbid submission of false information or the failure to disclose information in connection with submission and payment of physician claims for reimbursement. In some cases, these laws also forbid abuse of existing systems for such submission and payment. Any failure of our services to comply with these laws and regulations could result in substantial liability including, but not limited to, criminal liability, could adversely affect demand for our services and could force us to expend significant capital, research and development and other resources to address the failure. Errors by us or our systems with respect to entry, formatting, preparation or transmission of claim information may be determined or alleged to be in violation of these laws and regulations. Determination by a court or regulatory agency that our services violate these laws could subject us to civil or criminal penalties, invalidate all or portions of some of our client contracts, require us to change or terminate some portions of our business, require us to refund portions of our services fees, cause us to be disqualified from serving clients doing business with government payers and have an adverse effect on our business.

We are subject to the Stark Law, which may result in significant penalties

Provisions of the Omnibus Budget Reconciliation Act of 1993 (42 U.S.C. § 1395nn) (the “Stark Law”) prohibit referrals by a physician of “designated health services” which are payable, in whole or in part, by Medicare or Medicaid, to an entity in which the physician or the physician’s immediate family member has an investment interest or other financial relationship, subject to several exceptions. Unlike the Fraud and Abuse Law, the Stark Law is a strict liability statute. Proof of intent to violate the Stark Law is not required. Physical therapy services are among the “designated health services”. Further, the Stark Law has application to the Company’s management contracts with individual physicians and physician groups, as well as, any other financial relationship between us and referring physicians, including any financial transaction resulting from a clinic acquisition. The Stark Law also prohibits billing for services rendered pursuant to a prohibited referral. Several states have enacted laws similar to the Stark Law. These state laws may cover all (not just Medicare and Medicaid) patients. Many federal healthcare reform proposals in the past few years have attempted to expand the Stark Law to cover all patients as well. As with the Fraud and Abuse Law, we consider the Stark Law in planning our clinics, marketing and other activities and believe that our operations are in compliance with the Stark Law. If we violate the Stark Law, our financial results and operations could be adversely affected. Penalties for violations include denial of payment for the services, significant civil monetary penalties, and exclusion from the Medicare and Medicaid programs.

If our products fail to comply with evolving government and industry standards and regulations, we may have difficulty selling our products

We may be subject to additional federal and state statutes and regulations in connection with Offering services and products via the Internet. On an increasingly frequent basis, federal and state legislators are proposing laws and regulations that apply to Internet commerce and communications. Areas being affected by these regulations include user privacy, pricing, content, taxation, copyright protection, distribution, and quality of products and services. To the extent that our products and services are subject to these laws and regulations, the sale of our products and services could be harmed.

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We incur significant costs as a result of operating as a public company and our management will have to devote substantial time to public company compliance obligations

The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Securities and Exchange Commission (“SEC”), and the stock exchange, has imposed various requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance requirements and any new requirements that the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 may impose on public companies. Moreover, these rules and regulations, along with compliance with accounting principles and regulatory interpretations of such principles, have increased and will continue to increase our legal, accounting and financial compliance costs and have made and will continue to make some activities more time consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantial costs to maintain the same or similar coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or our board committees, or as executive officers. We will evaluate the need to hire additional accounting and financial staff with appropriate public company experience and technical accounting and financial knowledge. We estimate the additional costs we expect to incur as a result of being a public company to be up to $500,000 annually.

Part of the requirements as a public company will be to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

The regulatory framework for privacy and data protection is complex and evolving, and changes in laws or regulations relating to privacy or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations, could adversely affect our business.

In the course of our day-to-day business operations we receive and use personal information and other user data. As the result, we are subject to numerous federal, state and local laws and regulations regarding privacy, data protection and protection of personal information. We are also subject to the terms of our privacy policies and obligations to third parties related to privacy, data protection, and information security. We strive to comply with applicable laws, regulations, policies, and other legal obligations relating to privacy, data protection, and information security to the extent possible. However, the regulatory framework for privacy and data protection in the United States is, and is likely to remain for the foreseeable future, uncertain and complex, is changing, and the interpretation and enforcement of the rules and regulations that form part of this regulatory framework may be inconsistent among jurisdictions, or conflict with other laws and regulations. Such laws and regulations as they apply to us may be interpreted and enforced in a manner that we do not currently anticipate. Any significant change in the applicable laws, regulations, or industry practices regarding the collection, use, retention, security, or disclosure of user data, or their interpretation, or any changes regarding the manner in which the express or implied consent of users for the collection, use, retention, or disclosure of such data must be obtained, could increase our costs and require us to modify our platform and our products and services, in a manner that could materially affect our business.

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The laws, regulations, and industry standards concerning privacy, data protection, and information security also continue to evolve. For example, in June 2018, California passed the California Consumer Privacy Act (the “CCPA”), effective January 1, 2020, which requires companies that process personal information of California residents to make new disclosures to consumers about such companies’ data collection, use, and sharing practices and inform consumers of their personal information rights such as deletion rights, allows consumers to opt out of certain data sharing with third parties, and provides a new cause of action for data breaches. The State of Nevada has also passed a law, effective October 1, 2019, that amends the state’s online privacy law to allow consumers to submit requests to prevent websites and online service providers from selling personally identifiable information that they collect through a website or online service. The costs of compliance with, and other burdens imposed by, the privacy and data protection laws and regulations may limit the use and adoption of our services and could have a material adverse impact on our business. As a result, we may need to modify the way we treat such information.

Any failure or perceived failure by us to comply with any privacy and data protection policies, laws, rules, and regulations could result in proceedings or actions against us by individuals, consumer rights groups, governmental entities or agencies, or others. We could incur significant costs investigating and defending such claims and, if found liable, significant damages. Further, public scrutiny of or complaints about technology companies or their data handling or data protection practices, even if unrelated to our business, industry, or operations, may lead to increased scrutiny of technology companies, including us, and may cause government agencies to enact additional regulatory requirements, or to modify their enforcement or investigation activities, which may increase our costs and risks.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Sarbanes-Oxley Act which requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

Our management concluded that our disclosure controls and procedures were not effective as of September 30, 2019. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired, which could result in loss of investor confidence and could have an adverse effect on our stock price.

Risks Related to this Offering and Ownership of Series B Preferred, the Warrants and the Units

The Series B Preferred ranks junior to all of our indebtedness and other liabilities

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series B Preferred only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series B Preferred to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors, existing preferred stock and Common Stock, and any future series or class of preferred stock we may issue that ranks senior to the Series B Preferred. Also, the Series B Preferred effectively ranks junior to all our existing and future indebtedness and to the indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series B Preferred. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series B Preferred then outstanding. We may in the future incur debt and other obligations that will rank senior to the Series B Preferred. At September 30, 2019, we had total liabilities of $5,783,319. Nevertheless, the three years of dividends on the Series B Preferred, which total $9.75 per share of Series B Preferred, that will be paid by the Company from the proceeds of the Offering into the Escrow Account, will not be the property of the Company but rather will be for the sole benefit of the investors, payable to the investors on a monthly basis. As a result, these dividends will not, in the ordinary course, be accessible to third-party creditors of the Company.

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Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series B Preferred and may result in dilution to owners of the Series B Preferred. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future Offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future Offerings. The holders of the Series B Preferred will bear the risk of our future Offerings, which may reduce the market price of the Series B Preferred and will dilute the value of their holdings in us.

We may not be able to declare and pay dividends on the Series B Preferred if we fail to comply with the conditions imposed by the applicable Nevada law requirements.

Section 78.288 “Distributions to stockholders” of the Nevada Revised Statute provide that we may only declare and pay cash dividends on the Series B Preferred if (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) except as otherwise specifically allowed by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. There can be no assurance that we will satisfy such requirements in any given year.

There is no established market for the Units, the Series B Preferred or the Warrants, a market may never develop.

There is no established trading market for the Units, the Series B Preferred or the Warrants and we do not know if a market will develop on the OTCQB or, if it does, how active it will be or whether it will be sustained. Further, if in the future we believe we meet the quantitative requirements for listing our Common Stock on Nasdaq, we intend to apply to have the Common Stock, the Units, the Series B Preferred and the Warrants listed. We cannot assure you that we will meet the quantitative listing requirements or that any application will be approved. The liquidity of the market for the Units, the Series B Preferred, and the Warrants depends on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of these securities, the market for similar securities and the interest of securities dealers in making a market in these securities. The market for the Warrants will be linked to the price and the liquidity of our Common Stock. We cannot predict with certainty the extent of investor interest in the Units, the Series B Preferred, and the Warrants, or how liquid that market will be. Without an active trading market, the liquidity of these securities will be limited.

We may issue additional shares of Series B Preferred and additional series of preferred stock that rank on parity with or senior to the Series B Preferred as to dividend rights, rights upon liquidation or voting rights.

We are allowed to issue additional shares of Series B Preferred and additional series of preferred stock that would rank on parity with or junior to the Series B Preferred as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our Certificate of Incorporation, including the Certificate of Designations relating to the Series B Preferred without any vote of the holders of the Series B Preferred. Upon the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred (voting together as a class with all other series of parity preferred stock we may issue upon which like voting rights have been conferred and are exercisable), we are allowed to issue additional series of preferred stock that would rank senior to the Series B Preferred as to dividend payments and rights upon our liquidation, dissolution or the winding up pursuant to our Certificate of Incorporation and the Certificate of Designations relating to the Series B Preferred. The issuance of additional shares of Series B Preferred and additional series of preferred stock could have the effect of reducing the amounts available to the holders of Series B Preferred upon our liquidation or dissolution or the winding up of our affairs.

Also, although holders of Series B Preferred are entitled to limited voting rights, as described in this prospectus under “Description of the Series B Preferred—Voting Rights,” with respect to the circumstances under which the holders of Series B Preferred are entitled to vote, the Series B Preferred votes separately as a class along with all other series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of the holders of Series B Preferred may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote.

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Future issuances and sales of senior or parity preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series B Preferred and our Common Stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

Holders of the Units may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Dividends paid to corporate U.S. holders of the Series B Preferred, which is being offered in this Offering as part of the Units, may be eligible for the dividends-received deduction, and dividends paid to non-corporate U.S. holders of the Series B Preferred may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We do not currently have accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series B Preferred to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If any distributions on the Series B Preferred with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, the market value of the Units and the Series B Preferred could decline.

If we redeem the Series B Preferred, investors will no longer be entitled to dividends.

On or after three years after the first sale of Series B Preferred in or 2023, we may, at our option, redeem the Series B Preferred, in whole or in part, at any time or from time-to-time, based upon the payment of the Stated Value of $25 per share of Series B Preferred plus accrued dividends. Also, upon the occurrence of a Change of Control (as defined below under “Description of the Series B Preferred – Redemption”), we may, at our option, upon not less than 30 and nor more than 60 days’ written notice, redeem the Series B Preferred, in whole or in part, within 120 days after the date of such written notice. We may have an incentive to redeem the Series B Preferred voluntarily if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the dividend on the Series B Preferred. If we redeem the Series B Preferred, then from and after the redemption date, dividends will cease to accrue on the shares of Series B Preferred, that have been redeemed, such shares of Series B Preferred shall no longer be deemed outstanding and all rights as a holder of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

The market price of the Units, the Series B Preferred and the Warrants could be substantially affected by various factors.

The market price of the Units, the Series B Preferred and the Warrants could be subject to wide fluctuations in response to numerous factors. The price of the Units and the Series B Preferred that will prevail in the market after this Offering may be higher or lower than the Offering price depending on many factors, some of which are beyond our control and may not be directly related to our operating performance.

These factors include, but are not limited to, the following:

●	prevailing interest rates, increases in which may have an adverse effect on the market price of the Series B Preferred;
●	trading prices of similar securities;
●	our history of timely dividend payments;
●	the annual yield from dividends on the Series B Preferred as compared to yields on other financial instruments;
●	general economic and financial market conditions;
●	government action or regulation;
●	the financial condition, performance and prospects of us and our competitors;
●	changes in financial estimates or recommendations by securities analysts with respect to us or our competitors in our industry;
●	our issuance of additional equity or debt securities; and
●	actual or anticipated variations in quarterly operating results of us and our competitors.

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The Warrants are likely to trade in the same manner as our Common Stock.

As a result of these and other factors, investors who purchase the Units in this Offering may experience a decrease, which could be substantial and rapid, in the market price of the Units, the Series B Preferred and the Warrants, including decreases unrelated to our operating performance or prospects.

If you purchase the Units, you will have no voting rights except for extremely limited voting rights for the Series B Preferred.

The voting rights of a holder of Series B Preferred are limited. Our shares of Common Stock and shares of Series A Voting Preferred Stock are the only classes of our securities that carry full voting rights. As of the date of this Prospectus, the holders of the Series A Voting Shares own 51% of our outstanding voting power. As a result, the holders of the Series A Voting Shares exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our Certificate of Incorporation, and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our Company or changes in management and will make the approval of certain transactions difficult or impossible without his support, which in turn could reduce the price of the Units.

The holders of Series B Preferred have no voting rights except with respect to voting on amendments to our Series B Preferred Certificate of Designation that materially and adversely affect the rights of the holders of Series B Preferred or authorize, increase or create additional classes or series of our capital stock that are senior to the Series B Preferred. Other than the limited circumstances described in the Prospectus and except to the extent required by law, holders of Series B Preferred do not have any voting rights. See “Description of the Series B Preferred—Voting Rights.”

The Series B Preferred is not convertible into our common stock, investors will not benefit if the price of our common stock increases.

The Series B Preferred is not convertible into our Common Stock and earns dividends at a fixed rate. Accordingly, an increase in market price of our Common Stock will not necessarily result in an increase in the market price of our Series B Preferred. The market value of the Series B Preferred may depend more on dividend and interest rates for other preferred stock, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, and in the event of dissolution satisfy the liquidation preference with respect to, the Series B Preferred.

Management will have broad discretion in using the proceeds of this Offering.

We intend to use the net proceeds of this Offering (after putting the dividends for the initial three years into an escrow account) to pay our indebtedness and thereafter for working capital and general corporate purposes to support our growth. We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. We will have significant flexibility and broad discretion in applying the net proceeds of this Offering. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this Offering.

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Risks Relating to Our Common Stock

There is a limited market for our common stock, and there may never be an active and sustained market for our common stock and we cannot assure you that the common stock will remain liquid or that it will continue to be listed on a securities exchange.

Our Common Stock is subject to quotation on the OTCQB under the trading symbol “EWLL”. An investor may find it difficult to obtain accurate quotations as to the market value of the Common Stock and trading of our Common Stock may be extremely sporadic. A more active market for the Common Stock may never develop. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the Common Stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

Until our Common Stock is listed on the NASDAQ or another stock exchange, we expect that our Common Stock will continue to be eligible to trade on the OTCQB market where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our Common Stock. Furthermore, in order to remain subject to quotation on the OTCQB, the trading price of our Common Stock must maintain certain trading levels, which, in not maintained, could result in our Common Stock being relegated to the PTC Pink. In such event, we will have to again qualify and make applications for quotation on the OTCQB, and there can be no assurance that our Common Stock will be accepted for the OTCQB.

Our Common stock is subject to the “Penny Stock” rules of the SEC and the trading market in our stock is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	That a broker or dealer approve a person’s account for transactions in penny stocks; and
●	The broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and
●	Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	Sets forth the basis on which the broker or dealer made the suitability determination; and
●	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common stock and cause a decline in the market value of our stock.

Disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a shareholder’s ability to buy and sell our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

28

Our common stock may be thinly traded, sale of your holding may take a considerable amount of time.

The shares of our Common Stock, from time-to-time, may be thinly traded on the OTCQB Market, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. In addition, at January 24, 2020, there were 3,765,995,074 shares reserved underlying outstanding convertible notes, which represent a significant multiple of from 4 to 10 times the number of shares actually subject to conversion under the terms of the outstanding convertible notes. Any substantial sales of our Common Stock pursuant to Rule 144 may have a material adverse effect on the market price of our Common Stock.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Our share price could be volatile, and our trading volume may fluctuate substantially.

The price of our shares of Common Stock has been and may in the future continue to be extremely volatile, with the sale price fluctuating from a low of $0.0008 to a high of $4.00 since trading began in 2016. Many factors could have a significant impact on the future price of our Common Stock, including:

●	our inability to raise additional capital to fund our operations;
●	our failure to successfully implement our business objectives and strategic growth plans;
●	compliance with ongoing regulatory requirements;
●	market acceptance of our product;
●	changes in government regulations;
●	general economic conditions and other external factors; and
●	actual or anticipated fluctuations in our quarterly financial and operating results; and the degree of trading liquidity in our common shares.

29

Our annual and quarterly results may fluctuate, which may cause substantial fluctuations in our common stock price.

Our annual and quarterly operating results may in the future fluctuate significantly depending on factors including the timing of purchase orders, new product releases by us and other companies, gain or loss of significant customers, price discounting of our product, the timing of expenditures, product delivery requirements and economic conditions. Revenues related to our product are required to be recognized upon satisfaction of all applicable revenue recognition criteria. The recognition of revenues from our product is dependent on several factors, including, but not limited to, the terms of any license agreement and the timing of implementation of our products by our customers.

Any unfavorable change in these or other factors could have a material adverse effect on our operating results for a particular quarter or year, which may cause downward pressure on our Common stock price. We expect quarterly and annual fluctuations to continue for the foreseeable future.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”) as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the Offering. We have not received a legal opinion to the effect that any of our prior Offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A comparable situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 4,500,000,000 shares of Common Stock, $0.001 par value per share. As of January 24, 2020, there were 14,680,099 shares of Common Stock outstanding. Additional shares may be issued upon the conversion of any outstanding convertible notes or convertible notes issued in the future, or otherwise authorized for issuance by our board of directors, from time-to-time, without further stockholder approval. The issuance of large numbers of shares of Common Stock, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our Common stock.

Our Articles of Incorporation, as amended, authorize 20,000,000 shares of preferred stock, $0.001 par value, of which 1,000,000 shares of Series A Voting Preferred Stock, having super majority voting rights, are outstanding, as described below. The Board of Directors is authorized to provide for the issuance of unissued shares of preferred stock in one or more series, and to fix the number of shares and to determine the rights, preferences and privileges thereof. Accordingly, the board of directors may issue preferred stock which may convert into large numbers of shares of Common Stock and consequently lead to further dilution of other shareholders.

On September 27, 2019, the Company amended its Articles of Incorporation by filing a Certificate of Designations, Preferences and Rights to authorize 1,000,000 shares of Series A Voting Preferred Stock, par value of $0.001. The Series A Voting Preferred Shares have the right to vote in the aggregate, on all shareholder matters votes equal to 51% of the total shareholder vote on any and all shareholder matters. The Series A Voting Preferred Stock will be entitled to this 51% voting right no matter how many shares of Common Stock or other voting capital stock of the Company is issued and outstanding in the future.

30

As of the date of this Prospectus there were issued and outstanding 1,000,000 shares of our Series A Voting Preferred, all of which are owned by our officers, directors, key employees, all members of our management team.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.

We have never declared or paid cash dividends on our Common Stock. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends on our Common Stock. Nevertheless, we are required to pay cash dividends of 13% on our Series B Preferred, based upon the Stated Value of $25 per share. Payments of any cash dividends in the future, other than on our shares of Series B Preferred, will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our board of directors.

The Nevada Revised Statute contains provisions that could discourage, delay or prevent a change in control of our company, prevent attempts to replace or remove current management and reduce the market price of our stock.

Provisions in our articles of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that our stockholders may consider favorable. For example, our certificate of incorporation authorizes our board of directors to issue up to ten million shares of “blank check” preferred stock. As a result, without further stockholder approval, the board of directors has the authority to attach special rights, including voting and dividend rights, to this preferred stock. With these rights, preferred stockholders could make it more difficult for a third party to acquire us.

We are also subject to the anti-takeover provisions of the NRS. Depending on the number of residents in the state of Nevada who own our shares, we could be subject to the provisions of Sections 78.378 et seq. of the Nevada Revised Statutes which, unless otherwise provided in the Company’s articles of incorporation or by-laws, restricts the ability of an acquiring person to obtain a controlling interest of 20% or more of our voting shares. Our articles of incorporation and by-laws do not contain any provision which would currently keep the change of control restrictions of Section 78.378 from applying to us.

We are subject to the provisions of Sections 78.411 et seq. of the Nevada Revised Statutes. In general, this statute prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the combination or the transaction by which the person became an interested stockholder is approved by the corporation’s board of directors before the person becomes an interested stockholder. After the expiration of the three-year period, the corporation may engage in a combination with an interested stockholder under certain circumstances, including if the combination is approved by the board of directors and/or stockholders in a prescribed manner, or if specified requirements are met regarding consideration. The term “combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 10% or more of the corporation’s voting stock. A Nevada corporation may “opt out” from the application of Section 78.411 et seq. through a provision in its articles of incorporation or by-laws. We have not “opted out” from the application of this section.

Our stock price and ability to finance may be adversely affected by our outstanding convertible securities and warrants.

Sales of the shares of our Common Stock issuable upon exercise of Warrants issued as part of the Units in this Offering and upon conversion of our convertible securities, would likely have a depressive effect on the market price of our Common Stock. Further, the existence of, and/or potential exercise or conversion of all or a portion of these securities, create a negative and potentially depressive effect on our stock price because investors recognize that they “over hang” the market currently. As a result, the terms on which we may obtain additional financing during the period any of these warrants or convertible securities remain outstanding may be adversely affected by the existence of such warrants and convertible securities.

Our publicly filed reports are subject to review by the SEC, and any significant changes or amendments required as a result of any such review may result in material liability to us and may have a material adverse impact on the trading price of the Company’s common stock.

The reports of publicly traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements, and the SEC is required to undertake a comprehensive review of a company’s reports at least once every three years under the Sarbanes-Oxley Act of 2002. SEC reviews may be initiated at any time. We could be required to modify, amend or reformulate information contained in prior filings as a result of an SEC review. Any modification, amendment or reformulation of information contained in such reports could be significant and result in material liability to us and have a material adverse impact on the trading price of the Company’s Common Stock.

31

Use of Proceeds

Assuming the sale of 2,000 Units in this Offering at an Offering Price of $25.00 per Unit, the total proceeds from the sale of the Units we are Offering will be $50,000,000. After fees for our placement agent commission, the net proceeds of the Units we sell will be approximately $45,500,000. We cannot predict when the Class A Warrants will be exercised, if at all. If all of the Class A Warrants sold in this Offering are exercised for cash, then we will receive an additional $30,000,000 of gross proceeds. It is possible that all or a portion of the Class A Warrants may expire prior to being exercised, in which case we will not receive any additional proceeds from such unexercised and expired Class A Warrants. If we receive proceeds from the exercise of Class A Warrants, we expect to use such proceeds for research and general corporate purposes.

We intend to use the proceeds from this Offering (after deducting placement agent commissions and estimated Offering expenses payable by us) to fund:

● the amount equal to the first three years of dividend payments, or $9.75 per share of Series B Preferred, from the proceeds from this Offering (the “Dividend Reserve”) in an escrow account (the “Escrow Account”) maintained by International Financial Enterprise Bank (“IFEB Bank”), with offices in Dallas, TX, also referred to hereinafter as the “Escrow Agent.”;

● the repayment of debt (related to our convertible notes) in the aggregate principal amount and interest therein of $3,002,353 plus prepayment penalties estimated at $500,000 for a total of $3,502,353 as of the date of this prospectus (see Note 4. Convertible Notes Payable).

● our working capital and general corporate requirements, which may include marketing and advertising, general and administrative matters. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions, or businesses that complement our business. As of the date of this prospectus, we do not have any understandings to acquire any businesses. Because this is a best effort Offering with no minimum, we cannot predict how much money we will ultimately raise.

We anticipate an approximate allocation of the use of net proceeds assuming we raise 25%, 50%, 75% or 100% of the maximum offering amount as follows:

	25%	50%	75%	100%	%(1)(2)
Dividend Reserves (3 Years)	$4,875,000	$9,750,000	$14,625,000	$19,500,000	39%
Repay existing indebtedness, including interest thereon	$3,500,000	$3,500,000	$3,500,000	$3,500,000	7%
Fund working capital and general corporate purposes	$2,775,000	$9,150,000	$15,525,000	$21,900,000	44%
Offering Expenses	$100,000	$100,000	$100,000	$100,000	0%
Subtotal – net proceeds	$11,150,000	$22,400,000	$33,650,000	$44,900,000	90%
Total – gross proceeds	$12,500,000	$25,000,000	$37,500,000	$50,000,000	100.00%

Other than as discussed above, we have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have broad discretion in the allocation of the net proceeds. Furthermore, the amount and timing of our actual expenditures will depend on numerous factors, including the cash used in or generated by our operations, the level of our expected sales and marketing activities and the attractiveness of any additional acquisitions or investments. Pending these uses, we intend to invest the net proceeds that we receive from this Offering in short term, investment-grade interest-bearing securities, such as money market accounts, certificates of deposit, commercial paper, and guaranteed obligations of the U.S. government.

If in the future we receive proceeds from the exercise of the Warrants, we expect such proceeds will be contributed to working capital and will be used for general corporate purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock or any other shares of capital stock. Except for the 13% dividends payable to the holders of Series B Preferred from the Escrow Account on a monthly basis, equal to $3.25 per share on an annual basis, we currently intend to retain any future earnings and do not expect to pay any dividends on any other securities, including Common Stock for the foreseeable future. Any future determination to declare cash dividends (other than on the Series B Preferred) will be made at the discretion of our Board, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our Board may deem relevant. Further Nevada law limits when we can pay dividends on our securities. Further our continuing losses require us to use funds we receive in financings to meet our working capital needs. See “Description of Offered Securities – Dividends.”

32

Capitalization

Set forth below is our cash and capitalization as of September 30, 2019:

● on an actual basis;

● on a pro forma as adjusted basis, reflecting the issuance of 2,000,000 shares of Series B Preferred offered by this prospectus, at $25 per share, assuming net proceeds of approximately $45,000,000 million, after deducting Placement Agent fees of 10%, excluding our estimated Offering Expenses of $100,000 payable by us.

You should read the information in the below table together with our consolidated financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included elsewhere in this prospectus.

As of September 30, 2019

	Actual	Pro Forma as Adjusted
Cash	781,060	26,281,060
Restricted cash	$-	19,500,000

Derivative liabilities	$1,358,964	1,360,964
Stockholders’ Equity (Deficit):
Preferred stock, Series A, par value $0.001 per share; 1,000,000 shares authorized; 125,000 issued and outstanding, actual and pro forma as adjusted;	125	125
Preferred stock, Series B Preferred, par value $0.001 per share; no shares authorized, issued and outstanding, actual and 2,000,000 shares issued and outstanding, pro forma as adjusted;	-	2,000
Common stock, par value $0.05 per share; 1,900,000,000 shares authorized; 4,888,611 shares issued and outstanding, actual; and 4,888,611 shares issued and outstanding, pro forma as adjusted;	244,431	244,431
Additional paid-in capital	21,173,934	66,171,934
Accumulated deficit	(26,025,365)	(31,025,365)
Total stockholders’ equity (deficit)	(4,587,725)	(35,393,125)
Total liabilities and stockholders’ equity (deficit)	$1,195,594	1,197,594

33

Financial Information

F-1

eWELLNESS HEALTHCARE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(unaudited)

	September 30, 2019	December 31, 2018

ASSETS

CURRENT ASSETS
Cash	$781,060	$383,335
Prepaid Expenses	380,862	95,508

Total current assets	1,161,922	478,843

Property & equipment, net	24,172	14,092
Intangible assets, net	9,500	11,000

TOTAL ASSETS	$1,195,594	$503,935

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$305,825	$236,741
Accounts payable - related party	630,532	684,173
Accrued expenses - related party	198,241	214,076
Accrued compensation	776,464	1,113,470
Contingent liability	90,000	90,000
Convertible debt, net of discount	2,423,293	562,362
Derivative liability	1,358,964	1,584,102

Total current liabilities	5,783,319	4,484,924

Total Liabilities	5,783,319	4,484,924

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, authorized, 20,000,000 shares, $.001 par value, 125,000 and 0 shares issued and outstanding, respectively	125	-
Common stock, authorized 1,900,000,000 shares, $.05 par value, 4,888,611 and 4,128,139 issued and outstanding, respectively outstanding, respectively	244,431	206,407
Shares to be issued	19,150	-
Additional paid in capital	21,173,934	17,213,838
Accumulated deficit	(26,025,365)	(21,401,234)

Total Stockholders’ Deficit	(4,587,725)	(3,980,989)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,195,594	$503,935

The accompanying notes are an integral part of these consolidated condensed financial statements

F-2

eWELLNESS HEALTHCARE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

For the Three and Nine Months ended September 30, 2019 and 2018

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

OPERATING EXPENSES
Executive compensation	102,000	102,000	306,000	306,000
General and administrative	709,205	322,266	1,284,556	809,704
Professional fees	669,261	407,355	1,918,402	1,360,206

Total Operating Expenses	1,480,466	831,621	3,508,958	2,475,910

Loss from Operations	(1,480,466)	(831,621)	(3,508,958)	(2,475,910)

OTHER INCOME (EXPENSE)
Interest income	13	-	29	-
Foreign exchange rate	-	4,507	-	12,598
Gain (loss) on derivative liability	1,331,213	(89,579)	1,949,180	303,898
Gain (loss) on extinguishment of debt	-	-	-	(43,131)
Disposal of fixed asset	-	(2,134)	-	(2,134)
Interest expense	(1,369,150)	(173,306)	(3,062,782)	(493,106)

Net Loss before Income Taxes	(1,518,750)	(1,092,133)	(4,622,531)	(2,697,785)

Income tax expense	(1,600)	(29)	(1,600)	(1,656)

Net Loss	$(1,520,350)	$(1,092,162)	$(4,624,131)	$(2,699,441)

Loss per common share
Basic	$(0.33)	$(0.32)	$(1.05)	$(0.85)
Diluted	$(0.33)	$(032)	$(1.05)	$(0.85)

Weighted average shares outstanding
Basic	4,629,093	3,487,397	4,418,337	3,178,543
Diluted	4,629,093	3,487,397	4,418,337	3,178,543

The accompanying notes are an integral part of these consolidated condensed financial statements

F-3

eWELLNESS HEALTHCARE CORPORATION

RECONCILIATION OF STOCKHOLDERS’ DEFICIT

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(unaudited)

	Preferred Shares		Common Shares		Shares to be	Additional Paid in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Issued	Capital	Deficit	Deficit

Balance at January 1, 2019	-	$-	4,128,139	$206,407	$-	$17,213,838	$(21,401,234)	$(3,980,989)

Contributed services	-	-	-	-	-	54,000	-	54,000

Shares issued for debt conversion	-	-	101,945	5,098	-	342,389	-	347,487

Shares issued for financing costs	-	-	20,000	1,000	-	114,000	-	115,000

Shares issued for prepaid services	-	-	70,217	3,511	-	402,239	-	405,750

Shares issued for services	-	-	26,491	1,325	-	180,224	-	181,549

Derivative liability	-	-	-	-	-	492,340	-	492,340

Net loss							(1,338,471)	(1,338,471)

Balance at March 31, 2019	-	$-	4,346,792	$217,341	$-	$18,799,030	$(22,739,705)	$(3,723,334)

Contributed services	-	-	-	-	-	54,000	-	54,000

Shares issued for debt conversion	-	-	23,629	1,181	-	52,574	-	53,755

Shares issued for cash	-	-	16,000	800	-	58,300	-	59,100

Shares issued for prepaid services	-	-	10,000	500	-	52,500	-	53,000

Shares issued for services	-	-	33,009	1,650	-	156,434	-	158,084

Derivative liability	-	-	-	-	-	70,987	-	70,987

Net loss							(1,765,310)	(1,765,310)

Balance at June 30, 2019	-	$-	4,429,430	$221,472	$-	$19,243,825	$(24,505,015)	$(5,039,718)

Contributed services	-	-	-	-	-	54,000	-	54,000

Shares issued to officers, directors and consultants	125,000	125	-	-	-	374,875	-	375,000

Shares issued for debt conversion	-	-	279,835	13,992	-	517,433	-	531,425

Shares issued for prepaid services	-	-	133,846	6,692	-	440,769	-	447,461

Shares issued for services	-	-	45,500	2,275	-	150,297	-	152,572

Shares to be issued for services	-	-	-	-	19,150	-	-	19,150

Derivative liability	-	-	-	-	-	392,735	-	392,735

Net loss							(1,520,350)	(1,520,350)

Balance at September 30, 2019	125,000	$125	4,888,611	$244,431	$19,150	$21,173,934	$(26,025,365)	$(4,587,725)

	Preferred Shares		Common Shares		Shares to be	Additional Paid in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Issued	Capital	Deficit	Deficit

Balance at January 1, 2018	-	$-	2,847,048	$142,352	$-	$13,178,131	$(16,949,772)	$(3,629,289)

Contributed services	-	-	-	-	-	55,500	-	55,500

Option expense	-	-	-	-	-	108,594	-	108,594

Shares issued for debt conversion	-	-	78,908	3,945	-	209,347	-	213,292

Shares issued for prepaid services	-	-	16,000	800	-	103,200	-	104,000

Derivative liability						219,525		219,525

Shares issued for services	-	-	27,000	1,350	-	137,250	-	138,600

Net loss	-	-	-	-	-	-	(473,973)	(473,973)

Balance at March 31, 2018	-	$-	2,968,956	$148,447	$-	$14,011,547	$(17,423,745)	$(3,263,751)

Contributed services	-	-	-	-		55,500	-	55,500

Option expense	-	-	-	-		108,594	-	108,594

Shares issued for debt conversion	-	-	274,179	13,710		622,996	-	636,706

Shares issued for prepaid services	-	-	30,000	1,500		103,500	-	105,000

Shares issued for contributions	-	-	20,000	1,000		69,000		70,000

Derivative liability						154,388		154,388

Shares issued for services	-	-	24,000	1,200	14,800	96,100	-	112,100

Net loss							(1,133,306)	(1,133,306)

Balance at June 30, 2018	-	$-	3,317,135	$165,857	$14,800	$15,221,625	$(18,557,051)	$(3,151,769)

Contributed services	-	-	-	-		55,500	-	55,500

Option expense	-	-	-	-		142,057	-	142,057

Shares issued for debt conversion	-	-	258,878	12,944		607,546	-	620,490

Shares issued for financing costs	-	-	31,807	1,590		70,410	-	72,000

Derivative liability						(49,741)		(49,741)

Shares issued for services	-	-	26,500	1,325	(14,800)	92,340	-	78,865

Net loss							(1,092,162)	(1,092,162)

Balance at September 30, 2018	-	$-	3,634,320	$181,716	$-	$16,139,737	$(19,649,213)	$(3,327,760)

The accompanying notes are an integral part of these consolidated condensed financial statements

F-4

eWELLNESS HEALTHCARE CORPORATION

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2019 and 2018

(unaudited)

	For Nine Months Ended
	September 30, 2019	September 30, 2018

Cash flows from operating activities
Net loss	$(4,624,131)	$(2,699,441)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,794	2,863
Contributed services	162,000	166,500
Shares issued for consulting services	511,355	329,565
Shares issued for financing costs	115,000	72,000
Shares issued to officers, directors and consultants	86,250	-
Shares issued for contribution	-	70,000
Options expense	-	359,245
Amortization of debt discount to interest expense	2,690,435	284,392
Amortization of prepaids	678,805	301,140
Foreign currency exchange	-	12,598
Loss on disposal of fixed asset	-	(2,134)
Gain on derivative liability	(1,949,180)	(303,898)
Loss on settlement of debt	-	43,131
Changes in operating assets and liabilities
Prepaid expense	(57,948)	(18,055)
Accounts payable and accrued expenses	111,801	194,332
Accounts payable - related party	(19,891)	287,161
Accrued expenses - related party	(15,835)	7,386
Accrued compensation	(82,006)	72,901

Net cash used in operating activities	(2,388,551)	(820,315)

Cash flows from investing activities
Purchase of equipment	(13,374)	(2,037)
Net cash used in investing activities	(13,374)	(2,037)

Cash flows from financing activities
Proceeds from issuance of common stock	59,100	-
Issuance of convertible debt	4,400,500	969,300
Payment on debt	(1,102,450)	(1,005)
Debt issuance costs	(577,500)	(125,150)

Net cash provided by financing activities	2,799,650	843,145

Net increase in cash	397,725	20,793

Cash, beginning of period	383,335	6,882

Cash, end of period	$781,060	$27,675

Supplemental Information:
Cash paid for:
Taxes	$1,856	$1,267
Interest Expense	$475,519	$-
Non cash items:
Derivative liability and debt discount issued with new notes	$2,831,539	$359,732
Shares issued for debt conversion	$932,667	$1,190,489
Shares issued for prepaids	$906,211	$209,000

The accompanying notes are an integral part of these consolidated condensed financial statements

F-5

eWellness Healthcare Corporation

Notes to Consolidated Condensed Financial Statements

September 30, 2019

(unaudited)

Note 1. The Company

The Company and Nature of Business

eWellness Healthcare Corporation (the “eWellness”, “Company”, “we”, “us”, “our”) was incorporated in the State of Nevada on April 7, 2011. The Company has generated no revenues to date.

eWellness Healthcare Corporation is the first physical therapy telehealth company to offer real-time distance monitored assessments and treatments. Our business model is to have large-scale employers use our PHZIO platform as a fully PT monitored corporate musculoskeletal treatment (“MSK”) wellness program. The Company’s PHZIO home physical therapy assessment and exercise platform has been designed to disrupt the $30 billion physical therapy market, the $4 billion MSK market and the $8 billion corporate wellness industry. PHZIO re-defines the way MSK physical therapy can be delivered. PHZIO is the first real-time remote monitored 1-to-many MSK physical therapy platforms for home use.

We have commenced treating patients on various commercial contracts and anticipate generating initial revenues during the 4th quarter of 2019. Despite the lack of revenues, we continue to train physical therapist on how to use our PHZIO treatment platform, with many of these therapists treating various patients on our system on a complimentary basis. Our PHZIO system has delivered over 4,000 telerehab treatments to date.

Our latest challenges in the Workers Compensation space has been patient adoption of PHZIO, related to a patients’ choice to choose if they are treated in-clinic or digitally. They are nearly all choosing in-clinic care. Our pivot to address this issue was to develop and sell MSK 360 a pre-injury fitness exam and custom exercise platform that is just rolling out now. Next, we finally are getting traction for our Per-Hab product with several large TPA’s. Lastly, multiple clients are requesting a Rheumatoid Arthritis Exercise product (RA 360) that is currently being developed with a launch date of mid-January. With the success of MSK 360 we expect that more Workers Comp patients will choose digital care over in-clinic care.

We have now developed four key products with large scale users that need to turn on utilization in 2020. We have a large list of corporate self-insured, TPA and insurance company sales book that we are actively focused on selling to them our MSK-360 and Pre-Hab platforms. We expect good traction from many of these firms in 2020. These products are:

+ PHZIO: Realtime PT monitored Digital PT Treatments (post-injury)

+ MSK 360: Digital “PHZIOFIT” fitness exam and customer exercise plans for employees, (pre-injury)

+ Pre-Hab: Digital pre-surgery (non-monitored) for Total Knee, Hip and Shoulder surgery (post injury and pre-surgery)

+ RA 360: (Available January 2020) Rheumatoid Arthritis Exercise Plan

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial statements. Accordingly, they omit or condense notes and certain other information normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles. The accounting policies followed for quarterly financial reporting conform with the accounting policies disclosed in Note 2 to the Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. In the opinion of management, all adjustments necessary for a fair presentation of the financial information for the interim periods reported have been made. All such adjustments are of a normal recurring nature. The results of operations for the nine months ended September 30, 2019 are not necessarily indicative of the results that can be expected for the fiscal year ending December 31, 2019. The unaudited condensed financial statements should be read in conjunction with the financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from these good faith estimates and judgments.

Going Concern

For the nine months ended September 30, 2019, the Company had no revenues. The Company has an accumulated loss of $26,025,365. In view of these matters, there is substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue operations is dependent upon the Company’s ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations, of which there can be no guarantee. The Company intends to finance its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-6

Fair Value of Financial Instruments

As of September 30, 2019, the Company had the following assets and liabilities measured at fair value on a recurring basis.

	Total	Level 1	Level 2	Level 3
Derivative Liability	$1,358,964	$-	$-	$1,358,964
Total Liabilities measured at fair value	$1,358,964	$-	$-	$1,358,964

As of December 31, 2018, the Company had the following assets and liabilities measured at fair value on a recurring basis.

	Total	Level 1	Level 2	Level 3
Derivative Liability	$1,584,102	$-	$-	$1,584,102
Total Liabilities measured at fair value	$1,584,102	$-	$-	$1,584,102

Note 3. Related Party Transactions

In November 2016, the Company signed an agreement with a programming company (“PC”) within which one of the Company’s directors and Chief Technical Officer is the Chief Marketing Officer. The agreement is for additional features to be programmed for the launch of the PHZIO platform. The Company is to pay a monthly base fee of $100,000 for the development and compensation for the Company’s CEO and CTO. Following payment of the initial $100,000, the Company is obligated to only pay $50,000 monthly until the PC has successfully signed and collected the first monthly service fee for 100 physical therapy clinics to use the PHZIO platform. The agreement establishes that the Company is indebted to the PC for $225,000 for past programming services. For this amount, the Company issued 505,618 common shares at a value of $0.445 per share on April 1, 2017. The PC will also have the right to appoint 40% of the directors. At the end of September 30, 2019, the Company had a payable of $627,832 due to this company.

Throughout the nine months ended September 30, 2019, the officers and directors of the Company incurred business expenses on behalf of the Company. The amounts payable to the officers as of September 30, 2019 and December 31, 2018 were $44,991 and $3,076, respectively. There were no expenses due to the board members, but the Company has accrued directors’ fees of $153,250 and $211,000 at September 30, 2019 and December 31, 2018, respectively. Because the Company is not yet profitable the officers have agreed to defer compensation. The Company had accrued executive compensation of $776,464 and $1,113,470 at September 30, 2019 and December 31, 2018 respectively.

Note 4. Convertible Notes Payable

Nine Months Ended September 30, 2019

On January 29, 2019, the Company received the third tranche of $60,000 relating to a note executed on July 13, 2018. During the nine months ending September 30, 2019, the Company accrued interest expense of $1,350. On July 12, 2019, the Company prepaid this note of $60,000 plus accrued interest and a prepayment penalty of $30,000. At September 30, 2019, this note is fully paid.

F-7

On January 8, 2019, the Company executed an 8% Convertible Promissory Notes payable to an institutional investor in the principal amount of $308,000. The note, which is due on January 8, 2020, has an original issue discount of $28,000 and transaction costs of $10,000. The convertible note converts into common stock of the Company at a conversion price that shall be equal to the 70% of the average of the two lowest per share trading prices for the twenty (20) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $17,547. During the nine months ended September 30, 2019, the investor converted $30,000 of principal and $1,687 of accrued interest for 18,107 shares of common stock at a price of $1.75. At September 30, 2019, there is $278,000 principal outstanding.

On January 8, 2019, the Company executed an 8% Convertible Promissory Notes payable to an institutional investor in the principal amount of $308,000 each. The note, which is due on January 8, 2020, has an original issue discount of $28,000 and transaction costs of $10,000. The convertible note converts into common stock of the Company at a conversion price that shall be equal to the 70% of the average of the two lowest per share trading prices for the twenty (20) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $17,029. During the nine months ended September 30, 2019, the investor converted $162,000 of principal for 88,488 shares of common stock for prices ranging from $1.75 to $2.10. At September 30, 2019, there is $146,000 principal outstanding.

On January 9, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $114,000. The note, which is due on October 30, 2019, has an original issue discount of $11,000 and transaction costs of $3,000. The convertible note converts into common stock of the Company at a conversion price that shall be equal to the 70% average of the two lowest per share trading prices for the ten (10) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $6,028. On July 12, 2019, the Company prepaid this note of $114,000 plus accrued interest and a prepayment penalty of $42,010. At September 30, 2019, this note is fully paid.

On January 29, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $58,300. The note, which is due on November 15, 2019, has an original issue discount of $5,300 and transaction costs of $3,000. The convertible note converts into common stock of the Company at a conversion price that shall be equal to the 70% average of the two lowest per share trading prices for the ten (10) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest of $2,753. On July 12, 2019, the Company prepaid this note of $58,300 plus accrued interest and a prepayment penalty of $21,369. At September 30, 2019, this note is fully paid.

On February 22, 2019, the Company received the fourth tranche of $30,000 relating to a note executed on July 13, 2018. During the nine months ending September 30, 2019, the Company accrued interest of $534. On September 17, 2019, the convertible debt holder converted $9,700 of principal for 6,800 shares of common stock at a price of $1.50. At September 30, 2019, there is $20,300 principal outstanding.

On March 18, 2019, the Company executed a Securities Purchase Agreement for Convertible Debentures to an institutional investor in the principal amount of $365,000 to be funded in six tranches: $65,000 at signing, $100,000 forty-five (45) days after the signing date and $200,000 forty-five (45) days after the second closing date. The debentures, which are payable on March 18, 2022, have a 10% original issue discount and a commitment fee of $5,000 payable with the signing debenture. The debentures convert into common stock of the Company at a conversion price equal to the lesser of (i) $.12 or (ii) seventy percent (70%) of the lowest traded price (as reported by Bloomberg LP) of the common stock for the ten (10) trading days prior to the conversion date. The first tranche of $65,000 was received on March 21, 2019. On September 12, 2019, the Company prepaid this note of $65,000 and a prepayment penalty of $19,500. At September 30, 2019, this note is fully paid.

F-8

On March 18, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $47,300. The note, which is payable on January 30, 2020, has an original issue discount of $4,300 and transaction costs of $3,000. The convertible note converts into common stock of the Company at a conversion price equal to 70% of the average of the lowest two (2) trading prices during the ten (10) trading day period ending on the last complete trading day prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $3,226. On September 12, 2019, the Company prepaid this note of $47,300 plus accrued interest and a prepayment penalty of $16,555. At September 30, 2019, this note is fully paid.

On March 21, 2019, the Company executed a 3% Convertible Promissory Note payable to an institutional investor in the principal amount of $360,000. The note, which is payable twelve (12) months after each tranche is funded, has an original issue discount of $60,000. The original issue discount will be prorated with each tranche paid. The first tranche of $60,000 is due at signing date. The convertible note converts into common stock of the Company at a conversion price that shall be equal to 65% of the lesser of (i) lowest trading price or (ii) the lowest closing bid price on the OTCQB during the twenty-five (25) trading day period ending on the last complete trading day prior to the conversion date. The first tranche was received on March 29, 2019. The second tranche of $37,500 was received on July 19, 2019. During the nine months ended September 30, 2019, the Company accrued interest expense of $2,925. On September 30, 2019, the Company prepaid the first tranche of $60,000 plus accrued interest and a prepayment penalty of $30,000. At September 30, 2019, only the second tranche of $37,500 is outstanding.

On March 21, 2019, the Company executed a 12% Convertible Promissory Note to an institutional investor in the principal amount of $1,500,000 to be funded over separate tranches; the first tranche to be funded on signing. The note, which is due and payable six (6) months after the funding date of each tranche, has an original issue discount of 10%. The Company issued 65,217 shares of restricted common stock on the closing date. These are deemed returnable shares which the investor must return if the Company repays the note prior to the maturity date. In addition, the Company issued 20,000 shares of restricted common stock as a commitment fee. The convertible note converts into common stock of the Company at a conversion price that shall be equal to 65% of the lowest trading price during the thirty (30) day trading period ending on the last complete trading day prior to the conversion date. The first tranche of $750,000 was received on March 25, 2019. The second tranche of $350,000 was received on July 12, 2019 and the Company issued 53,846 shares of restricted common stock. These shares are redeemable if the Company pays the note prior to the maturity date of January 20, 2020. The third and final tranche was received on September 9, 2019 and the Company issued 80,000 shares of restricted common stock. These shares are redeemable if the Company pays the note prior to the maturity date of March 12, 2020. During the nine months ended September 30, 2019, the Company accrued interest expense of $57,337.

On April 1, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $58,300. The note, which is payable on February 15, 2020, has an original issue discount of $5,300 and transaction costs of $3,000. The convertible note converts into common stock of the Company at a conversion price equal to 70% of the average of the lowest two (2) trading prices during the ten (10) trading day period ending on the last complete trading day prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest of $3,811. On September 12, 2019, the Company prepaid this note of $58,300 plus accrued interest and a prepayment penalty of $20,405. At September 30, 2019, this note is fully paid.

On May 6, 2019, the Company executed a convertible note conversion period extension agreement on a note dated October 28, 2018, within which the period of conversion by note holder was extended to May 27, 2019. The Company paid $16,031 to note holder for this extension agreement. On May 28, 2019, the Company executed a second extension agreement on this note within which the period of conversion by note holder was extended to June 11, 2019. The Company paid $16,105 to note holder for this extension agreement. During the nine months ended September 30, 2019, the note holder converted the $308,000 note and accrued interest of $16,337 into 179,745 shares of common shares at prices ranging from $1.75 to $2.25. At September 30, 2019, this note has been fully converted.

F-9

On May 13, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $110,000. The note, which is due on February 13, 2020, has an original issue discount of $10,000 and transactions costs of $3,000. The convertible note converts into common stock of the Company at conversion price that shall be equal to the 65% of the lowest closing price for the twenty (20) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $5,063.

On July 2, 2019, two Back-End notes executed in October 2018 with an institutional investor was funded for $154,000 each. Each note, which is due on October 29, 2019, has an original issue discount of $16,500. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the 70% of the average of the two (2) lowest per share trading prices for the prior twenty (20) trading days including the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $3,038 for each note.

On July 5, 2019, the Company signed an amendment to a convertible note issued on March 21, 2019 revising the conversion price from 75% to 65% of the lowest trading price during the thirty (30) trading days prior to the conversion date.

On July 8, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $140,800. The note, which is payable on April 30, 2020, has an original issue discount of $12,800 and transaction costs of $3,000. The convertible note converts into common stock of the Company at a conversion price equal to 70% of the average of the lowest two (2) trading prices during the ten (10) trading day period ending on the last complete trading day prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest of $3,379.

On July 8, 2019, the Company executed a convertible note conversion period extension agreement on a note dated January 8, 2019 within which the period of conversion by note holder was extended to August 9, 2019. The Company paid $21,560 to note holder for this extension agreement.

On July 9, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $113,000. The note, which is due on July 9, 2020, has an original issue discount of $10,000 and transaction costs of $3,000. The convertible note converts into common stock of the Company at a conversion price that shall be equal to the 65% average of the lowest per share trading prices for the twenty (20) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $2,712.

On July 9, 2019, the Company executed an 8% Convertible Promissory Note payable to an institutional investor in the principal amount of $235,000. The note, which is due on July 11, 2020, has an original issue discount of $25,200 and transaction costs of $10,000. The convertible note converts into common stock of the Company at a conversion price that shall be equal to the 65% average of the lowest per share trading prices for the prior twenty (20) trading days including the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $3,605.

On July 10, 2019, the Company executed a convertible note conversion period extension agreement on a note dated January 8, 2019 within which the period of conversion by note holder was extended to August 9, 2019. The Company paid $22,410 to note holder for this extension agreement.

F-10

On July 11, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $250,000. The note, which is due on April 19, 2020, has an original issue discount of $37,500 and transaction costs of $5,000. The convertible note converts into common stock of the Company at a conversion price that shall be equal to 65% of the average of the lowest per share trading prices for the twenty-five (25) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $5,425.

On July 30, 2019, the Company executed two 12% Convertible Promissory Notes payable to two institutional investors in the principal amount of $38,500 each. Each note, which is due on April 30, 2020, has an original issue discount of $3,500 and transaction costs of $1,500. The convertible notes convert into common stock of the Company at a conversion price that shall be equal to the 65% of the lowest per share trading prices for the twenty (20) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $1,380 for the two notes.

On September 4, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $58,300. The note, which is payable on July 15, 2020, has an original issue discount of $5,300 and transaction costs of $3,000. The convertible note converts into common stock of the Company at a conversion price equal to 70% of the average of the lowest two (2) trading prices during the ten (10) trading day period ending on the last complete trading day prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest of $364.

On September 9, 2019, a Back-End note executed in January 2019 with an institutional investor was funded for $154,000. The note, which is due on January 9, 2020, has an original issue discount of $14,000 and transaction costs of $5,000. The convertible note converts into common stock of the Company at conversion price that shall be equal to the 70% of the average of the two (2) lowest per share trading prices for the twenty (20) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $641.

On September 19, 2019, two Back-End notes executed in January 2019 with an institutional investor was funded for $154,000 each. Each note, which is due on January 8, 2020, has an original issue discount of $14,000 and transactions costs of $5,000. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the 70% of the average of the two (2) lowest per share trading prices for the prior twenty (20) trading days including the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $371 for each note.

Year Ended December 31, 2018

In January 2018, the Company executed an 8% Convertible Promissory Note payable to an institutional investor in the principal amount of $110,000. During the year ended December 31, 2018, the note, which was due on October 12, 2018, and accrued interest totaling $4,489 was fully converted into 48,257 shares of common stock at a price of $2.3725 per share.

In January 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $91,300. During the year ended December 31, 2018, the note, which was due on October 30, 2018, and accrued interest totaling $4,980 was fully converted into 32,616 shares of common stock at prices ranging from $2.915 to $3.015.

In February 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $63,800. During year ended December 31, 2018, the note, which was due on November 30, 2018, and accrued interest totaling $3,480 was fully converted into 26,196 shares of common stock at prices ranging from $2.435 to $2.66.

F-11

In March 2018, the Company executed an 8% Convertible Promissory Note payable to an institutional investor in the principal amount of $77,000. As of September 30, 2018, the institutional investor exercised its MFN provision in Paragraph 4a increasing the OID from the stated in the note from 10% to 15% thus increasing the amount owed to $80,500. During the year ended December 31, 2018, the note, which was due on December 5, 2018, and accrued interest totaling $5,928 was fully converted into 48,049 shares of common stock at a price of $1.80.

In March 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $72,450. During the year ended December 31, 2018, the note, which was due on December 30, 2018, and accrued interest totaling $3,780 was fully converted into 37,556 shares of common stock at prices ranging from $1.965 to $2.185.

In May 2018, the Company executed an 8% Convertible Promissory Note payable to an institutional investor in the principal amount of $125,000. During the year ended December 31, 2018, the note, which is due on May 10, 2019, and accrued interest totaling $415 was fully converted into 32,525 shares of common stock at prices ranging from $3.14 to $5.16. At the year ended December 31, 2018, the Company is still liable for $5,288 of accrued interest that has not yet been converted.

In May 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $51,750. During the year ended December 31, 2018, the note, which is due on March 1, 2019, and accrued interest of $2,700 was fully converted into 13,174 shares of common stock at prices ranging from $4.05 and $4.25.

In July 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $56,500. The note, which is due on April 17, 2019, has an original issue discount of $6,500. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the lesser of: (i) $10.50 or (ii) 75% of the lowest per share trading price for the thirty (30) trading days before the issued date of this note. The Company issued 2,000 shares of common stock valued at $8,000 upon the execution of this note. During the year ended December 31, 2018, the Company recognized interest expense of $2,991.

In July 2018, the Company executed an 3% Convertible Promissory Note payable to an institutional investor in the principal amount of $180,000 for funding in six tranches. The note, which is due twelve months from the date of each individual tranche, has an original issue discount of $10,000 per tranche. The convertible notes convert into common stock of the Company at conversion price that shall be equal to 75% of the market price which is lowest trading price during the twenty (20) trading day period ending on the last complete trading day prior to the conversion date. The trading price is the lesser of: (i) lowest traded price or (ii) the lowest closing bid price on the OTCQB. The first tranche of $60,000 was received in the month of July and second tranche of $30,000 was received in the month of August. During the year ended December 31, 2018, the Company recognized interest expense of $1,102.

In July 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $28,250. The note, which is due on April 17, 2019, has an original issue discount of $3,250. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the lesser of: (i) $10.50 or (ii) 75% of the lowest per share trading price for the thirty (30) trading days before the issued date of this note. The Company issued 1,000 shares of common stock valued at $4,000 upon the execution of this note. During the year ended December 31, 2018, the Company recognized interest expense of $1,495.

F-12

In July 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $77,000. As of September 30, 2018, the institutional investor exercised its MFN provision in Paragraph 4a increasing the OID from the stated in the note from 10% to 15% thus increasing the amount owed to $80,500. The note, which is due on April 5, 2019, has an original issue discount of $7,000. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the lesser of: (i) $3.00 or (ii) 75% of the lowest per share trading price for the ten (10) trading days before the conversion date. During the year ended December 31, 2018, the Company recognized interest expense of $4,870.

In July 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $60,950. The note, which is due on April 30, 2019, has an original issue discount of $7,950. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the lesser of: (i) $10.00 or (ii) variable conversion price which is 75% of the average of the lowest (2) VWAP for the ten (10) trading day period ending on the latest compete trading day prior to the conversion date. During the year ended December 31, 2018, the Company recognized interest expense of $3,647.

In August 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $58,300. The note, which is due on June 15, 2019, has an original issue discount of $5,300. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the lesser of: (i) $10.00 or (ii) variable conversion price which is 75% of the average of the two (2) lowest VWAP for the ten (10) trading day period ending on the latest compete trading day prior to the conversion date. During the year ended December 31, 2018, the Company recognized interest expense of $2,338.

In October 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $47,300. The note, which is due on July 15, 2019, has an original issue discount of $7,300. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the variable conversion price which is 70% of the average of the two (2) lowest VWAP for the ten(10) trading day period ending on the latest compete trading day prior to the conversion date. During the year ended December 31, 2018, the Company recognized interest expense of $1,291.

In October 2018, the Company executed an 8% Convertible Promissory Note payable to an institutional investor in the principal amount of $165,000. The note, which is due on October 12, 2019, has an original issue discount of $15,000. The convertible notes convert into common stock of the Company at conversion price that shall be equal to 65% of the lowest per share closing price during the fifteen (15) trading days immediately preceding the date of the notice of conversion. The first tranche of $110,000 was received in the month of October and the second tranche of $55,000 was received in the month of November. During the year ended December 31, 2018, the Company recognized interest expense of $2,594.

In October 2018, the Company executed two 8% Convertible Promissory Notes payable to two institutional investors, each in the principal amount of $308,000. Each note, which is due on October 29, 2019, has an original issue discount of $33,000. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the 70% of the average of the two (2) lowest per share trading prices for the twenty (20) trading days prior to the conversion date. During the year ended December 31, 2018, the Company recognized interest expense of $4,118 for each note.

In November 2018, a Back-End note executed in May 2018 with an institutional investor was funded. The Back-End note is an 8% Convertible Promissory Note payable in the principal amount of $125,000. The note, which is due on May 10, 2019, has an original issue discount of $10,000. The convertible notes convert into common stock of the Company at conversion price that shall be equal to 72% of the lowest VWAP for the ten (10) trading days prior to and including the conversion date. Conversion into shares of common stock can commence following the 180thcalendar day after the Original Issue Date. During the year ended December 31, 2018, the Company recognized interest expense of $1,123.

F-13

Note 5. Equity Transactions

Preferred Stock

The total number of shares of preferred stock which the Company shall have authority to issue is 20,000,000 shares with a par value of $0.001 per share. During the nine months ended September 30, 2019, the Company authorized the issuance of 1,000,000 shares of preferred stock to officers, directors and consultants as deferred compensation and/or expense. The shares are eligible for conversion after 24 months into 40 shares of common stock per each preferred share. The value of the issued shares was calculated on the basis of 40 shares per preferred share at the common share value on the date of issuance. The deferred compensation value of the shares will vest monthly at 1/24th of the calculated value of $3,000,000 and requisite expense or reduction of accrued compensation and/or accrued directors fees will be recorded. At the recording of the requisite vested share value, the corresponding number of preferred shares will be recorded as being issued. At the end of September 30, 2019, there were 125,000 vested preferred shares and $255,000 was recorded to reduce accrued compensation; $33,750 was recorded to reduce accrued directors’ fees, and $86,250 was recorded as expense for a total of $375,000.

Common Stock

On July 9, 2019, the Company filed a Definitive Information Statement on Schedule 14C for the purpose of authorizing the increase in the number of authorized shares of Common Stock from four hundred million (400,000,000) shares of Common Stock to nine hundred million (900,000,000) shares of Common Stock (the “Authorized Common Stock Share Increase”). On July 9, 2019, the Company filed Articles of Amendment to the Company’s Articles of Incorporation to implement the Authorized Common Stock Share Increase with the State of Nevada.

On October 10, 2019, the Company filed a Definitive Information Statement on Schedule 14C for the purpose of authorizing the increase in the number of authorized shares of Common Stock from nine hundred million (900,000,000) shares of Common Stock to one billion nine hundred million (1,900,000,000) shares of Common Stock (the “Authorized Common Stock Share Increase”). On October 15, 2019, the Company filed Articles of Amendment to the Company’s Articles of Incorporation to implement the Authorized Common Stock Share Increase with the State of Nevada.

Nine Months Ended September 30, 2019

On February 7, 2019, the Company executed an amendment to a contract executed on April 8, 2018 for twelve months for consulting services. The Company issued 5,000 shares of common stock at the signing of the contract valued at $30,500 that is being amortized over the life of the contract.

On March 22, 2019, the Company issued 65,217 shares of common stock to an institutional investor as part of a promissory note for the first tranche payment. These shares are returnable if the Company repays the promissory note before the maturity date. The value of these shares is $375,000 which was recorded as prepaid until the six-month maturity has passed. The Company also issued 20,000 shares of common stock to the institutional investor as a commitment fee. The value of these shares is $115,000.

On April 2, 2019, the Company issued 16,000 shares of common stock pursuant to a capital call notice in relation to an Equity Purchase Agreement dated June 18, 2018. The capital call totaled $59,100.

On May 17, 2019, the Company executed a contract for three months for consulting services. The Company issued 10,000 shares of common stock at the signing of the contract valued at $53,000 that is being amortized over the life of the contract. The contract further indicated that another 10,000 shares were to be issued at the end of three months. The Company issued the second 10,000 shares of common stock on August 20, 2019. The value of the shares is $31,200 and was expensed.

On July 10, 2019, the Company issued 53,846 shares of common stock to an institutional investor as part of a promissory note for the second tranche payment. These shares are returnable if the Company repays the promissory note before the maturity date. The value of these shares is $167,462 which was recorded as prepaid until the six-month maturity has passed.

F-14

On September 30, 2019, the Company issued 80,000 shares of common stock to an institutional investor as part of a promissory note for the third and final tranche payment. These shares are returnable if the Company repays the promissory note before the maturity date. The value of these shares is $280,000 which was recorded as prepaid until the six-month maturity has passed.

On September 25, 2019, the Company executed a contract for six months for consulting services. The contract included the issuance of 5,000 shares of common stock. The value of these shares is $13,750. The shares had not yet been issued at the nine months ended September 30,2019, so the value was recorded as Shares to be Issued.

During the nine months ended September 30, 2019, the Company issued 95,000 shares of common stock to consultants for services rendered in accordance to consulting agreements. The value of these shares is $466,403

During the nine months ended September 30, 2019, the Company issued 405,409 shares of common stock for debt conversion totaling $932,667 which includes $889,950 principal, $40,217 accrued interest and $2,500 due diligence fee.

Nine Months Ended September 30, 2018

In January 2018, the Board of Directors approved the extension of an Advisory Agreement dated February 15, 2015 for one year. The Company issued 16,000 shares of common stock as compensation with a value of $104,000. This value is being amortized over the life of the contract.

During the nine months ended September 30, 2018, the Company issued a total of 531,965 shares of common stock per debt conversion of convertible notes. The total of the debt conversion was $1,190,189 which includes $163,157 of accrued interest.

During the nine months ended September 30, 2018, the Company issued 77,500 shares of common stock for marketing and consulting services valued at $329,565.

During the nine months ended September 30, 2018, the Company issued 80,000 shares of common stock for settlement of a complaint filed in the United States Federal District Count (see Footnote 4). The debt settled totaled $236,868 which includes $56,817 of accrued interest.

During the nine months ended September 30, 2018, the Company issued 31,807 shares of common stock for financing fees for convertible debt issued. These shares were valued at $72,000.

In June 2018, the Company entered into a consulting agreement within which the Company agreed to issue 2,500 shares of common stock per month beginning in July 2018 and 30,000 shares of common stock upon signing of the agreement. The 30,000 shares of common stock were issued with a value of $105,000 which is being amortized over the life of the contract.

In June 2018, the Company executed an Equity Purchase Agreement with an institutional investor within which the investor agrees to purchase up to $1,500,000 of the Company’s common stock, par value $0.05. As an inducement to the investor to enter into the agreement, the Company issued 20,000 restricted shares of common stock to the investor valued at $70,000.

F-15

In January 2018, the Board of Directors agreed to form a new eWellness Healthcare Corporation 2018 Equity Incentive Plan (“Plan”). The Plan shall be for 20,000,000 shares of common stock that will be placed in a 10b5-1 Sales Plan that will be registered under an S-8 Registration Statement. Under the sales plan, each recipient will open an account with Garden State Securities (“GSS”) for management of all sales of shares issued under the Plan. Quarterly limitations are placed on the number of shares that can be sold. The Company initially allocated 348,000 shares to officers, directors and consultants. As of September 30, 2018, no shares were issued.

Stock Options

The following is a summary of the status of all Company’s stock options as of September 30, 2019 and changes during the nine months ended on that date:

		Weighted
	Number of Stock	Average Exercise	Remaining	Intrinsic
	Options	Price	Life (yrs)	Value
Outstanding at December 31, 2018	57,000	$40.00	2.2	$-
Granted	-	-
Exercised	-	-
Cancelled	-	-
Outstanding at September 30, 2019	57,000	40.00	1.4	$-
Options exercisable at September 30, 2019	57,000	$40.00	1.4	$-

The Company recognized stock option expense of $0 and $217,188 for the nine months ended September 30, 2019 and 2018, respectively.

Warrants

In March 2018, the Board of Directors, at the request and with the approval of the investors, determined that it was in the best interests of the Company and the Investors, based upon market price and relatively limited liquidity of the shares of common stock that the Company revised the expiration date and exercise price for 8,349 unexercised warrants granted on April 9, 2015. The original expiration date of April 9, 2018 was extended to April 9, 2019. During the nine months ended September 30, 2019, these warrants expired.

The following is a summary of the status of the Company’s warrants as of September 30, 2019 and changes during the nine months ended on that date:

		Weighted
	Number of	Average Exercise	Remaining	Intrinsic
	Warrants	Price	Life (yrs.)	Value
Outstanding at December 31, 2018	75,564	$24.00	1.4	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Cancelled	(9,549)	-	-	-
Outstanding at September 30, 2019	66,015	$26.00	1.1	$22.240
Warrants exercisable at September 30, 2019	66,015	$26.00	1.1	$22,240

F-16

Note 6. Commitments, Contingencies

The Company may be subject to lawsuits, administrative proceedings, regulatory reviews or investigations associated with its business and other matters arising in the normal conduct of its business. The following is a description of an uncertainty that is considered other than ordinary, routine and incidental to the business.

The closing of the Initial Exchange Agreement with Private Co. was conditioned upon certain, limited customary representations and warranties, as well as, among other things, our compliance with Rule 419 (“Rule 419”) of Regulation C under the Securities Act of 1933, as amended (the “Securities Act”) and the consent of our shareholders as required under Rule 419. Accordingly, we conducted a “Blank Check” offering subject to Rule 419 (the “Rule 419 Offering”) and filed a Registration Statement on Form S-1 to register the shares of such offering; the Registration Statement was declared effective on September 14, 2012. We used 10% of the subscription proceeds as permitted under Rule 419 and the amount remaining in the escrow trust as of the date of the closing of the Share Exchange was $90,000 (the “Trust Account Balance”).

Rule 419 required that the Share Exchange occur on or before March 18, 2014, but due to normal negotiations regarding the transactions and the parties’ efforts to satisfy all the closing conditions, the Share Exchange did not close on such date. Accordingly, after numerous discussions with management of both parties, they entered into an Amended and Restated Share Exchange Agreement (the “Share Exchange Agreement”) to reflect a revised business combination structure, pursuant to which we would: (i) file a registration statement on Form 8-A (“Form 8A”) to register our common stock pursuant to Section 12(g) of the Exchange Act, which we did on May 1, 2014 and (ii) seek to convert the participants of the Rule 419 Offering into participants of a similarly termed private offering (the “Converted Offering”), to be conducted pursuant to Regulation D, as promulgated under the Securities Act.

Fifty-two persons participated in the Rule 419 Offering and each of them gave the Company his/her/its consent to use his/her/its escrowed funds to purchase shares of the Company’s restricted common stock in the Converted Offering (the “Consent”) rather than have their funds returned. To avoid further administrative work for the investors, we believe that we took reasonable steps to inform investors of the situation and provided them with an appropriate opportunity to maintain their investment in the Company, if they so choose, or have their funds physically returned. Management believed the steps it took constituted a constructive return of the funds and therefore met the requirements of Rule 419.

However, pursuant to Rule 419(e)(2)(iv), “funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days [if the related acquisition transaction does not occur by a date that is 18 months after the effective date of the related registration statement].” As set forth above, rather than physically return the funds, we sought consent from the investors of the Rule 419 Offering to direct their escrowed funds to the Company to instead purchase shares in the Converted Offering. The consent document (which was essentially a form of rescission) was given to the investors along with a private placement memorandum describing the Converted Offering and stated that any investor who elected not to participate in the Converted Offering would get 90% of their funds physically returned. Pursuant to Rule 419(b)(2)(vi), a blank check company is entitled to use 10% of the proceed/escrowed funds; therefore, if a return of funds is required, only 90% of the proceed/escrowed funds need be returned. The Company received $100,000 proceeds and used $10,000 as per Rule 419(b)(2)(vi); therefore, only $90,000 was subject to possible return.

As disclosed therein, we filed the amendments to the initial Form 8-K in response to comments from the SEC regarding the Form 8-K and many of those comments pertain to an alleged violation of Rule 419. The Company continued to provide the SEC with information and analysis as to why it believes it did not violate Rule 419 but was unable to satisfy the SEC’s concerns. Comments and communications indicate that Rule 419 requires a physical return of funds if a 419 offering cannot be completed because a business combination was not consummated within the required time frame; constructive return is not permitted.

F-17

Because of these communications and past comments, we are disclosing that we did not comply with the requirements of Rule 419, which required us to physically return the funds previously submitted to escrow pursuant to the Rule 419 Offering. Because of our failure to comply with Rule 419, the SEC may bring an enforcement action or commence litigation against us for failure to strictly comply with Rule 419. If any claims or actions were to be brought against us relating to our lack of compliance with Rule 419, we could be subject to penalties (including criminal penalties), required to pay fines, make damages payments or settlement payments. In addition, any claims or actions could force us to expend significant financial resources to defend ourselves, could divert the attention of our management from our core business and could harm our reputation.

Ultimately, the SEC determined to terminate its review of the Initial Form 8-K and related amendments, rather than provide us with additional opportunities to address their concerns and therefore, we did not clear their comments. It is not possible at this time to predict whether or when the SEC may initiate any proceedings, when this issue may be resolved or what, if any, penalties or other remedies may be imposed, and whether any such penalties or remedies would have a material adverse effect on our consolidated financial position, results of operations, or cash flows. Litigation and enforcement actions are inherently unpredictable, the outcome of any potential lawsuit or action is subject to significant uncertainties and, therefore, determining currently the likelihood of a loss, any SEC enforcement action and/or the measurement of the amount of any loss is complex. Consequently, we are unable to estimate the range of reasonably possible loss. Our assessment is based on an estimate and assumption that has been deemed reasonable by management, but the assessment process relies heavily on an estimate and assumption that may prove to be incomplete or inaccurate, and unanticipated events and circumstances may occur that might cause us to change that estimate and assumption. Considering the uncertainty of this issue and while Management evaluates the best and most appropriate way to resolve same, management determined to create a reserve on the Company’s Balance Sheet for the $90,000 that was subject to the Consent.

From time to time the Company may become a party to litigation matters involving claims against the Company. Except as may be outlined above, the Company believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

Note 7. Derivative Valuation

The Company evaluated the convertible debentures and associated warrants in accordance with ASC Topic 815, “Derivatives and Hedging,” and determined that the conversion feature of the convertible promissory notes was not afforded the exemption for conventional convertible instruments due to their variable conversion rates. The notes have no explicit limit on the number of shares issuable, so they did not meet the conditions set forth in current accounting standards for equity classification. Therefore, these have been characterized as derivative instruments. We elected to recognize the notes under ASU paragraph 815-15-25-4, whereby there would be a separation into a host contract and derivative instrument. We elected to initially and subsequently measure the notes and warrants in their entirety at fair value, with changes in fair value recognized in earnings.

The debt discount is amortized over the life of the note and recognized as interest expense. For the nine months ended September 30, 2019 and 2018, the Company amortized the debt discount of $2,690,435 and $284,390, respectively.

F-18

During the nine months ended September 30, 2019, the Company had the following activity in the derivative liability account:

	Notes	Warrants	Total
Derivative liability at December 31, 2018	$1,402,721	$181,381	$1,584,102
Addition of new conversion option derivatives	3,631,177	-	3,631,177
Conversion of note derivatives	(1,107,498)	-	(1,107,498)
Change in fair value	(2,582,681)	(166,137)	(2,748,818)
Derivative liability at September 30, 2019	$1,343,719	$15,244	$1,358,963

For purposes of determining the fair market value of the derivative liability, the Company used Black Scholes option valuation model. The significant assumptions used in the Black Scholes valuation of the derivative are as follows:

Stock price at valuation date	$1.50-500.00
Exercise price of warrants	$12.50
Conversion rate of convertible debt	$22.25
Risk free interest rate	1.6%-2.42%
Stock volatility factor	102.5%-190%
Years to Maturity	.06 – 2.72
Expected dividend yield	None

Note 8. Subsequent Events

On October 2, 2019, the Company executed a 10% Convertible Promissory Note payable to an institutional investor in the principal amount of $57,750. The note, which is payable on October 2, 2020, has an original issue discount of $5,250 and transaction costs of $2,500. The convertible note converts into common stock of the Company at a conversion price equal to 65% of the lowest trading prices during the twenty (20) trading day period ending on the last complete trading day prior to the conversion date.

On October 10, 2019, the Company filed a Definitive Information Statement on Schedule 14C for the purpose of authorizing the increase in the number of authorized shares of Common Stock from nine hundred million (900,000,000) shares of Common Stock to one billion nine hundred million (1,900,000,000) shares of Common Stock (the “Authorized Common Stock Share Increase”). On October 15, 2019, the Company filed Articles of Amendment to the Company’s Articles of Incorporation to implement the Authorized Common Stock Share Increase with the State of Nevada.

From October 1 until the filing of this report, the Company issued 7,500 shares of common stock per consulting agreements valued at $12,150.

From October 1 until the filing of this report, the Company issued 910,042 shares of common stock for convertible debt conversion totaling $508,655 which includes $436,906 principal, $69,199 accrued interest and $2,550 financing costs

From October 1 until the filing of this report, the Company issued 21,000 shares of common stock for prepaid services valued at $39,750 which is being amortized over the life of the contracts.

F-19

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of eWellness Healthcare Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of eWellness Healthcare Corporation (the Company) as of December 31, 2018 and 2017, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has yet to earn revenue, has a deficit in stockholders’ equity, and has sustained recurring losses from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Haynie & Company

Salt Lake City, Utah

March 27, 2019

We have served as the Company’s auditor since 2016

F-20

eWELLNESS HEALTHCARE CORPORATION

BALANCE SHEETS

	December 31, 2018	December 31, 2017

ASSETS

CURRENT ASSETS
Cash	$383,335	$6,882
Prepaid expenses	95,508	179,827

Total current assets	478,843	186,709

Property & equipment, net	14,092	5,021
Intangible assets, net	11,000	13,954

TOTAL ASSETS	$503,935	$205,684

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$236,741	$345,956
Accounts payable - related party	684,173	351,511
Accrued expenses - related party	214,076	210,828
Accrued compensation	1,113,470	1,071,369
Contingent liability	90,000	90,000
Convertible debt, net of discount	562,362	444,680
Derivative liability	1,584,102	1,140,578
Short term notes and liabilities	-	180,051

Total current liabilities	4,484,924	3,834,973

Total Liabilities	4,484,924	3,834,973

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, authorized, 20,000,000 shares, $.001 par value, 0 shares issued and outstanding	-	-
Common stock, authorized 400,000,000 shares, $.001 par value, 4,128,139 and 2,847,048 issued and outstanding, respectively	206,407	142,352
Additional paid in capital	17,213,838	13,178,131
Accumulated deficit	(21,401,234)	(16,949,772)

Total Stockholders’ Deficit	(3,980,989)	(3,629,289)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$503,935	$205,684

The accompanying notes are an integral part of these financial statements

F-21

eWELLNESS HEALTHCARE CORPORATION

STATEMENTS OF OPERATIONS

	Year Ended
	December 31, 2018	December 31, 2017

OPERATING EXPENSES
Executive compensation	$408,000	$408,000
General and administrative	1,156,938	801,308
Professional fees	2,130,131	2,139,473

Total Operating Expenses	3,695,069	3,348,781

Loss from Operations	(3,695,069)	(3,348,781)

OTHER INCOME (EXPENSE)
Gain on extinguishment of debt	159,479	-
Gain (loss) on derivative liability	(178,938)	2,771,778
Foreign exchange rate	12,598	60,972
Loss on disposal of asset	(2,134)	-
Interest expense	(745,542)	(516,060)

Net Loss before Income Taxes	(4,449,606)	(1,032,091)

Income tax expense	(1,856)	(800)

Net Loss	$(4,451,462)	$(1,032,891)

Basic and diluted (loss) per common share	$(1.32)	$(0.47)

Weighted average shares outstanding	3,374,115	2,177,294

The accompanying notes are an integral part of these financial statements

F-22

eWELLNESS HEALTHCARE CORPORATION

STATEMENT OF STOCKHOLDERS’ DEFICIT

	Preferred Shares		Common Shares		Shares to	Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	be issued	Capital	Deficit	Deficit

Balance at December 31, 2016	-	$-	1,028,706	$51,435	$110,740	$5,757,205	$(15,916,881)	$(9,997,501)

Contributed services	-	-	-	-	-	222,000	-	222,000
Option expense	-	-	-	-	-	434,376	-	434,376
Warrants issued with debt	-	-	-	-	-	89,890	-	89,890
Shares issued for AP conversions	-	-	553,618	27,681	(84,000)	281,319	-	225,000
Shares issued for debt conversion	-	-	1,070,690	53,534	(8,240)	5,529,185	-	5,574,479
Shares issued for prepaid services	-	-	100,500	5,025	(18,500)	402,975	-	389,500
Shares issued for services	-	-	66,812	3,341	-	352,539	-	355,880
Shares issued for warrants exercised	-	-	26,722	1,336	-	108,642	-	109,978
Net loss	-	-	-	-	-	-	(1,032,891)	(1,032,891)

Balance at December 31, 2017	-	$-	2,847,048	$142,352	$-	$13,178,131	$(16,949,772)	$(3,629,289)

Contributed services	-	-	-	-	-	220,500	-	220,500
Option expense	-	-	-	-	-	467,938	-	467,938
Shares issued to officers, directors and consultants	-	-	348,000	17,400	-	332,688	-	350,088
Shares issued for contribution	-	-	20,000	1,000	-	69,000	-	70,000
Shares issued for debt conversion	-	-	705,714	35,286	-	2,077,161	-	2,112,447
Shares issued for prepaid services	-	-	52,000	2,600	-	236,700	-	239,300
Shares issued for services	-	-	106,000	5,300	-	506,815	-	512,115
Shares issued for financing costs	-	-	49,377	2,469	-	124,905	-	127,374
Net loss	-	-	-	-	-	-	(4,451,462)	(4,451,462)

Balance at December 31, 2018	-	$-	4,128,139	$206,407	$-	$17,213,838	$(21,401,234)	$(3,980,989)

The accompanying notes are an integral part of these financial statements

F-23

eWELLNESS HEALTHCARE CORPORATION

STATEMENT OF CASH FLOWS

	Year Ended
	December 31, 2018	December 31, 2017

Cash flows from operating activities
Net loss	$(4,451,462)	$(1,032,891)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,982	5,123
Contributed services	220,500	222,000
Shares issued for consulting services	512,115	355,880
Shares issued for contribution	70,000	-
Shares issued for financing costs	127,374	-
Shares issued to directors and consultants	350,088	-
Options expense	467,938	434,376
Amortization of debt discount and prepaids	812,499	1,400,782
Loss on disposal of fixed assets	2,134	-
(Gain) on settlement of debt	(159,479)	-
Foreign currency exchange	(12,598)	(60,972)
(Gain) loss on derivative liability	178,938	(2,771,778)
Changes in operating assets and liabilities
Prepaid expense	22,479	(49,752)
Accounts payable and accrued expenses	130,454	111,332
Accounts payable - related party	332,661	197,029
Accrued expenses - related party	60,067	106,399
Accrued compensation	42,101	131,369

Net cash used in operating activities	(1,288,209)	(951,103)

Cash flows from investing activities
Purchase of equipment	(14,233)	(2,910)
Net cash used in investing activities	(14,233)	(2,910)

Cash flows from financing activities
Proceeds from issuance of convertible debt	1,922,600	1,107,500
Original issue discount and debt issuance costs	(242,700)	(160,600)
Payments on debt	(1,005)	-

Net cash provided by financing activities	1,678,895	946,900

Net increase (decrease) in cash	376,453	(7,113)

Cash, beginning of period	6,882	13,995

Cash, end of period	$383,335	$6,882

Supplemental Information:
Cash paid for:
Taxes	$1,856	$800
Interest Expense	$-	$-
Non-cash items:
Warrants issued with debt	$-	$89,890
Derivative liability and debt discount issued with new notes	$1,099,732	$428,250
Shares issued for debt conversion	$1,456,782	$5,528,421
Exercise of warrants	$-	$109,979
Shares issued for extinguishment of accounts payable	$-	$225,000
Shares issued to officers recorded as reduction of contributed capital	$1,215,912	-
Shares issued for prepaids	$239,300	$389,500

The accompanying notes are an integral part of these financial statements

F-24

eWELLNESS HEALTHCARE CORPORATION

Notes to Financial Statements

Note 1. The Company

The Company and Nature of Business

eWellness Healthcare Corporation (the “eWellness”, “Company”, “we”, “us”, “our”) was incorporated in the State of Nevada on April 7, 2011. The Company has generated no revenues to date.

eWellness is the first physical therapy telehealth company to offer insurance reimbursable real-time distance monitored treatments. Our business model is to license our PHZIO (“PHZIO”) platform to any physical therapy (“PT”) clinic in the U.S. and or have large-scale employers use our PHZIO platform as a fully PT monitored corporate wellness program. The Company’s PHZIO home physical therapy exercise platform has been designed to disrupt the $30 billion physical therapy and the $8 billion corporate wellness industries. PHZIO re-defines the way physical therapy can be delivered. PHZIO is the first real-time remote monitored 1-to-many physical therapy platform for home use. Due to the real-time patient monitoring feature, the PHZIO platform is insurance reimbursable by payers such as: Anthem Blue Cross and Blue Shield.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared to reflect the financial position, results of operations and cash flows of the Company and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from these good faith estimates and judgments.

Going Concern

For the year ended December 31, 2018, the Company had no revenues. The Company has an accumulated deficit of $21,401,234 and a working capital deficit of $4,006,081. In view of these matters, there is substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue operations is dependent upon the Company’s ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations, of which there can be no guarantee. The Company intends to finance its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Fair Value of Financial Instruments

The Company complies with the accounting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements, as well as certain related FASB staff positions. This guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

F-25

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

Level 1 – quoted market prices in active markets for identical assets or liabilities.

Level 2 – inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of December 31, 2018, the Company had the following assets and liabilities measured at fair value on a recurring basis.

	Total	Level 1	Level 2	Level 3
Derivative Liability	$1,584,102	$-	$-	$1,584,102
Total Liabilities measured at fair value	$1,584,102	$-	$-	$1,584,102

As of December 31, 2017, the Company had the following assets and liabilities measured at fair value on a recurring basis.

	Total	Level 1	Level 2	Level 3
Derivative Liability	$1,140,578	$-	$-	$1,140,578
Total Liabilities measured at fair value	$1,140,578	$-	$-	$1,140,578

Property and Equipment

Property and equipment are recorded at historical cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is recorded over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The estimated useful lives for significant property and equipment categories are as follows:

Furniture and Fixtures	5-7 Years
Computer Equipment	5-7 Years
Software	3 Years

The Company regularly evaluates whether events or circumstances have occurred that indicate the carrying value of long-lived assets may not be recoverable. If factors indicate the asset may not be recoverable, we compare the related undiscounted future net cash flows to the carrying value of the asset to determine if impairment exists. If the expected future net cash flows are less than the carrying value, an impairment charge is recognized based on the fair value of the asset. For the years ended December 31, 2018 and 2017, there was no impairment recognized.

Intangible Assets

The Company accounts for assets that are not physical in nature as intangible assets. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. Intangible assets with indefinite useful lives are reassessed each year for impairment. If an impairment has occurred, then a loss is recognized. An impairment loss is determined by subtracting the asset’s fair value from the asset’s book/carrying value. For the years ended December 21, 2018 and 2017, there was no impairment recognized.

F-26

Income Taxes

The Company accounts for income taxes under FASB ASC 740-10-30. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Accounting standards require the consideration of a valuation allowance for deferred tax assets if it is “more likely than not” that some component or all the benefits of deferred tax assets will not be realized.

Debt Issuance Costs

The Company accounts for debt issuance costs in accordance with ASU 2015-03. This guidance requires direct and incremental costs associated with the issuance of debt instruments such as legal fees, printing costs and underwriters’ fees, among others, paid to parties other than creditors, are reported and presented as a reduction of debt on the consolidated balance sheets.

Debt issuance costs and premiums or discounts are amortized over the term of the respective financing arrangement using the effective interest method. Amortization of these amounts is included as a component of interest expense net, in the consolidated statements of operations.

Cash and Cash Equivalents

Cash and cash equivalents include all cash deposits and highly liquid financial instruments with an original maturity to the Company of three months or less. The Company maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Loss per Common Share

The Company follows ASC Topic 260 to account for the loss per share. Basic loss per common share calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per common share calculations are determined by dividing net loss by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation. As the Company has incurred losses for the periods ended December 31, 2018 and 2017, no dilutive shares are added into the loss per share calculations. While currently antidilutive, the following instruments could potentially dilute EPS in the future resulting in the following common stock equivalents

	2018	2017

Options	57,000	241,292
Warrants	74,364	175,064
Convertible Notes	506,605	291,592
	637,969	707,948

Recent Accounting Pronouncements

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivative and Hedging (Topic 815). The amendments in Part I of this update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. The amendments in Part I of this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted including adoption in an interim period. The Company is currently assessing the impact of this guidance on its financial statements.

F-27

In June 2018, the FASB issued ASU 2018-07, “Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting”, which expands the scope of Topic 718 to include all share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 specifies that Topic 718 applies to all share-based payment transactions in which the grantor acquires goods and services to be used or consumed in its own operations by issuing share-based payment awards. ASU 2018-07 also clarifies that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under ASC 606. The amendments in ASU 2018-07 are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently assessing the impact of this guidance on its financial statements.

The Company has reviewed all other recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operations, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

Note 3. Property and Equipment

Property and equipment consist of computer equipment that is stated at cost $22,654 and $11,331 less accumulated depreciation of $8,562 and $6,311 for the years ended December 31, 2018 and 2017, respectively. Depreciation expense was $3,028 and $2,169 for the years ended December 31, 2018 and 2017, respectively.

Note 4. Intangible Assets

The Company recognizes the cost of a software license and a license for use of a programming code as intangible assets. The stated cost of these assets was $24,770 and $24,770 less accumulated amortization of $13,770 and $10,816 for the years ended December 31, 2018 and 2017, respectively. For the years ended December 31, 2018 and 2017, the amortization expense recorded was $2,954 and $2,954, respectively.

Note 5. Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Tax Cuts and Jobs Act, enacted on December 22, 2017, reduced the U.S. corporate statutory tax rate from 35% to 21% beginning on January 1, 2018.

Net deferred tax liabilities consist of the following components as of December 31, 2018 and 2017:

	2018	2017

Deferred tax assets:
NOL carryover	$1,204,500	$1,058,800
Accrued payroll	233,800	278,600
Deferred rent	-	300
Related party accruals	143,700	-
Deferred tax liabilities
Depreciation	300	(300)
Valuation allowance	(1,582,300)	(1,337,400)
Net deferred tax asset	$-	$-

F-28

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended December 31, 2018 and 2017 due to the following:

	2018	2017

Book loss	$(934,800)	$(268,600)
Depreciation	-	(100)
Contributed services	46,300	57,700
Meals & entertainment	4,200	3,600
Stock for prepaids	63,200	255,400
Stock for consulting	222,500	92,500
Option expense	98,300	112,900
Amortization of debt discount	107,400	108,800
Accrued payroll	8,800	34,200
Loss on conversion of debt	(159,500)	-
Loss on derivative	37,600	(720,700
Valuation allowance	506,000	324,300
	$-	$-

At December 31, 2018, the Company had net operating loss carryforwards of approximately $5,736,000 that may be offset against future taxable income from the year 2019 through 2038. No tax benefit has been reported in the December 31, 2018 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

The Company’s policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense. For the years ended December 31, 2018 and 2017, the Company did not recognize any interest or penalties, nor did we have any interest or penalties accrued related to unrecognized benefits.

The tax years ended December 31, 2017, 2016 and 2015 are open for examination for federal income tax purposes and by other major taxing jurisdictions to which we are subject.

Note 6. Related Party Transactions

On November 11, 2016, the Company signed an agreement with a programming company (“PC”) within which one of the Company’s directors and Chief Technical Officer (“CTO”) is the Chief Marketing Officer. The agreement is for additional features to be programmed for the launch of the PHIZIO platform. The contract specifies that the Company’s CEO and CTO will retain their officer and director positions and retain their past due accrued compensation through June 30, 2016. Following an initial payment of $100,000 to cover development and compensation for the CTO, the Company is obligated to pay $50,000 monthly until the PC has successfully signed and collected the first monthly service fee for 100 physical therapy clinics to use the PHIZIO platform. The agreement established that the Company as indebted to the PC for $225,000 for past programming services. For this amount, the Company issued 505,618 common shares at a value of $0.445 per share on April 1, 2017. The PC will also have the right to appoint 40% of the directors. At the end of December 31, 2018, the Company had a payable of $682,832 due to this company.

F-29

For the first nine months of the year ended December 31, 2018, the Company rented office space from a company formerly owned by our CEO. The imputed rent expense of $500 per month for that nine months is recorded in the Statement of Operations and Additional Paid in Capital in the Balance Sheet. At the end of September 2018, the Company rented other office space from a third-party provider.

Throughout the year ended December 31, 2018, the officers and directors of the Company incurred business expenses on behalf of the Company. The amounts payable to the officers as of December 31, 2018 and December 31, 2017 were $3,076 and $5,828, respectively. There were no expenses due to the board members, but the Company has accrued directors’ fees of $211,000 and $205,000 at December 31, 2018 and December 31, 2017, respectively. Because the Company is not yet profitable the officers have agreed to defer compensation. The Company had accrued executive compensation of $1,113,470 and $1,071,369 at December 31, 2018 and December 31, 2017 respectively.

Note 7. Non-Convertible Notes Payable

In February 2017, the Company was served by a complaint filed by the holder of a note payable. The action was removed from Louisiana state court to the United States Federal District Court in Baton Rouge, LA. The lawsuit alleges that the Company is indebted to the note holder a promissory note stemming from four loans to the Company during the 20 months prior to February 2017 amounting to $75,500 in total original principal bearing interest at 12% per annum, of which $45,202 has been repaid. Further, the note holder claims that, because of alleged defaults and extensions of the notes, the Company is now indebted in the amount of $253,877 inclusive of interest and penalties at an effective rate exceeding 70% per annum, far more than the maximum rate allowable in California or Louisiana. The Company and its counsel have determined that: (i) the note holder is not a licensed lender in the State of California, where the loan was made and the $75,500 was deposited and therefore was not permitted under California law to make loans in the State; and (ii) the interest rate the note holder is seeking to collect is usurious and therefore interest claimed in the lawsuit is neither collectible nor enforceable. In October 2017 the complainant and his counsel motioned to dismiss the unlicensed lender assertion. In January 2018 the U.S. District Court, Louisiana ruled that the unlicensed lender assertion was to proceed.

On June 20, 2018, a settlement agreement was signed between the Company and holder of the note payable with the following terms for the cancellation of the note payable, accrued interest and all warrants issued relating to the note:

1.	The Company will issue 54,189 shares of commons stock that is immediately tradeable under Securities and Exchange Commission Rule 144, but subject to a daily trading limit of 25,000 shares per day;
2.	The Company will issue 25,811 shares of common stock that shall be subject to a 180-day holding period and are also subject to a daily trading limit of 25,000 shares per day;
3.	The holder of the note payable shall bear all fees and expenses, including attorneys’ fees, associated with the transfer and trading of the Company’s shares;
4.	Beyond issuing the shares noted above, the Company shall not take any additional action that would cause the note holder to incur tax consequence from the transfer or would affect the note holder’s tax consequences in any way.

The Company issued the 80,000 shares of common stock on June 20, 2018. At December 31, 2018, the Company had no indebtedness to this holder of the note payable principal or accrued interest.

During the years ended December 31, 2018 and 2017, the Company recognized interest expense totaling $15,183 and $32,409, respectively.

F-30

Note 8. Convertible Notes Payable

In January 2018, the Company executed an 8% Convertible Promissory Note payable to an institutional investor in the principal amount of $110,000. During the year ended December 31, 2018, the note, which was due on October 12, 2018, and accrued interest totaling $4,489 was fully converted into 48,257 shares of common stock at a price of $2.3725 per share.

In January 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $91,300. During the year ended December 31, 2018, the note, which was due on October 30, 2018, and accrued interest totaling $4,980 was fully converted into 32,616 shares of common stock at prices ranging from $2.915 to $3.015.

In February 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $63,800. During year ended December 31, 2018, the note, which was due on November 30, 2018, and accrued interest totaling $3,480 was fully converted into 26,196 shares of common stock at prices ranging from $2.435 to $2.66.

In March 2018, the Company executed an 8% Convertible Promissory Note payable to an institutional investor in the principal amount of $77,000. As of June 30, 2018, the institutional investor exercised its MFN provision in Paragraph 4a increasing the OID from the stated in the note from 10% to 15% thus increasing the amount owed to $80,500. During the year ended December 31, 2018, the note, which was due on December 5, 2018, and accrued interest totaling $5,928 was fully converted into 48,049 shares of common stock at a price of $1.80.

In March 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $72,450. During the year ended December 31, 2018, the note, which was due on December 30, 2018, and accrued interest totaling $3,780 was fully converted into 37,556 shares of common stock at prices ranging from $1.965 to $2.185.

In May 2018, the Company executed an 8% Convertible Promissory Note payable to an institutional investor in the principal amount of $125,000. During the year ended December 31, 2018, the note, which is due on May 10, 2019, and accrued interest totaling $415 was fully converted into 32,525 shares of common stock at prices ranging from $3.14 to $5.16. At the year ended December 31, 2018, the Company is still liable for $5,288 of accrued interest that has not yet been converted.

In May 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $51,750. During the year ended December 31, 2018, the note, which is due on March 1, 2019, and accrued interest of $2,700 was fully converted into 13,174 shares of common stock at prices ranging from $4.05 and $4.25.

In July 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $56,500. The note, which is due on April 17, 2019 has an original issue discount of $6,500. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the lesser of: (i) $10.50 or (ii) 75% of the lowest per share trading price for the thirty (30) trading days before the issued date of this note. The Company issued 2,000 shares of common stock valued at $8,000 upon the execution of this note. During the year ended December 31, 2018, the Company recognized interest expense of $2,991.

In July 2018, the Company executed an 3% Convertible Promissory Note payable to an institutional investor in the principal amount of $180,000 for funding in three tranches. The note, which is due twelve months from the date of each individual tranche, has an original issue discount of $10,000 per tranche. The convertible notes convert into common stock of the Company at conversion price that shall be equal to 75% of the market price which is lowest trading price during the twenty (20) trading day period ending on the last complete trading day prior to the conversion date. The trading price is the lesser of: (i) lowest traded price or (ii) the lowest closing bid price on the OTCQB. The first tranche of $60,000 was received in the month of July and second tranche of $30,000 was received in the month of August. During the year ended December 31, 2018, the Company recognized interest expense of $1,102.

F-31

In July 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $28,250. The note, which is due on April 17, 2019 has an original issue discount of $3,250. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the lesser of: (i) $10.50 or (ii) 75% of the lowest per share trading price for the thirty (30) trading days before the issued date of this note. The Company issued 1,000 shares of common stock valued at $4,000 upon the execution of this note. During the year ended December 31, 2018, the Company recognized interest expense of $1,495.

In July 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $77,000. As of September 30, 2018, the institutional investor exercised its MFN provision in Paragraph 4a increasing the OID from the stated in the note from 10% to 15% thus increasing the amount owed to $80,500. The note, which is due on April 5, 2019, has an original issue discount of $7,000. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the lesser of: (i) $3.00 or (ii) 75% of the lowest per share trading price for the ten (10) trading days before the conversion date. During the year ended December 31, 2018, the Company recognized interest expense of $4,870.

In July 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $60,950. The note, which is due on April 30, 2019 has an original issue discount of $7,950. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the lesser of: (i) $10.00 or (ii) variable conversion price which is 75% of the average of the lowest (2) VWAP for the ten (10) trading day period ending on the latest compete trading day prior to the conversion date. During the year ended December 31, 2018, the Company recognized interest expense of $3,647.

In August 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $58,300. The note, which is due on June 15, 2019 has an original issue discount of $5,300. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the lesser of: (i) $10.00 or (ii) variable conversion price which is 75% of the average of the two (2) lowest VWAP for the ten (10) trading day period ending on the latest compete trading day prior to the conversion date. During the year ended December 31, 2018, the Company recognized interest expense of $2,338.

In October 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $47,300. The note, which is due on July 15, 2019 has an original issue discount of $7,300. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the variable conversion price which is 70% of the average of the two (2) lowest VWAP for the ten(10) trading day period ending on the latest compete trading day prior to the conversion date. During the year ended December 31, 2018, the Company recognized interest expense of $1,291.

In October 2018, the Company executed an 8% Convertible Promissory Note payable to an institutional investor in the principal amount of $165,000. The note, which is due on October 12, 2019 has an original issue discount of $15,000. The convertible notes convert into common stock of the Company at conversion price that shall be equal to 65% of the lowest per share closing price during the fifteen (15) trading days immediately preceding the date of the notice of conversion. The first tranche of $110,000 was received in the month of October and the second tranche of $55,000 was received in the month of November. During the year ended December 31, 2018, the Company recognized interest expense of $2,594.

In October 2018, the Company executed an 8% Convertible Promissory Note payable to an institutional investor in the principal amount of $308,000. The note, which is due on October 29, 2019 has an original issue discount of $33,000. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the 70% of the average of the two (2) lowest per share trading prices for the twenty (20) trading days prior to the conversion date. During the year ended December 31, 2018, the Company recognized interest expense of $4,118.

In October 2018, the Company executed an 8% Convertible Promissory Note payable to an institutional investor in the principal amount of $308,000. The note, which is due on October 29, 2019 has an original issue discount of $33,000. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the 70% of the average of the two (2) lowest per share trading prices for the twenty (20) trading days prior to the conversion date. During the year ended December 31, 2018, the Company recognized interest expense of $4,118.

F-32

In November 2018, a Back-End note executed in May 2018 with an institutional investor was funded. The Back-End note is an 8% Convertible Promissory Note payable in the principal amount of $125,000. The note, which is due on May 10, 2019 has an original issue discount of $10,000. The convertible notes convert into common stock of the Company at conversion price that shall be equal to 72% of the lowest VWAP for the ten (10) trading days prior to and including the conversion date. Conversion into shares of common stock can commence following the 180th calendar day after the Original Issue Date. During the year ended December 31, 2018, the Company recognized interest expense of $1,123.

Note 9. Equity Transactions

In February 2017, the Board of Directors of unanimously approved an amendment to the Company’s Articles of Incorporation to: (A) increase its authorized capital stock from 110,000,000 shares of capital stock, par value $0.001, consisting of: (i) 100,000,000 shares of common stock, par value $0.001; and (ii) 10,000,000 shares of preferred stock, par value $0.001, to 420,000,000 shares of capital stock, par value $0.001, consisting of: (iii) 400,000,000 shares of common stock, par value $0.001; and (iv) 20,000,000 shares of preferred stock, par value $0.001; and (B) implement a reverse split of the issued and outstanding shares of common stock, including shares of common stock reserved for issuance, in a ratio to be determined by the Company’s Board of Directors, not to exceed a one-for-twenty (1:20) basis. The Certificate of Amendment was authorized and approved by the Joint Written Consent of the Board of Directors and Majority Consenting Stockholders of the Company.

On March 1, 2017, the Company had filed a Definitive Information Statement with the SEC (the “Information Statement”) pursuant to which the Company, based upon the Joint Written Consent of our Board of Directors and Majority Consenting Stockholders, authorized the Reverse Split on a ratio not to exceed a one-for-twenty (1:20) basis, which Reverse Split was to be initiated within 180 days from March 1, 2017. On August 8, 2017, our Board of Directors approved the one-for-twelve (1:12) Reverse Split and filed the requisite application with FINRA. Since there can be no assurance that up listing on the NASDAQ will be achieved, the Company informed FINRA that it was withdrawing the application and canceling the pending 1:12 Reverse Split.

Preferred Stock

The total number of shares of preferred stock which the Company shall have authority to issue is 20,000,000 shares with a par value of $0.001 per share. There have been no preferred shares issued as of December 31, 2018.

Common Stock

The total number of shares of common stock which the Company shall have authority to issue is 400,000,000 shares with a par value of $0.05 per share.

Debt Settlement Shares

During the year ended December 31, 2018, the Company issued 80,000 shares of common stock for settlement of a complaint filed in the United States Federal District Count (see Note 7). The debt settled totaled $236,869 which includes $56,817 of accrued interest.

Debt Conversion Shares

During the year ended December 31, 2018, the Company issued a total of 625,714 shares of common stock per debt conversion of various convertible notes (See Note 7). The total of the debt conversion was $1,284,582 principal plus $172,200 accrued interest.

During the year ended December 31, 2018, the Company issued 49,377 shares of common stock for financing costs relating to convertible debt. The value of the financing costs was $127,374.

F-33

Consultant Issued Shares

During the year ended December 31, 2018, the Company issued 158,000 shares of common stock for marketing and consulting services valued at $751,415.

Institutional Investor Shares

During the year ended December 31, 2018, the Company issued 20,000 shares of common stock as an inducement per an Equity Purchase Agreement with an institutional investor within which the investor agrees to purchase up to $1,500,000 of the Company’s common stock, par value $0.05. The value of these shares is $70,000.

Officers, Directors, and Consultants Shares

On January 2, 2018, the Board of Directors agreed to form a new eWellness Healthcare Corporation 2018 Equity Incentive Plan (“Plan”). The Plan shall be for 20,000,000 shares of common stock that will be placed in a 10b5-1 Sales Plan that will be registered under an S-8 Registration Statement. Under the sales plan, each recipient will open an account with Garden State Securities (“GSS”) for management of all sales of shares issued under the Plan. Quarterly limitations are placed on the number of shares that can be sold. The Company initially allocated 348,000 shares to officers, directors and consultants. These shares were issued on November 1, 2018 valued at $1,566,000. Of that amount, $1,215,912 was recorded against previously contributed capital from management and members of the Board of Directors.

Stock Options

On August 6, 2015, the Board of Directors approved the 2015 Stock Option Plan, pursuant to which certain directors, officers, employees and consultants will be eligible for certain stock options and grants. The Plan is effective as of August 1, 2015 and the maximum number of shares reserved and available for granting awards under the Plan shall be an aggregate of 3,000,000 shares of common stock, provided however that on each January 1, starting with January 1, 2016, an additional number of shares equal to the lesser of (A) 2% of the outstanding number of shares (on a fully-diluted basis) on the immediately preceding December 31 and (B) such lower number of shares as may be determined by the Board or committee charged with administering the plan. This plan may be amended at any time by the Board or appointed plan Committee.

During the year ended December 31, 2017, the options authorized by the Board of Directors to be issued to a consultant on April 15, 2016 expired because of the one-year exercise date.

During the year ended December 31, 2018, the options authorized by the Board of Directors in December 2016 to be issued to officers, directors and certain consultants expired because of the two-year exercise date.

The following is a summary of the status of all Company’s stock options as of December 31, 2018 and changes during the periods ended on December 31, 2018 and 2017, respectively:

	Number	Weighted
	of Stock	Average	Remaining	Intrinsic
	Options	Exercise Price	Life (yrs)	Value
Outstanding at January 1, 2017	-	$-	-	$-
Granted	405,000	13.50	3.2	.55
Exercised	-	-	-	-
Expired	(5,000)	50.00	-
Outstanding at December 31, 2017	400,000	$13.00	1.9	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Expired	(343,000)	8.50	-
Outstanding at December 31, 2018	57,000	40.00	2.2	$-
Options exercisable at December 31, 2018	57,000	$40.00	2.2	$-

F-34

The Company recognized stock option expense of $467,938 and $434,376 for the years ended December 31, 2018 and 2017, respectively.

Warrants

During the year ended December 31, 2017, the Company issued 26,015 warrants as part of a financing agreement at an exercise price of $12.50 and an expiration date of five years.

During the year ended December 31, 2017, 27,266 warrants authorized by the Company as part of notes payable and financing agreements were exercised.

During the year ended December 31, 2017, 6.010 warrants authorized by the Company as part of notes payable were expired because of the three-year expiration date.

On March 21, 2018, the Board of Directors, at the request and with the approval of the investors, determined that it was in the best interests of the Company and the Investors, based upon market price and relatively limited liquidity of the shares of common stock that the Company revised the expiration date and exercise price for 8,349 unexercised warrants granted on April 9, 2015. The original expiration date of April 9, 2018 is extended to April 9, 2019. The original exercise price of $17.50 is reduced to $2.50. The Company recognized an incremental expense of $33,463 for the change.

During the year ended December 31, 2018, 99,500 warrants authorized by the Company as part of a note payable were cancelled as part of the settlement agreement with a holder of a note payable. (see Note 7)

The following is a summary of the status of the Company’s warrants as of December 31, 2018 and changes during the periods ended on December 31, 2018 and 2017, respectively:

		Weighted
	Number of	Average Exercise	Remaining	Intrinsic
	Warrants	Price	Life (yrs.)	Value
Outstanding at January 1, 2017	182,324	$10.50	2.9	$5.15
Granted	26,015	12.50	5.0	-
Exercised	(27,266)	.0.50	-	8.90
Cancelled	(6,010)	17.50	-	-
Outstanding at December 31, 2017	175,063	$11.00	2.9	$5.15
Granted	-	-	-	-
Exercised	-	-	-	-
Cancelled	(99,500)	2.50	-	-
Outstanding at December 31, 2018	75,563	$24.00	1.4	$1.85
Warrants exercisable at December 31, 2018	75,563	$24.00	1.4	$1.85

F-35

For purpose of determining the fair market value of the warrants and options issued during the year ended December 31, 2018, we used the Black Scholes option valuation model. These valuations were done throughout the period at the date of issuance and not necessarily as of the reporting date. The assumptions used in the Black Scholes valuation of the date of issuance are as follows:

Stock price on the valuation date	$10.00
Exercise price of warrants	$12.50
Dividend yield	0.00%
Years to maturity	3
Risk free rate	2.46%
Expected volatility	113.53-229.92%

Note 10. Commitments, Contingencies

The Company may be subject to lawsuits, administrative proceedings, regulatory reviews or investigations associated with its business and other matters arising in the normal conduct of its business. The following is a description of an uncertainty that is considered other than ordinary, routine and incidental to the business.

The closing of the Initial Exchange Agreement with Private Co. was conditioned upon certain, limited customary representations and warranties, as well as, among other things, our compliance with Rule 419 (“Rule 419”) of Regulation C under the Securities Act of 1933, as amended (the “Securities Act”) and the consent of our shareholders as required under Rule 419. Accordingly, we conducted a “Blank Check” offering subject to Rule 419 (the “Rule 419 Offering”) and filed a Registration Statement on Form S-1 to register the shares of such offering; the Registration Statement was declared effective on September 14, 2012. We used 10% of the subscription proceeds as permitted under Rule 419 and the amount remaining in the escrow trust as of the date of the closing of the Share Exchange was $90,000 (the “Trust Account Balance”).

Rule 419 required that the Share Exchange occur on or before March 18, 2014, but due to normal negotiations regarding the transactions and the parties’ efforts to satisfy all the closing conditions, the Share Exchange did not close on such date. Accordingly, after numerous discussions with management of both parties, they entered into an Amended ,and Restated Share Exchange Agreement (the “Share Exchange Agreement”) to reflect a revised business combination structure, pursuant to which we would: (i) file a registration statement on Form 8-A (“Form 8A”) to register our common stock pursuant to Section 12(g) of the Exchange Act, which we did on May 1, 2014 and (ii) seek to convert the participants of the Rule 419 Offering into participants of a similarly termed private offering (the “Converted Offering”), to be conducted pursuant to Regulation D, as promulgated under the Securities Act

Fifty-two persons participated in the Rule 419 Offering and each of them gave the Company his/her/its consent to use his/her/its escrowed funds to purchase shares of the Company’s restricted common stock in the Converted Offering (the “Consent”) rather than have their funds returned. To avoid further administrative work for the investors, we believe that we took reasonable steps to inform investors of the situation and provided them with an appropriate opportunity to maintain their investment in the Company, if they so choose, or have their funds physically returned. Management believed the steps it took constituted a constructive return of the funds and therefore met the requirements of Rule 419.

F-36

However, pursuant to Rule 419(e)(2)(iv), “funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days [if the related acquisition transaction does not occur by a date that is 18 months after the effective date of the related registration statement].” As set forth above, rather than physically return the funds, we sought consent from the investors of the Rule 419 Offering to direct their escrowed funds to the Company to instead purchase shares in the Converted Offering. The consent document (which was essentially a form of rescission) was given to the investors along with a private placement memorandum describing the Converted Offering and stated that any investor who elected not to participate in the Converted Offering would get 90% of their funds physically returned. Pursuant to Rule 419(b)(2)(vi), a blank check company is entitled to use 10% of the proceed/escrowed funds; therefore, if a return of funds is required, only 90% of the proceed/escrowed funds need be returned. The Company received $100,000 proceeds and used $10,000 as per Rule 419(b)(2)(vi); therefore, only $90,000 was subject to possible return.

As disclosed therein, we filed the amendments to the initial Form 8-K in response to comments from the SEC regarding the Form 8-K and many of those comments pertain to an alleged violation of Rule 419. The Company continued to provide the SEC with information and analysis as to why it believes it did not violate Rule 419 but was unable to satisfy the SEC’s concerns. Comments and communications indicate that Rule 419 requires a physical return of funds if a 419 offering cannot be completed because a business combination was not consummated within the required time frame; constructive return is not permitted.

Because of these communications and past comments, we are disclosing that we did not comply with the requirements of Rule 419, which required us to physically return the funds previously submitted to escrow pursuant to the Rule 419 Offering. Because of our failure to comply with Rule 419, the SEC may bring an enforcement action or commence litigation against us for failure to strictly comply with Rule 419. If any claims or actions were to be brought against us relating to our lack of compliance with Rule 419, we could be subject to penalties (including criminal penalties), required to pay fines, make damages payments or settlement payments. In addition, any claims or actions could force us to expend significant financial resources to defend ourselves, could divert the attention of our management from our core business and could harm our reputation.

Ultimately, the SEC determined to terminate its review of the Initial Form 8-K and related amendments, rather than provide us with additional opportunities to address their concerns and therefore, we did not clear their comments. It is not possible at this time to predict whether or when the SEC may initiate any proceedings, when this issue may be resolved or what, if any, penalties or other remedies may be imposed, and whether any such penalties or remedies would have a material adverse effect on our consolidated financial position, results of operations, or cash flows. Litigation and enforcement actions are inherently unpredictable, the outcome of any potential lawsuit or action is subject to significant uncertainties and, therefore, determining currently the likelihood of a loss, any SEC enforcement action and/or the measurement of the amount of any loss is complex. Consequently, we are unable to estimate the range of reasonably possible loss. Our assessment is based on an estimate and assumption that has been deemed reasonable by management, but the assessment process relies heavily on an estimate and assumption that may prove to be incomplete or inaccurate, and unanticipated events and circumstances may occur that might cause us to change that estimate and assumption. Considering the uncertainty of this issue and while Management evaluates the best and most appropriate way to resolve same, management determined to create a reserve on the Company’s Balance Sheet for the $90,000 that was subject to the Consent.

On January 24, 2017, the Registrant entered into a Definitive Service Agreement (“DSA”) with Bistromatics, a company for which the Company’s officer serves as an officer, affirming that, at the time, the Company did not have enough authorized shares of common stock, based upon the number of issued and outstanding shares together with shares reserved for issuance, to issue Bistromatics 505,618 shares of common stock. In connection with the Company’s obligations under the DSA, the Company filed a Certificate of Amendment to its Articles of Incorporation with the State of Nevada for the purposes of: (A) increasing its authorized capital stock from 110,000,000 shares of capital stock, par value $0.05, consisting of: (i) 100,000,000 shares of common stock, par value $0.05; and (ii) 10,000,000 shares of preferred stock, par value $0.001, to 420,000,000 shares of capital stock, par value $0.05, consisting of: (iii) 400,000,000 shares of common stock, par value $0.05; and (iv) 20,000,000 shares of preferred stock, par value $0.001. The Certificate of Amendment has been filed with the State of Nevada and the Company has filed an Information Statement on Schedule 14C, based upon the Joint Written Consent of the Company’s Board of Directors and the Majority Consenting Stockholders and implementing a reverse split of the issued and outstanding shares of common stock, including shares of common stock reserved for issuance, in a ratio to be determined by the Company’s Board of Directors, not to exceed a one-for-twenty (1:20) basis (the “Reverse Split”). On April 1, 2017, the Company issued 505,618 shares of common stock.

F-37

In February 2017, the Company was served by a complaint filed by the holder of a note payable. The action was removed from Louisiana state court to the United States Federal District Court in Baton Rouge, LA. The lawsuit alleges that the Company is indebted to the note holder a promissory note stemming from four loans to the Company during the 20 months prior to February 2017 amounting to $75,500 in total original principal bearing interest at 12% per annum, of which $45,202 has been repaid. Further, the note holder claims that, because of alleged defaults and extensions of the notes, the Company is now indebted in the amount of $253,877 inclusive of interest and penalties at an effective rate exceeding 70% per annum, far more than the maximum rate allowable in California or Louisiana. The Company and its counsel have determined that: (i) the note holder is not a licensed lender in the State of California, where the loan was made and the $75,500 was deposited and therefore was not permitted under California law to make loans in the State; and (ii) the interest rate the note holder is seeking to collect is usurious and therefore interest claimed in the lawsuit is neither collectible nor enforceable. In October 2017 the complainant and his counsel motioned to dismiss the unlicensed lender assertion. In January 2018 the U.S. District Court, Louisiana ruled that the unlicensed lender assertion was to proceed.

On June 20, 2018, a settlement agreement was signed between the Company and holder of the note payable with the following terms for the cancellation of the note payable, accrued interest and warrants:

1.	The Company will issue 54,189 shares of commons stock that is immediately tradeable under Securities and Exchange Commission Rule 144, but subject to a daily trading limit of 25,000 shares per day;
2.	The Company will issue 25,811 shares of common stock that shall be subject to a 180-day holding period and are also subject to a daily trading limit of 25,000 shares per day;
3.	The holder of the note payable shall bear all fees and expenses, including attorneys’ fees, associated with the transfer and trading of the Company’s shares;
4.	Beyond issuing the shares noted above, the Company shall not take any additional action that would cause the note holder to incur tax consequence from the transfer or would affect the note holder’s tax consequences in any way.

The Company issued the 80,000 shares of common stock on June 20, 2018. At December 31, 2018, the Company had no indebtedness to this holder of the note payable principal or accrued interest or warrants.

From time to time the Company may become a party to litigation matters involving claims against the Company. Except as may be outlined above, the Company believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

Note 11. Derivative Valuation

The Company evaluated the convertible debentures and associated warrants in accordance with ASC Topic 815, “Derivatives and Hedging,” and determined that the conversion feature of the convertible promissory notes was not afforded the exemption for conventional convertible instruments due to their variable conversion rates. The notes have no explicit limit on the number of shares issuable, so they did not meet the conditions set forth in current accounting standards for equity classification. In addition, the warrants have a Most Favored Nations clause resulting in the exercise price of the warrants also not being fixed. Therefore, these have been characterized as derivative instruments. We elected to recognize the notes under ASU paragraph 815-15-25-4, whereby there would be a separation into a host contract and derivative instrument. We elected to initially and subsequently measure the notes and warrants in their entirety at fair value, with changes in fair value recognized in earnings.

F-38

The debt discount is amortized over the life of the note and recognized as interest expense. For the years ended December 31, 2018 and 2017, the Company amortized the debt discount of $511,359 and $417,546, respectively, to interest expense.

During the years ended December 31, 2018 and 2017, the Company had the following activity in the derivative liability account:

	Notes	Warrants	Total
Derivative liability at January 1, 2017	$7,363,827	$1,109,438	$8,473,265
Addition of new conversion option derivatives	304,289	123,961	428,250
Conversion of note derivatives	(4,793,036)	-	(4,793,036)
Changes in warrant derivatives	-	(109,985)	(109,985)
Change in fair value	(2,509,489)	(348,828)	(2,857,917)
Reclassification of derivative to gain on extinguishment of debt	-	-	-
Derivative liability at December 31, 2017	$365,591	$774,986	$1,140,577
Addition of new conversion option derivatives	1,243,333	-	1,243,333
Conversion of note derivatives	(429,927)	-	(429,927)
Extinguishment due to note cancellations	-	(202,610)	(202,610)
Changes in warrant derivatives	-	-	-
Change in fair value	245,568	(412,839)	(167,271)
Reclassification of derivative to gain on extinguishment of debt	-	-	-
Derivative liability at December 31, 2018	$1,424,565	$159,537	$1,584,102

For purposes of determining the fair market value of the derivative liability, the Company used Black Scholes option valuation model. The significant assumptions used in the Black Scholes valuation of the derivative are as follow:

Stock price at valuation date	$2.50-10.10
Exercise price of warrants	$.20-12.50
Conversion rate of convertible debt	$1.00-10.00
Risk free interest rate	1.91%-2.63%
Stock volatility factor	101.5%-229.9%
Years to Maturity	.08 – 3
Expected dividend yield	None

Note 12. Supplemental Cash Flow Information

During the year ended December 31, 2017 the Company had the following non-cash investing and financing activities:

●	Issued 26,017 warrants valued at $160,257 as incentive for lenders to enter debt agreements
●	Issued 553,618 shares of common stock for payables conversion totaling $345,000
●	Issued 26,722 shares of common stock for cashless exercise of warrants
●	Issued 100,500 shares of common stock valued at $389,500 which was recorded as a prepaid
●	Issued 66,812 shares of common stock valued at $355,880 for services
●	Issued 1,070,691 shares of common stock for the extinguishment of $797,913 worth of debt and $45,192 worth of accrued interest

F-39

During the year ended December 31, 2018 the Company had the following non-cash investing and financing activities:

●	Issued 49,377 shares of common stock for financing costs valued at $127,374.
●	Issued 20,000 shares of common stock as an inducement for an Equity Purchase Agreement valued at $70,000.
●	Issued 348,000 shares of common stock to officers, directors and certain consultants per the 2018 Equity Incentive plan valued at $1,566,000.
●	Issued 80,000 shares of common stock for settlement of debt of $180,051 and accrued interest of $56,817 (see Note 7).
●	Issued 52,000 shares of common stock valued at $239,300 which was recorded as a prepaid.
●	Issued 106,000 shares of common stock valued at $512,115 for services
●	Issued 625,714 shares of common stock for the extinguishment of $1,284,582 worth of debt and $172,200 worth of accrued interest.

Note 13. Subsequent Events

On January 8, 2019, the Company executed an 8% Convertible Promissory Note payable to an institutional investor in the principal amount of $308,000. The note, which is due on January 8, 2020, has an original issue discount of $28,000. The convertible note converts into common stock of the Company at conversion price that shall be equal to the 70% of the average of the two lowest per share trading prices for the twenty (20) trading days prior to the conversion date.

On January 8, 2019, the Company executed an 8% Convertible Promissory Note payable to an institutional investor in the principal amount of $308,000. The note, which is due on January 8, 2020, has an original issue discount of $28,000. The convertible note converts into common stock of the Company at conversion price that shall be equal to the 70% of the average of the two lowest per share trading prices for the twenty (20) trading days prior to the conversion date.

On January 8, 2019, the Company executed a consulting services agreement for the development of physical therapy care delivery and the recruitment, training and evaluation of PHZIO users. The Company is to issue 20,000 shares of common stock equally over a two-year period. The Company will also pay the consultant a monthly fee of $5,000.

On January 9, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $114,000. The note, which is due on October 30, 2019, has an original issue discount of $11,000. The convertible note converts into common stock of the Company at a conversion price that shall be equal to the 70% average of the two lowest per share trading prices for the ten (10) trading days prior to the conversion date.

On January 28, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $58,300. The note, which is due on November 15, 2019, has an original issue discount of $5,300. The convertible note converts into common stock of the Company at a conversion price that shall be equal to the 70% average of the two lowest per share trading prices for the ten (10) trading days prior to the conversion date.

On February 1, 2019, the Company executed a six-month advisory services agreement for $2,500 per month for investor relations.

F-40

On February 7, 2019, the Company executed an amendment to a contract executed on April 8, 2018 for twelve months for consultant services. The Company issued 5,000 shares of common stock at the signing of the contract valued at $30,500 that is being amortized over the life of the contract. In addition, the Company is to issue an additional 20,000 shares of common stock equally over the twelve months of the contract and pay the consultant a monthly fee of $5,000.

On February 28, 2019, the Company executed advisory services agreement. The Company is to issue 1,000 shares of common stock on the first of each month for six months. In addition, the Company will also pay the advisor a monthly fee of $3,000. The Company will also pay the advisor 1.5% override on all gross revenue received by the company due to a direct introduction by the consultant to the customer providing revenue or leading to the chain of revenue source.

On February 28, 2019, the Company executed advisory services agreement. The Company is to issue 1,000 shares of common stock on the first of each month for six months. In addition, the Company will also pay the advisor a monthly fee of $3,000. The Company will also pay the advisor 1.5% override on all gross revenue received by the company due to a direct introduction by the consultant to the customer providing revenue or leading to the chain of revenue source.

On March 18, 2019, the Company executed a Securities Purchase Agreement for Convertible Debentures to an institutional investor in the principal amount of $365,000 to be funded in three tranches: $65,000 at signing, $100,000 forty-five (45) days after the signing date and $200,000 forty-five (45) days after the second closing date. The debentures, which are payable on March 18, 2022, have a 10% original issue discount and a commitment fee of $5,000 payable with the signing debenture. The debentures convert into common stock of the Company at a conversion price equal to the lesser of (i) $.12 or (ii) seventy percent (70%) of the lowest traded price (as reported by Bloomberg LP) of the common stock for the ten (10) trading days prior to the conversion date.

On March 18, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $47,300. The note, which is payable on January 20, 2020, has an original issue discount of 10%. The convertible note converts into common stock of the Company at a conversion price equal to 70% of the average of the lowest two (2) trading prices during the ten (10) trading day period ending on the last complete trading day prior to the conversion date.

On March 21, 2019, the Company executed a 3% Convertible Promissory Note payable to an institutional investor in the principal amount of $360,000. The note, which is payable twelve (12) months after each tranche is funded, has an original issue discount of $60,000. The original issue discount will be prorated with each tranche paid. The first tranche of $60,000 is due at signing date. The convertible note converts into common stock of the Company at a conversion price that shall be equal to 65% of the lesser of (i) lowest trading price or (ii) the lowest closing bid price on the OTCQB during the twenty-five (25) trading day period ending on the last complete trading day prior to the conversion date.

On March 21, 2019, the Company executed a 12% Convertible Promissory Note to an institutional investor in the principal amount of $1,500,000 to be funded over two tranches of $750,000 each; the first tranche to be funded on signing. The note, which is due and payable six (6) months after the funding date of each tranche, has an original issue discount of 10%. The Company will issue 65,219 shares of restricted common stock, deemed to be returnable, on the closing date. These shares will be returned if the Company repays the note prior to the maturity date. The value of these shares is $375,012. In addition, the Company will issue 20,000 shares of restricted common stock as a commitment fee valued at $115,000. The convertible note converts into common stock of the Company at a conversion price that shall be equal to 75% of the lowest trading price during the thirty (30) day trading period ending on the last complete trading day prior to the conversion date.

During the 1st Quarter of 2019, the Company issued 23,491 shares of common stock to consultants for services rendered in accordance to consulting agreements. The value of these shares is $164,533.

During the 1st Quarter of 2019, the Company issued 5,000 shares of common stock to a consultant with a value of $30,750. The value of these shares is being amortized over the life of the contract.

During the 1st Quarter of 2019, the Company issued 101,945 shares of common stock for debt conversion totaling $347,487 which includes $329,290 principal and $17,197 accrued interest.

F-41

BUSINESS

eWellness Healthcare Corporation (“eWellness”, the “Company”, “we”, “us”, “our”), was incorporated in the State of Nevada on April 7, 2011.

The Company has developed a new operating structure enabling it to operate in 48 states. The below noted chart illustrates the Company’s new operational structure that provides for three individual professional operating companies in California, New Jersey and most importantly Florida. With our Florida Professional Association (PA), we are able to provision our telehealth services in 46 states, (excluding: California, Delaware, Kansas and New Jersey). Thus, we formed two additional professional companies in California and New Jersey. Each professional company has executed a revocable operating agreement with the Company. These agreements are required by each individual state and states that Darwin Fogt, MPT, the sole officer, director and shareholder of each of the operating companies. All accounting services are supplied to these operating companies by the Company’s accounting team.

The Company and Nature of Business

The Company is a provider of the state of the art PHZIO platform for the physical therapy (“PT”) and telehealth markets and believes it is the first digital telehealth physical therapy company (“dtPT Company”) to offer real-time monitored physical therapy assessments and treatments to large-scale employers. The Company’s digital telehealth assessment and treatment platform (the “dtPT Platform” or “Platform”) has been designed to serve the $30 billion physical therapy market, the $4 billion musculoskeletal (“MSK”) market and the $8 billion corporate wellness market. Our dtPT Platform redefines the way physical therapy (“PT”) can be delivered. We believe that our Platform is able to transform the access, cost and quality dynamics of PT assessments and treatments.

We designed our Platform to enable its usage for all PT assessments and treatments by means of computer, smart phone and/or similar digital media devices (the “Access Devices”). This new approach will lower patient treatment costs, expand patient treatment access and improve patient compliance. Our dtPT Platform allows patients to avoid the time-consuming clinical experience to an immediate in-home PT experience. We believe that approximately 80% of all PT assessments and treatments can be performed using our Platform accessible via the Access Devices in the privacy of once home.

We believe that our innovative approach to solving the pervasive access, cost and quality challenges facing the current access to PT clinics, will lead to highly scalable and substantial growth in our revenues. The Company has signed 7 partnership and healthcare provider agreements to date and has begun to generate initial revenues during the fourth quarter of 2019. We believe that we are well positioned to participate in the rapidly evolving PT treatment market by introducing our innovative dtPT Platform enabling remote patient monitoring, post-discharge treatment plan adherence and in-home care. Our Platform incorporates research-based methods and focuses on, not only rehabilitation but also wellness, functional fitness, performance, and prevention.

Our dtPT Platform recognizes that the national healthcare industry (federal and private insurance) is moving toward a model of prevention and that physical therapy is expected to take a larger role in providing wellness services to patients. Due to the real-time patient monitoring feature, we believe that our dtPT Platform is reimbursable by insurance companies such as Anthem Blue Cross and Blue Shield.

34

Recent Developments

During June 2019 the Company signed a Provider Service Agreement with CareIQ, a division of CorVel Healthcare Corporation, one of the largest Third-Party Insurance Administrators (“TPA”) in the U.S. with patients in all 50 states. https://www.corvel.com/about-us. Initially, PHZIO will be used to treat patients in five (5) states including: California, New Jersey, Georgia, Tennessee and Arizona. These initial states will be used to assess the effectiveness of the PHZIO digital physical therapy platform.

On October 11, 2019 The Company signed a Direct to Consumer Marketing Agreement with Wosler Holdings, Inc., a Delaware Corporation d/b/a/ Slingshot Health (“Slingshot”) (https://www.slingshothealth.com), Through this agreement, Slingshot seeks to involve EWLL affiliated PT Providers, and EWLL seeks to gain their affiliated PT Providers access to the Slingshot consumer healthcare patients through the Slingshot platform. The Parties anticipate commencing these new direct to consumer sales and marketing efforts during the first quarter of 2020. The Company believes that Slingshot Healthcare is one of the leading on-line platforms for digital healthcare to consumers. Slingshot Health is a healthcare marketplace connecting people to health and wellness providers, placing control directly in the hands of those seeking and delivering care. By removing layers of bureaucracy surrounding our healthcare system, Slingshot is achieving its mission of creating better access, more affordability and greater transparency in healthcare. Through Slingshot’s proprietary platform, consumers enter the services they want, their location, availability and the price they are willing to pay. Slingshot then matches them to a local provider who can deliver the service. Healthcare consumers receive high-quality, affordable services and providers earn more overall.

On October 22, 2019, EWLL’s PHZIO Canada (“PHZIO Canada”) signed a one-year Pilot Program Agreement with C&C Insurance Consultants d/b/a/ StudentVIP.ca (“StudentVIP.ca”) (https://studentvip.ca/about-us/), Through this agreement, StudentVIP.ca seeks to market PHZIO.com services to its student health insurance clients. StudentVIP.ca is one of Canada’s largest student health insurance provider servicing over 100,000 college students. The Parties anticipate commencing these new direct to consumer sales and marketing efforts during the first quarter of 2020.

Our Principal Products and Services

The principal features of our new digital telehealth physical therapy delivery system are as follows:

●	SaaS technology platform solution for providers bundling rehabilitation services and employer wellness programs: PTs can evaluate and screen patients and calculate joint angles using drawing tool
●	First real-time remote monitored one-to-many PT treatment platform for home use;
●	Ability for PTs to observe multiple patients simultaneously in real-time;
●	Solves what has been a structural problem and limitation in post-acute care practice growth.
●	PT practices can experience 20% higher adherence and compliance rates versus industry standards; and
●	Tracking to 30% increase in net income for a PT practice.

We have commenced treating patients on various commercial contracts and started to generate revenues during the three months ended December 31, 2019. We continue to train physical therapists on how to use our Platform, with many of these therapists treating various patients on our system on a complimentary basis. To date, our dtPT Platform has delivered over 4,000 PT assessments and treatments.

During the 2nd half of 2019, we intensified our focus on PT assessments and treatments covered under the Workers’ Compensation Insurance program which is a form of insurance providing wage replacement and medical benefits to employees injured in the course of employment. Changes in regulations related Workers’ Compensation Insurance have provided us with an opportunity to offer our MSK 360 Program as described below. Under the new regulation patients can choose to be treated in-clinic or through dtPT. Until recently, patients nearly all choose in-clinic treatment. In response to this change we developed our MSK360 Program.

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We are in the final stage of developing a fourth program related to Rheumatoid Arthritis Exercises (“RA 360 Program”). We expect to make the RA 360 Program available during the first quarter of 2020.

To date, we have existing provider agreements with approximately 16 corporations based on which their employees can utilize our Platform. Additionally, we are actively pursuing as clients for our services numerus large corporate self-insured companies, TPA’s and insurance companies to sign provider agreements with us. We have historically had to devote up to one year in sales and marketing and sales activities and efforts to sign new provider agreements and to date we have executed and existing 16 provider agreements with the following companies that we expect to generate revenues during the first quarter of 2020 as follows:

Pepsi, Corvel, Imperial, Rogers, Manulife, CanadaLife, Navy & Stage Benefits, Health and Dental Plan, Slingshot Health, BBD Benefits By Design, Morneau Shapell, Green Shield Canada, Bruce Power.

Our dtPT Platform under the domain name PHZIO.com currently offers three treatment programs (i) PHIZO Program; (ii) MSK 360 Program and (iii) Pre-HabPT Program.

The PHZIO Program:

Our PHZIO treatment enables patients to engage with live or on-demand video based dtPT assessments and treatments from their home or office. Following a physician’s exam and prescription for physical therapy to treat back, knee or hip pain, a patient can be examined by a physical therapist and if found appropriate inducted in our PHZIO program that includes a progressive 6-month telemedicine exercise program (including monthly in-clinic checkups). All PHZIO treatments are monitored by a licensed therapist that sees everything the patient is doing while providing their professional guidance and feedback in real-time. This ensures treatment compliance by the patient, maintains the safety and integrity of the prescribed exercises, tracks patient metrics and captures pre-and post-treatment evaluation data. This innovative assessment and treatment program enable any PT practice to be able to treat more patients while utilizing the same resources.

A Monitored In-office & Telemedicine Exercise Program : Our initial 6-month PHZIO program has been designed to provide patients, who are accepted into the program, with traditional one-on-one PT evaluations, re-evaluations (one to four weeks throughout the PHZIO program depending on type of insurance), and after the conclusion of the program a Physical Performance Test. These PTs are known as Induction & Evaluation PTs (“IEPTs”). All patient medical data, information and records are retained. The IEPT will also evaluate the progress of the patient’s participation in our PHZIO program.

●	Physician Diagnosis: Following a physician’s diagnosis of a patient with non-acute back pain, who is also likely overweight and pre-diabetic, a physician may prescribe the patient to participate in our PHZIO program.

●	Enrollment Process: The accepted patients are assessed by a PT, located at a PT Licensee clinic and then enrolled in our PHZIO program by going online to our website phzio.com and creating a login name and password. The patient will then populate their calendar with planned times when they anticipate exercising. They will also be provided with a free exercise ball, resistance stretch bands, stretch strap and yoga mat at induction.

●	Exercising Begins: The day after the patient receives the equipment, the patient will log on to our website least 3 times per week, to watch and follow the prescribed 40-minute on-line exercise program. Our Platform also allows two-way communication (videoconferencing) with one of our licensee’s On-line PTs (“OLPT’s”), who is responsible for monitoring on-line patients. The OLPT’s are also available to answer patient’s questions. When available the patients exercise sessions are recorded and stored in our system as proof that they completed the prescribed exercises. There are 250 various 40-minute exercise videos that are viewed by our patients in successive order.

●	Driving Patients to work out between 6:00am-9:30am 5 days per week: Our Platform has a calendar function so that patients can schedule their exercise session. This calendar enables a PT Licensee to better spread the load of patients participating in any forty-minute on-line exercise program during our 15 hours of weekly operations, 6am through 9:30am Monday through Friday are to most optimal hours for patient engagement. Also, if the patient is not on-line at the planned exercise time, our system can send them an automated reminder, via text, voicemail and or e-mail messaging.

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Trackable Physical Therapy. The exercise prescription and instruction will be delivered with a series of on-line videos easily accessed by each patient via the internet. Each video will be approximately 40 minutes in length with exercises, which will specifically address the common impairments associated with diabetes and/or obesity. Exercise programs will be able to be performed within each patient’s own home or work location. Each patient will be required to log in to the system which will monitor performance automatically to ensure their compliance. Each patient will be required to follow up with their referring physician and PT at designated intervals and metrics such as blood pressure, blood sugars, BMI, etc. will be recorded to ensure success of the program.

Patient Program Goals. Our PHZIO Program was designed so that the average patient is targeted to lose 2 pounds per week, totaling up to 48 pounds over the duration of the program to progress toward healthier defined BMI, reduction body fat percentage by at least 8%, reduced reliance on medication for blood glucose regulation and dosage or frequency and a goal of at least a 50% adherence to continuing the PHZIO program independently at conclusion of program.

Trackable Video Exercise Program. The PHZIO Program video includes all aspects of wellness preventative care to ensure the best results: cardiovascular training, resistance training, flexibility, and balance and stabilization; research studies on all such distinct impairments have shown to provide effective treatment results. Each video integrates each of the four components to guarantee a comprehensive approach to the wellness program, but each video will specifically highlight one of the four components. All PHZIO Program videos can be viewed on the Access Devices.

Specific Video Programs. Each patient will receive a prescription for six months (26 week) of physical therapy and exercise that is provided by viewing on-line programs produced by us where the patient can do these exercises and stretching on their own at least 3 days per week for at least 40 minutes. To view the videos, the patient would log onto the Platform and would be directed to watch the appropriate video in sequence. As the patient is logged-in, the monitoring PT will be able to monitor how often and if the entire video session was viewed. This data would be captured and sent weekly to the prescribing physician and the monitoring PT for review. At all times, a licensed OLPT/PTA will have access to each patient utilizing the videos and will be able to communicate with a patient via videoconferencing and/or instant messaging. This will help improve adherence to the program as well as the success and safety of the patients’ treatments. A patient will also be instructed to walk or ride a bike at least 30 minutes three days per week in addition to participating in our program.

If the patient is not viewing the videos, then the prescribing physician and/or the monitoring PT would reach out to the patient by telephone and/or e-mail to encourage the patient to commit to their physical fitness regime. After each series, the patient returns for an office visit to the prescribing physician for blood tests, blood pressure and a weight management check- up as well as a follow-up visit with the PT for assessment of the patient’s progress toward established goals.

Exercise Patient Kits. Most patients will receive a home exercise kit, which will include: an inflatable exercise ball, a hand pump, a yoga mat, a yoga strap, and varying levels of resistance bands. Each of the PHZIO Program exercise video will include exercises that incorporate the items in the tool kit. By using a bare minimum of equipment, patients should be able to participate more easily at home or at their workplace. Our estimated cost of the kit is $49, which we pay and factored into a PT licensees’ revenue stream and internal projections. The cost of the exercise kits may also be billed to the patients account.

MSK 360 Program

The musculoskeletal (MSK) system, which consists of our bones, muscles and joints, experience strain as we move. MSK related issues are a leading cause of absenteeism in the workplace and in many cases can lead to short- or long-term disability. These costs are a significant factor in any workplace and have cascading effects on employee productivity. We believe that to accelerate physical health, it is critical to prevent and address MSK timely to reduce future health costs.

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Patients can receive virtual care through the MSK 360 Program with the guidance of a registered PT via our Platform through their Access Devices. As patients will not need to travel to their health appointments during the workday, telerehabilitation is a timesaver, and therefore a cost saver.

The employee will first be evaluated to determine the priority of patients’ treatments based on the severity of their condition if they are suitable for our MSK 360 Program. If a patient has experienced a major injury (e.g. fracture), he/she will be instructed to receive in-person PT care.

Any EPS and/or LW insureds may, after an in-home or in-office PT assessment, enroll in a 6-month comprehensive treatment program. The main treatment objective of our MSK360 Program is to graduate at least 60% of inducted patients through our 6-month program. Patients should expect to experience an average of a 20% reduction in BMI, a two-inch reduction in waist size, weight loss of at least 10 pounds, significant overall improvement in balance, coordination, flexibility, strength and lumbopelvic stability. Patients also should score better on Functional Outcomes Scales (Oswestry and LEFS) which indicates improved functional activity levels due to reduced low back, knee and hip pain.

PreHabPT Program

Any individuals covered by EPS and/or LW who are seeking non-emergency orthopedic surgery shall first receive an online consultation, in-home or in-office PT therapy evaluation and will be prescribed a four to eight-week pre-habilitation physical therapy (“PreHabPT”) exercise program prior to any surgery. Another in-home or in-office PT evaluation will be made following surgery and a treatment plan will be initiated. A PreHabPT Program is an eight-week physician to patient pre-surgical (Prehab) digital therapeutic exercise treatment for patients that anticipate having total join replacement (knee, hip and or shoulder) or back surgeries.

PurePT

PurePT is a patient and independent PT Program for connecting new patients to PT’s that are seeking to be treated with our PHZIO treatment system. Patient program assessments can be made in the privacy of a patient’s home or office. PurePT connects new patients to PT’s, particularly in states that have direct access rules where patient’s insurance will reimburse for treatment without requiring a physician’s prescription. PurePT puts the patient first.

Our Target Market

The healthcare industry is constantly changing, with these changes creating new opportunities as well as new risks. The changes in the healthcare industry have also a profound impact on the physical therapy market. While rapid consolidation in the PT market continues to occur, the overall outpatient physical therapy market remains highly fragmented. We believe that the growth in the physical therapy market is primarily driven by the aging U.S. population, as seniors are more likely to require physical therapy services due to increased injuries, illnesses, and chronic conditions. Based on demographic trends, the number of Americans aged 65 years and older is projected to increase significantly over the next decades. This increased patient base, as well as the shift in the healthcare industry towards care coordination and managing patient ailments prior the commencement of more acute symptoms, has dramatically increased the need and opportunities for our dtPT Platform.

We have commenced to offer our treatment programs within California, New Jersey, Georgia, Tennessee, Arizona and Canada, with plans to expand nationally over the next twelve months. With our dtPT Platform will target the “At-Home” Physical Therapy treatment market, a market were PT practitioners treat patients in their home instead of a clinic. The At-Home market when combined with our dtPT Platform offers patients and practitioners a means to receive and deliver PT services without having to visit a clinic and/or PT office during normal business hours. Patients can receive physical therapy services at almost any hour of the day. A model that is not currently employed within traditional clinical and PT office settings.

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Our Marketing Strategy

We focus our marketing efforts primarily on physical therapy clinic, physicians, occupational medicine physicians and general practitioners. In marketing primarily to the physical therapist and clinic physician community, we emphasize our commitment to quality patient care and regular communication with physical therapy clinic and physicians regarding patient progress. We assist physical therapy clinic and clinic directors in developing and implementing marketing plans and assist in establishing relationships with health maintenance organizations, preferred provider organizations, industry, case managers and insurance companies.

We pivoted and intensified our focus on generating revenues from PT assessments and treatments covered under the Workers’ Compensation Insurance program where changes in regulations related Workers’ Compensation Insurance have provided us with an opportunity to offer our MSK 360 Program as described above. Under the new regulation patients can choose to be treated in-clinic or through dtPT. Until recently, patients nearly all choose in-clinic treatment. In response to this change we developed our MSK360 Program.

Competition

The healthcare industry, including the physical therapy business, is highly competitive. The physical therapy business is highly fragmented with no company having a significant market share nationally. We believe that we are first dtPT Company to offer real-time monitored physical therapy assessments and treatments to large-scale employers.

The global Telehealth Market is likely to expand considerably with impetus from the ability of telehealth to serve rural populations. According to a report published on August 1, 2019 by Fortune Business Insights, titled “Telehealth Market: Global Market Analysis, Insights, and Forecast, 2019-2026,” the market was valued at US$ 49.8 Billion in 2018. Based on this report, the telehealth market will reach US$ 266.8 Billion by 2026.

Competitive factors affecting our business include quality of care, cost, treatment outcomes, convenience of treatment programs offered, and relationships with, and ability to meet the needs of, referral and payor sources. We compete, directly or indirectly, with many types of healthcare providers including the physical therapy departments of hospitals, private therapy clinics, physician-owned therapy clinics, and chiropractors. We may face more intense competition if consolidation of the therapy industry continues. We believe that our new approach to physical therapy will lower patient treatment costs, expand patient treatment access and improve patient compliance. Our dtPT Platform allows patients to avoid the time-consuming clinical experience to an immediate in-home PT experience. We believe that approximately 80% of all PT assessments and treatments can be performed using our Platform accessible via the Access Devices in the privacy of once home.

We believe that our business model based on digital telehealth physical therapy resulting in potential strategic competitive advantage We also believe that our competitive position is enhanced by our strategy by making physical therapy more easily accessible to patients. We offer convenient hours for the PT assessments and treatments. Our dtPT Platform allows patients to avoid the time-consuming clinical experience to an immediate in-home PT experience. We believe that approximately 80% of all PT assessments and treatments can be performed using our Platform accessible via the Access Devices in the privacy of once home. We have identified, as direct competitors, a number of privately-held telemedicine and exercise platform companies as mentioned below:

Physera: Physera provides direct access to world-class physical therapists with personalized exercises programs for convenient and low-cost treatment of musculoskeletal pain. The Company has raised $10.8 million. Estimated revenues are less than $1 million in 2019. Post money valuation is currently $50 million.

Reflexion Health: Reflexion Health, Inc. develops and publishes a prescription software for medical professionals and their patients. It offers a rehab measurement tool to track patient adherence for the prescribed rehab plan. The company was incorporated in 2012 and is based in San Diego, California. The Company has raised $29.8 million. Estimated revenues are just over $1.3 million in 2019. Post money valuation is currently $100 million.

Hinge Health: Hinge Health focuses on musculoskeletal health. Hinge Health’s back and joint pain care pathways combine wearable sensor-guided exercise therapy with behavioral change through 1-on-1 health coaching and education. The Company has raised $36.1 million. Estimated revenues are just over $1.6 million in 2019. Post money valuation is currently $500 million.

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Peerwell: PeerWell’s PreHab and ReHab app delivers customized daily lessons to those with scheduled surgery. The Company has raised $9.1 million. Estimated revenues are under $2.5 million in 2019. Post money valuation is currently $50 million.

Force Therapeutics: Force Therapeutics was founded in 2010 to transform the delivery of injury rehabilitation through web and mobile applications. In addition to its smart platform for mobile and web content delivery, FORCE Therapeutics produces high definition, evidenced based exercise videos for its applications. The Company has raised $25.7 million. Estimated revenues are under $1.6 million in 2019. Post money valuation is currently $100 million.

Respondwell: Respondwell offers a tele-rehabilitation platform that enables healthcare service providers to connect, monitor, and collect data about their patients. It provides its services for total joint replacement patients. Respondwell enables patients to access videos of physical therapies that are conducted by virtual instructors. The platform offers in-product rewards to increase patient engagement. It offers two online programs: Therapy@Home and Fitness@home. Estimated revenues are $5 million in 2019. The company is owned by Zimmer Biomet NYSE: ZBH.

We believe that none of the above direct competitors have real time patient monitoring, confirming patient adherence and compliance. We also believe that none of these companies offers a MSK Program, nor the depth of video exercise content and or abilities to monitor one-to-many-patient treatments as offered by our PHZIO Program.

Insurance/Reimbursement

Thus far in the state of California our initial licensee has successfully gained reimbursement from Blue Cross, Blue Shield and CIGNA insurance companies. The licensee receiver reimbursements that are equivalent to in-clinic patient reimbursements. For PT licensee patients, whose insurance companies provide little or no reimbursement for Physical Therapy Telemedicine Reimbursement, they may have higher co-payments for participating in the PHZIO program or be responsible to pay the full cost of such services.

Expansion into other markets where telemedicine has high support. On December 20, 2013, we executed a 25-year licensing agreement with a London, Ontario based telemedicine company Physical Relief Telemedicine Health Care Services (“PRTHCS”), pursuant to which we granted PRTHCS a limited, transferable right to use and promote our PHZIO Program within the province of Ontario; additional Canadian territories may be added at the parties’ mutual discretion. PRTHCS has a known track-record in the telemedicine industry in Canada. To date PRTHCS has been unsuccessful in licensing our PHZIO platform to any Canadian based PT clinics.

Our Planned Expansion into other States where Telemedicine has high support. The most common path being taken by states is to cover telemedicine services in their Medicaid program. 42 states now provide some form of Medicaid reimbursement for telemedicine services (mostly physician to physician consultations). More importantly 16 states have now expanded their definition of telemedicine to include physical therapy and have also required that state and private insurance plans cover telemedicine services. Those 16 states with the broadest telemedicine policies include: Alaska, Georgia, Hawaii, Louisiana, Maine, Maryland, Michigan, Mississippi, Missouri, Montana, New Mexico, Oklahoma, Oregon, Texas, Virginia and Vermont.

Intellectual Property and Licensing

With adequate funding, we anticipate the patent protection and trademark protection associated with our technology platform and unique physical therapy treatments. We have licensed our telemedicine platform from Bistromatics Inc., a company owned by our CTO, for perpetuity for any telemedicine application in any market worldwide.

REGULATIONS AND HEALTHCARE REFORM

Numerous federal, state and local regulations regulate healthcare services and those who provide them. Some states into which we may expand have laws requiring facilities employing health professionals and providing health-related services to be licensed and, in some cases, to obtain a certificate of need (that is, demonstrating to a state regulatory authority the need for, and financial feasibility of, new facilities or the commencement of new healthcare services). Only one of the states in which we intend to roll out our services requires a certificate of need for the operation of our physical therapy business functions. Our therapists, however, are required to be licensed, as determined by the state in which they provide services. Failure to obtain or maintain any required certificates, approvals or licenses could have a material adverse effect on our business, financial condition and results of operations.

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State Legislation

Insurance reimbursement for our PHZIO services is likely to improve in 2019 and beyond based upon current draft legislation in Congress that seeks to significantly expand Medicare’s reimbursement for telemedicine services including for physical therapy. If passed, this legislation would drive private healthcare insurers to also reimburse for physical therapy associated with telemedicine. We have received authorization from the California State Board of Physical Therapy (“CSBPT”) that we could operate our PHZIO platform and bill patients’ insurance within the Association’s rules in the state of California.

On July 21, 2017, bill SB 291 (now P.L.2017, c.117) became effective in New Jersey. The law establishes coverage of telemedicine and telehealth services, both under New Jersey Medicaid and commercial health insurance plans. The law does not explicitly impose a payment parity requirement (i.e., mandating that reimbursement for telemedicine and telehealth services be equal to reimbursement rates for identical in-person services). Instead the law sets the in-person reimbursement rate as the maximum ceiling for telemedicine and telehealth reimbursement rates.

On January 17, 2018 an amendment (“SB 1315”) to the New Jersey Physical Therapy Licensing Act of 1983 (“PT Licensing Act”), became effective. This law expands the scope of practice of PTs to include identification of balance disorders; wound debridement and care; utilization review; screening, examination, evaluation, and application of interventions for the promotion, improvement, and maintenance of fitness, health, wellness, and prevention services in populations of all ages exclusively related to physical therapy practice.

Stark Law

Provisions of the Omnibus Budget Reconciliation Act of 1993 (42 U.S.C. § 1395nn) (the “Stark Law”) prohibit referrals by a physician of “designated health services” which are payable, in whole or in part, by Medicare or Medicaid, to an entity in which the physician or the physician’s immediate family member has an investment interest or other financial relationship, subject to several exceptions. Unlike the Fraud and Abuse Law, the Stark Law is a strict liability statute. Proof of intent to violate the Stark Law is not required. Physical therapy services are among the “designated health services”. Further, the Stark Law has application to the Company’s management contracts with individual physicians and physician groups, as well as, any other financial relationship between us and referring physicians, including any financial transaction resulting from a clinic acquisition. The Stark Law also prohibits billing for services rendered pursuant to a prohibited referral. Several states have enacted laws like the Stark Law. These state laws may cover all (not just Medicare and Medicaid) patients. Many federal healthcare reform proposals in the past few years have attempted to expand the Stark Law to cover all patients as well. As with the Fraud and Abuse Law, we consider the Stark Law in planning our clinics, marketing and other activities, and believe that our operations are in compliance with the Stark Law. If we violate the Stark Law, our financial results and operations could be adversely affected. Penalties for violations include denial of payment for the services, significant civil monetary penalties, and exclusion from the Medicare and Medicaid programs.

HIPAA

To further combat healthcare fraud and protect patient confidentially, Congress included several anti-fraud measures in the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). HIPAA created a source of funding for fraud control to coordinate federal, state and local healthcare law enforcement programs, conduct investigations, provide guidance to the healthcare industry concerning fraudulent healthcare practices, and establish a national data bank to receive and report final adverse actions. HIPAA also criminalized certain forms of health fraud against all public and private insurers. Additionally, HIPAA mandates the adoption of standards regarding the exchange of healthcare information to ensure the privacy and electronic security of patient information and standards relating to the privacy of health information. Sanctions for failing to comply with HIPAA include criminal penalties and civil sanctions. In February of 2009, the American Recovery and Reinvestment Act of 2009 (“ARRA”) was signed into law. Title XIII of ARRA, the Health Information Technology for Economic and Clinical Health Act (“HITECH”), provided for substantial Medicare and Medicaid incentives for providers to adopt electronic health records (“EHRs”) and grants for the development of health information exchange (“HIE”). Recognizing that HIE and EHR systems will not be implemented unless the public can be assured that the privacy and security of patient information in such systems is protected, HITECH also significantly expanded the scope of the privacy and security requirements under HIPAA. Most notable are the new mandatory breach notification requirements and a heightened enforcement scheme that includes increased penalties, and which now apply to business associates as well as to covered entities. In addition to HIPAA, many states have adopted laws and/or regulations applicable in the use and disclosure of individually identifiable health information that can be more stringent than comparable provisions under HIPAA.

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We believe that our current business operations are fully compliant with applicable standards for privacy and security of protected healthcare information. We cannot predict what negative effect, if any, HIPAA/HITECH or any applicable state law or regulation will have on our business.

Other Regulatory Factors

Political, economic and regulatory influences are fundamentally changing the healthcare industry in the United States. Congress, state legislatures and the private sector continue to review and assess alternative healthcare delivery and payment systems. Based upon newly finalized FDA rules, we believe that our PHZIO platform is exempt from Federal Drug Administration (“FDA”) regulation. Yet, in the unlikely event that these rules change in the future, the FDA could then require us to seek 510K approvals for our on-line services that could create delays in provisioning our PHZIO services. (See FDA ruling noted below) Also, potential alternative approaches could include mandated basic healthcare benefits, controls on healthcare spending through limitations on the growth of private health insurance premiums, the creation of large insurance purchasing groups, and price controls. Legislative debate is expected to continue in the future and market forces are expected to demand only modest increases or reduced costs. For instance, managed care entities are demanding lower reimbursement rates from healthcare providers and, in some cases, are requiring or encouraging providers to accept capitated payments that may not allow providers to cover their full costs or realize traditional levels of profitability. We cannot reasonably predict what impact the adoption of any federal or state healthcare reform measures or future private sector reform may have on our business.

FDA Ruling: Examples of Mobile App’s which it Intends to Exclude from Regulation

On September 25, 2013, the FDA issued Finalized Guidance of medical mobile applications (“Apps”). The FDA has issued a ruling on Apps that may meet the definition of a medical device, but they have determined that they will not exercise enforcement on these Apps. The Guidance contains an appendix that provides examples of mobile apps that MAY meet the definition of medical device but for which FDA intends to exercise enforcement discretion. These mobile apps may be intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease. Even though these mobile apps may meet the definition of medical device, the FDA intends to exercise enforcement discretion for these mobile apps because they pose lower risk to the public. The FDA understands that there may be other unique and innovative mobile apps that may not be covered in this list that may also constitute healthcare related mobile apps. This list is not exhaustive; it is only intended to provide clarity and assistance in identifying the mobile apps that will not be subject to regulatory requirements at this time. Based on our understanding of the Guidance, although there can be no guarantee, we believe our PHZIO platform will not be subject to regulatory requirements because such services seem to fall within the statutory examples.

Employees

At the year ended December 31, 2019, we had 2 full-time employees and various consultants. We utilize the services of consultants for safety testing, regulatory and legal compliance and other services.

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Legal Proceedings

In February 2017, the Company was served by a complaint filed by the holder of a note payable. The action was removed from Louisiana state court to the United States Federal District Court in Baton Rouge, LA. The lawsuit alleges that the Company is indebted to the note holder a promissory note stemming from four loans to the Company during the 20 months prior to February 2017 amounting to $75,500 in total original principal bearing interest at 12% per annum, of which $45,202 has been repaid. Further, the note holder claims that, because of alleged defaults and extensions of the notes, the Company is now indebted in the amount of $253,877 inclusive of interest and penalties at an effective rate exceeding 70% per annum, far more than the maximum rate allowable in California or Louisiana. The Company and its counsel have determined that: (i) the note holder is not a licensed lender in the State of California, where the loan was made and the $75,500 was deposited and therefore was not permitted under California law to make loans in the State; and (ii) the interest rate the note holder is seeking to collect is usurious and therefore interest claimed in the lawsuit is neither collectible nor enforceable. In October 2017 the complainant and his counsel motioned to dismiss the unlicensed lender assertion. In January 2018 the U.S. District Court, Louisiana ruled that the unlicensed lender assertion was to proceed.

On June 20, 2018, a settlement agreement was signed between the Company and holder of the note payable with the following terms for the cancellation of the note payable, accrued interest and all warrants granted relating to the various notes:

1.	The Company will issue 54,189 shares of commons stock that is immediately tradeable under Securities and Exchange Commission Rule 144, but subject to a daily trading limit of 25,000 shares per day;
2.	The Company will issue 25,811 shares of common stock that shall be subject to a 180-day holding period and are also subject to a daily trading limit of 25,000 shares per day;
3.	The holder of the note payable shall bear all fees and expenses, including attorneys’ fees, associated with the transfer and trading of the Company’s shares;
4.	Beyond issuing the shares noted above, the Company shall not take any additional action that would cause the note holder to incur tax consequence from the transfer or would affect the note holder’s tax consequences in any way.

The Company issued the 80,000 shares of common stock on June 20, 2018. At December 31, 2018, the Company had no indebtedness to this holder of the note payable of principal or accrued interest or exercisable warrants relating to the note.

Transfer Agent

The transfer agent of the Company’s common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598, (212) 828-8436.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL OCNDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our audited and unaudited interim condensed consolidated financial statements and related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth under “Risk Factors” in this prospectus.

Reverse Stock Split

Effective January __, 2020, the Company amended its Certificate of Incorporation to affect a one-for-50 reverse stock split of the Company’s Common Stock (the “Reverse Split”), which is subject to approval by FINRA, which approval is pending. All share and per share data have been retroactively restated in this report and in the accompanying consolidated financial statements and footnotes to reflect the effects of the pending Reverse Split.

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The Company and Nature of Business

The Company is a provider of the state of the art PHZIO platform for the physical therapy (“PT”) and telehealth markets and believes it is the first digital telehealth physical therapy company (“dtPT Company”) to offer real-time monitored physical therapy assessments and treatments to large-scale employers. The Company’s digital telehealth assessment and treatment platform (the “dtPT Platform” or “Platform”) has been designed to serve the $30 billion physical therapy market, the $4 billion musculoskeletal (“MSK”) market and the $8 billion corporate wellness market. Our dtPT Platform redefines the way physical therapy (“PT”) can be delivered. We believe that our Platform is able to transform the access, cost and quality dynamics of PT assessments and treatments.

We designed our Platform to enable its usage for all PT assessments and treatments by means of computer, smart phone and/or similar digital media devices (the “Access Devices”). This new approach will lower patient treatment costs, expand patient treatment access and improve patient compliance. Our dtPT Platform allows patients to avoid the time-consuming clinical experience to an immediate in-home PT experience. We believe that approximately 80% of all PT assessments and treatments can be performed using our Platform accessible via the Access Devices in the privacy of once home.

We believe that our innovative approach to solving the pervasive access, cost and quality challenges facing the current access to PT clinics, will lead to highly scalable and substantial growth in our revenues. The Company has signed 7 partnership and healthcare provider agreements to date and has begun to generate initial revenues during the fourth quarter of 2019. We believe that we are well positioned to participate in the rapidly evolving PT treatment market by introducing our innovative dtPT Platform enabling remote patient monitoring, post-discharge treatment plan adherence and in-home care. Our Platform incorporates research-based methods and focuses on, not only rehabilitation but also wellness, functional fitness, performance, and prevention.

Our dtPT Platform recognizes that the national healthcare industry (federal and private insurance) is moving toward a model of prevention and that physical therapy is expected to take a larger role in providing wellness services to patients. Due to the real-time patient monitoring feature, we believe that our dtPT Platform is reimbursable by insurance companies such as Anthem Blue Cross and Blue Shield.

Recent Developments

During June 2019 the Company signed a Provider Service Agreement with CareIQ, a division of CorVel Healthcare Corporation, one of the largest Third-Party Insurance Administrators (“TPA”) in the U.S. with patients in all 50 states. https://www.corvel.com/about-us. Initially, PHZIO will be used to treat patients in five (5) states including: California, New Jersey, Georgia, Tennessee and Arizona. These initial states will be used to assess the effectiveness of the PHZIO digital physical therapy platform.

On October 11, 2019 The Company signed a Direct to Consumer Marketing Agreement with Wosler Holdings, Inc., a Delaware Corporation d/b/a/ Slingshot Health (“Slingshot”) (https://www.slingshothealth.com), Through this agreement, Slingshot seeks to involve EWLL affiliated PT Providers, and EWLL seeks to gain their affiliated PT Providers access to the Slingshot consumer healthcare patients through the Slingshot platform. The Parties anticipate commencing these new direct to consumer sales and marketing efforts during the first quarter of 2020. The Company believes that Slingshot Healthcare is one of the leading on-line platforms for digital healthcare to consumers. Slingshot Health is a healthcare marketplace connecting people to health and wellness providers, placing control directly in the hands of those seeking and delivering care. By removing layers of bureaucracy surrounding our healthcare system, Slingshot is achieving its mission of creating better access, more affordability and greater transparency in healthcare. Through Slingshot’s proprietary platform, consumers enter the services they want, their location, availability and the price they are willing to pay. Slingshot then matches them to a local provider who can deliver the service. Healthcare consumers receive high-quality, affordable services and providers earn more overall.

On October 22, 2019, EWLL’s PHZIO Canada (“PHZIO Canada”) signed a one-year Pilot Program Agreement with C&C Insurance Consultants d/b/a/ StudentVIP.ca (“StudentVIP.ca”) (https://studentvip.ca/about-us/), Through this agreement, StudentVIP.ca seeks to market PHZIO.com services to its student health insurance clients. StudentVIP.ca is one of Canada’s largest student health insurance provider servicing over 100,000 college students. The Parties anticipate commencing these new direct to consumer sales and marketing efforts during the first quarter of 2020.

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Our Principal Products and Services

The principal features of our new digital telehealth physical therapy delivery system are as follows:

●	SaaS technology platform solution for providers bundling rehabilitation services and employer wellness programs: PTs can evaluate and screen patients and calculate joint angles using drawing tool
●	First real-time remote monitored one-to-many PT treatment platform for home use;
●	Ability for PTs to observe multiple patients simultaneously in real-time;
●	Solves what has been a structural problem and limitation in post-acute care practice growth.
●	PT practices can experience 20% higher adherence and compliance rates versus industry standards; and
●	Tracking to 30% increase in net income for a PT practice.

We have commenced treating patients on various commercial contracts and started to generate revenues during the three months ended December 31, 2019. We continue to train physical therapists on how to use our Platform, with many of these therapists treating various patients on our system on a complimentary basis. To date, our dtPT Platform has delivered over 4,000 PT assessments and treatments.

During the 2nd half of 2019, we intensified our focus on PT assessments and treatments covered under the Workers’ Compensation Insurance program which is a form of insurance providing wage replacement and medical benefits to employees injured in the course of employment. Changes in regulations related Workers’ Compensation Insurance have provided us with an opportunity to offer our MSK 360 Program as described below. Under the new regulation patients can choose to be treated in-clinic or through dtPT. Until recently, patients nearly all choose in-clinic treatment. In response to this change we developed our MSK360 Program.

We are in the final stage of developing a fourth program related to Rheumatoid Arthritis Exercises (“RA 360 Program”). We expect to make the RA 360 Program available during the first quarter of 2020.

To date, we have existing provider agreements with 16 corporations based on which their employees can utilize our Platform. Additionally, we are actively pursuing as clients for our services numerus large corporate self-insured companies, TPA’s and insurance companies to sign provider agreements with us. We have historically had to devote up to one year in sales and marketing and sales activities and efforts to sign new provider agreements and to date we have executed and existing 16 provider agreements.

Our dtPT Platform under the domain name PHZIO.com currently offers three treatment programs (i) PHIZO Program; (ii) MSK 360 Program and (iii) Pre-HabPT Program.

The PHZIO Program:

Our PHZIO treatment enables patients to engage with live or on-demand video based dtPT assessments and treatments from their home or office. Following a physician’s exam and prescription for physical therapy to treat back, knee or hip pain, a patient can be examined by a physical therapist and if found appropriate inducted in our PHZIO program that includes a progressive 6-month telemedicine exercise program (including monthly in-clinic checkups). All PHZIO treatments are monitored by a licensed therapist that sees everything the patient is doing while providing their professional guidance and feedback in real-time. This ensures treatment compliance by the patient, maintains the safety and integrity of the prescribed exercises, tracks patient metrics and captures pre-and post-treatment evaluation data. This innovative assessment and treatment program enable any PT practice to be able to treat more patients while utilizing the same resources.

A Monitored In-office & Telemedicine Exercise Program : Our initial 6-month PHZIO program has been designed to provide patients, who are accepted into the program, with traditional one-on-one PT evaluations, re-evaluations (one to four weeks throughout the PHZIO program depending on type of insurance), and after the conclusion of the program a Physical Performance Test. These PTs are known as Induction & Evaluation PTs (“IEPTs”). All patient medical data, information and records are retained. The IEPT will also evaluate the progress of the patient’s participation in our PHZIO program.

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●	Physician Diagnosis: Following a physician’s diagnosis of a patient with non-acute back pain, who is also likely overweight and pre-diabetic, a physician may prescribe the patient to participate in our PHZIO program.

●	Enrollment Process: The accepted patients are assessed by a PT, located at a PT Licensee clinic and then enrolled in our PHZIO program by going online to our website phzio.com and creating a login name and password. The patient will then populate their calendar with planned times when they anticipate exercising. They will also be provided with a free exercise ball, resistance stretch bands, stretch strap and yoga mat at induction.

●	Exercising Begins: The day after the patient receives the equipment, the patient will log on to our website least 3 times per week, to watch and follow the prescribed 40-minute on-line exercise program. Our Platform also allows two-way communication (videoconferencing) with one of our licensee’s On-line PTs (“OLPT’s”), who is responsible for monitoring on-line patients. The OLPT’s are also available to answer patient’s questions. When available the patients exercise sessions are recorded and stored in our system as proof that they completed the prescribed exercises. There are 250 various 40-minute exercise videos that are viewed by our patients in successive order.

●	Driving Patients to work out between 6:00am-9:30am 5 days per week: Our Platform has a calendar function so that patients can schedule their exercise session. This calendar enables a PT Licensee to better spread the load of patients participating in any forty-minute on-line exercise program during our 15 hours of weekly operations, 6am through 9:30am Monday through Friday are to most optimal hours for patient engagement. Also, if the patient is not on-line at the planned exercise time, our system can send them an automated reminder, via text, voicemail and or e-mail messaging.

Trackable Physical Therapy. The exercise prescription and instruction will be delivered with a series of on-line videos easily accessed by each patient via the internet. Each video will be approximately 40 minutes in length with exercises, which will specifically address the common impairments associated with diabetes and/or obesity. Exercise programs will be able to be performed within each patient’s own home or work location. Each patient will be required to log in to the system which will monitor performance automatically to ensure their compliance. Each patient will be required to follow up with their referring physician and PT at designated intervals and metrics such as blood pressure, blood sugars, BMI, etc. will be recorded to ensure success of the program.

Patient Program Goals. Our PHZIO Program was designed so that the average patient is targeted to lose 2 pounds per week, totaling up to 48 pounds over the duration of the program to progress toward healthier defined BMI, reduction body fat percentage by at least 8%, reduced reliance on medication for blood glucose regulation and dosage or frequency and a goal of at least a 50% adherence to continuing the PHZIO program independently at conclusion of program.

Trackable Video Exercise Program. The PHZIO Program video includes all aspects of wellness preventative care to ensure the best results: cardiovascular training, resistance training, flexibility, and balance and stabilization; research studies on all such distinct impairments have shown to provide effective treatment results. Each video integrates each of the four components to guarantee a comprehensive approach to the wellness program, but each video will specifically highlight one of the four components. All PHZIO Program videos can be viewed on the Access Devices.

Specific Video Programs. Each patient will receive a prescription for six months (26 week) of physical therapy and exercise that is provided by viewing on-line programs produced by us where the patient can do these exercises and stretching on their own at least 3 days per week for at least 40 minutes. To view the videos, the patient would log onto the Platform and would be directed to watch the appropriate video in sequence. As the patient is logged-in, the monitoring PT will be able to monitor how often and if the entire video session was viewed. This data would be captured and sent weekly to the prescribing physician and the monitoring PT for review. At all times, a licensed OLPT/PTA will have access to each patient utilizing the videos and will be able to communicate with a patient via videoconferencing and/or instant messaging. This will help improve adherence to the program as well as the success and safety of the patients’ treatments. A patient will also be instructed to walk or ride a bike at least 30 minutes three days per week in addition to participating in our program.

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If the patient is not viewing the videos, then the prescribing physician and/or the monitoring PT would reach out to the patient by telephone and/or e-mail to encourage the patient to commit to their physical fitness regime. After each series, the patient returns for an office visit to the prescribing physician for blood tests, blood pressure and a weight management check- up as well as a follow-up visit with the PT for assessment of the patient’s progress toward established goals.

Exercise Patient Kits. Most patients will receive a home exercise kit, which will include: an inflatable exercise ball, a hand pump, a yoga mat, a yoga strap, and varying levels of resistance bands. Each of the PHZIO Program exercise video will include exercises that incorporate the items in the tool kit. By using a bare minimum of equipment, patients should be able to participate more easily at home or at their workplace. Our estimated cost of the kit is $49, which we pay and factored into a PT licensees’ revenue stream and internal projections. The cost of the exercise kits may also be billed to the patients account.

MSK 360 Program

The musculoskeletal (MSK) system, which consists of our bones, muscles and joints, experience strain as we move. MSK related issues are a leading cause of absenteeism in the workplace and in many cases can lead to short- or long-term disability. These costs are a significant factor in any workplace and have cascading effects on employee productivity. We believe that to accelerate physical health, it is critical to prevent and address MSK timely to reduce future health costs.

Patients can receive virtual care through the MSK 360 Program with the guidance of a registered PT via our Platform through their Access Devices. As patients will not need to travel to their health appointments during the workday, telerehabilitation is a timesaver, and therefore a cost saver.

The employee will first be evaluated to determine the priority of patients’ treatments based on the severity of their condition if they are suitable for our MSK 360 Program. If a patient has experienced a major injury (e.g. fracture), he/she will be instructed to receive in-person PT care.

Any EPS and/or LW insureds may, after an in-home or in-office PT assessment, enroll in a 6-month comprehensive treatment program. The main treatment objective of our MSK360 Program is to graduate at least 60% of inducted patients through our 6-month program. Patients should expect to experience an average of a 20% reduction in BMI, a two-inch reduction in waist size, weight loss of at least 10 pounds, significant overall improvement in balance, coordination, flexibility, strength and lumbopelvic stability. Patients also should score better on Functional Outcomes Scales (Oswestry and LEFS) which indicates improved functional activity levels due to reduced low back, knee and hip pain.

PreHabPT Program

Any individuals covered by EPS and/or LW who are seeking non-emergency orthopedic surgery shall first receive an online consultation, in-home or in-office PT therapy evaluation and will be prescribed a four to eight-week pre-habilitation physical therapy (“PreHabPT”) exercise program prior to any surgery. Another in-home or in-office PT evaluation will be made following surgery and a treatment plan will be initiated. A PreHabPT Program is an eight-week physician to patient pre-surgical (Prehab) digital therapeutic exercise treatment for patients that anticipate having total join replacement (knee, hip and or shoulder) or back surgeries.

PurePT

PurePT is a patient and independent PT Program for connecting new patients to PT’s that are seeking to be treated with our PHZIO treatment system. Patient program assessments can be made in the privacy of a patient’s home or office. PurePT connects new patients to PT’s, particularly in states that have direct access rules where patient’s insurance will reimburse for treatment without requiring a physician’s prescription. PurePT puts the patient first.

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Our Target Market

The healthcare industry is constantly changing, with these changes creating new opportunities as well as new risks. The changes in the healthcare industry have also a profound impact on the physical therapy market. While rapid consolidation in the PT market continues to occur, the overall outpatient physical therapy market remains highly fragmented. We believe that the growth in the physical therapy market is primarily driven by the aging U.S. population, as seniors are more likely to require physical therapy services due to increased injuries, illnesses, and chronic conditions. Based on demographic trends, the number of Americans aged 65 years and older is projected to increase significantly over the next decades. This increased patient base, as well as the shift in the healthcare industry towards care coordination and managing patient ailments prior the commencement of more acute symptoms, has dramatically increased the need and opportunities for our dtPT Platform.

We have commenced to offer our treatment programs within California, New Jersey, Georgia, Tennessee, Arizona and Canada, with plans to expand nationally over the next twelve months. With our dtPT Platform will target the “At-Home” Physical Therapy treatment market, a market were PT practitioners treat patients in their home instead of a clinic. The At-Home market when combined with our dtPT Platform offers patients and practitioners a means to receive and deliver PT services without having to visit a clinic and/or PT office during normal business hours. Patients can receive physical therapy services at almost any hour of the day. A model that is not currently employed within traditional clinical and PT office settings.

Our Marketing Strategy

We focus our marketing efforts primarily on physical therapy clinic, physicians, occupational medicine physicians and general practitioners. In marketing primarily to the physical therapist and clinic physician community, we emphasize our commitment to quality patient care and regular communication with physical therapy clinic and physicians regarding patient progress. We assist physical therapy clinic and clinic directors in developing and implementing marketing plans and assist in establishing relationships with health maintenance organizations, preferred provider organizations, industry, case managers and insurance companies.

We pivoted and intensified our focus on generating revenues from PT assessments and treatments covered under the Workers’ Compensation Insurance program where changes in regulations related Workers’ Compensation Insurance have provided us with an opportunity to offer our MSK 360 Program as described above. Under the new regulation patients can choose to be treated in-clinic or through dtPT. Until recently, patients nearly all choose in-clinic treatment. In response to this change we developed our MSK360 Program.

Results of Operations for the three and nine months ended September 30, 2019 vs. 2018

Revenues: We have reported $0 revenues from operations for the three or nine months ended September 30, 2019 and 2018. We anticipate the beginning of revenue generation by the fourth quarter of 2019.

Operating Expenses: Total operating expenses increased to $3,508,958 for the nine months ended September 30, 2019 from $2,475,910 for the nine months September 30, 2018. The increase is a result of an increased number of shares of common stock issued to consultants and for financing fees offset by a decrease in stock option expenses. Total operating expenses increased to $1,480,466 for the three months ended September 30, 2019 from $831,621 for the three months ended September 30, 2018. The increase is a result of an increased number of shares of common stock issued to consultants and for financing fees offset by a decrease in stock option expenses.

Net Loss: The Company incurred a net loss of $4,624,131 for the nine months ended September 30, 2019, compared with a net loss of $2,699,441 for the nine months ended September 30, 2018, which reflects an increase of $1,924,690. The increase is from increased operating expenses (outlined above) of $1,033,048, increase in interest expense of $2,569,676 offset by an increase in gain on derivative liability on convertible debt and warrants of $1,645,282. For the three months ended September 30, 2019, the Company incurred a loss of $1,520,350 compared with the loss of $1,092,162 for the three months ended September 30, 2018. The increase is from increased operating expenses (outlined above) of $648,845, increase in interest expense of $1,195,844 offset by a gain on derivative liability on convertible debt and warrants of $1,420,792.

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Results of Operations for the Years Ended December 31, 2018 vs. 2017

Revenues: We have reported $0 revenues from operations for the years ended December 31, 2018 and December 31, 2017. We anticipate the beginning of revenue generation by the third quarter of 2019.

Operating Expenses: Total operating expenses increased to $3,695,069 for the year ended December 31, 2018 from $3,348,781 for the year ended December 31, 2017. The increase is a result of increases in the value of stock issued to directors, financing fees, travel and meal expenses.

Net Loss: The Company incurred a net loss of $4,451,462 for the year ended December 31, 2018, compared with a net loss of $1,032,891 for the year ended December 31, 2017, which reflects an increase of $3,418,571. The increase is primarily because of an increase of general and administrative expenses (outlined above) of $355,630 increase in interest expense of $229,482 and a reduction of gain on derivative liability of $2,950,716.

Liquidity and Capital Resources

As of September 30, 2019, we had negative working capital of $4,621,397 compared to negative working capital of $4,006,081 as of December 31, 2018. The negative working capital increase is because of an increase in convertible debt (net of discount) offset by an increase in prepaid expense. Cash used in operations was $2,388,551 and $820,315 for the nine months ended September 30, 2019 and 2018, respectively. The increase in cash used in operations is a result of the increased net loss, increase in derivative liability and changes in operating assets and liabilities. Cash used in investing activities was $13,374 and $2,037 for the nine months ended September 30, 2019 and 2018, respectively. Cash flows provided by financing activities were $2,799,650 and $843,145 for the nine months ended September 30, 2019 and 2018, respectively. The increase resulted from issuance of convertible debt (net of debt issuance costs) of $2,978,850 and issuance of shares of common stock for cash totaling $59,100 reduced by $1,101,445 payment of debt. The cash balance as of September 30, 2019 was $781,060.

As of December 31, 2018, we had negative working capital of $4,006,081 compared to negative working capital of $3,468,264 as of December 31, 2017. The main portion of the negative working capital increase is because the increase in related party accounts payable and increases in accrued expenses – related party. Cash flows provided by financing activities were $1,678,895 and $946,900 for the years ended December 31, 2018 and December 31, 2017, respectively. The increase in cash flows from financing activities was from the issuance of convertible debt for cash. The cash balance as of December 31, 2018 was $383,335.

For the year ended December 31, 2018, there was a negative cash flows from operations of $1,288,209 compared to a negative cash flows from operations of $951,103 for the year ended December 31, 2017. This is primarily due to increases in accounts payable and. We are seeking financing in the form of equity capital to provide the necessary working capital. Our ability to meet our obligations and continue to operate as a going concern is highly dependent on our ability to obtain additional financing. We cannot predict whether this additional financing will be in the form of equity or debt or be in another form. We may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, we may be unable to implement our current plans which circumstances would have a material adverse effect on our business, prospects, financial conditions and results of operations.

We believe that we have sufficient cash on hand to operate until March 2020. We anticipate that we will be able to raise additional capital on the same or better terms by early 2020 or before in the form of equity capital to provide the necessary working capital. Our ability to meet our obligations and continue to operate as a going concern is highly dependent on our ability to obtain additional financing. We cannot predict whether this additional financing will be in the form of equity or debt or be in another form. We may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, we may be unable to implement our current plans which circumstances would have a material adverse effect on our business, prospects, financial conditions and results of operations.

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Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Estimates and Recent Accounting Pronouncements

Our significant accounting policies are disclosed in Note 2 of our Audited Financial Statements included elsewhere in this Report.

Contractual Obligations and Commitments

Nine Months Ended September 30, 2019

On January 29, 2019, the Company received the third tranche of $60,000 relating to a note executed on July 13, 2018. During the nine months ending September 30, 2019, the Company accrued interest expense of $1,350. On July 12, 2019, the Company prepaid this note of $60,000 plus accrued interest and a prepayment penalty of $30,000. At September 30, 2019, this note is fully paid.

On January 8, 2019, the Company executed an 8% Convertible Promissory Notes payable to an institutional investor in the principal amount of $308,000. The note, which is due on January 8, 2020, has an original issue discount of $28,000 and transaction costs of $10,000. The convertible note converts into common stock of the Company at a conversion price that shall be equal to the 70% of the average of the two lowest per share trading prices for the twenty (20) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $17,547. During the nine months ended September 30, 2019, the investor converted $30,000 of principal and $1,687 of accrued interest for 18,107 shares of common stock at a price of $1.75. At September 30, 2019, there is $278,000 principal outstanding.

On January 8, 2019, the Company executed an 8% Convertible Promissory Notes payable to an institutional investor in the principal amount of $308,000 each. The note, which is due on January 8, 2020, has an original issue discount of $28,000 and transaction costs of $10,000. The convertible note converts into common stock of the Company at a conversion price that shall be equal to the 70% of the average of the two lowest per share trading prices for the twenty (20) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $17,029. During the nine months ended September 30, 2019, the investor converted $162,000 of principal for 88,488 shares of common stock for prices ranging from $1.75 to $2.10. At September 30, 2019, there is $146,000 principal outstanding.

On January 9, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $114,000. The note, which is due on October 30, 2019, has an original issue discount of $11,000 and transaction costs of $3,000. The convertible note converts into common stock of the Company at a conversion price that shall be equal to the 70% average of the two lowest per share trading prices for the ten (10) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $6,028. On July 12, 2019, the Company prepaid this note of $114,000 plus accrued interest and a prepayment penalty of $42,010. At September 30, 2019, this note is fully paid.

On January 29, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $58,300. The note, which is due on November 15, 2019, has an original issue discount of $5,300 and transaction costs of $3,000. The convertible note converts into common stock of the Company at a conversion price that shall be equal to the 70% average of the two lowest per share trading prices for the ten (10) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest of $2,753. On July 12, 2019, the Company prepaid this note of $58,300 plus accrued interest and a prepayment penalty of $21,369. At September 30, 2019, this note is fully paid.

On February 22, 2019, the Company received the fourth tranche of $30,000 relating to a note executed on July 13, 2018. During the nine months ending September 30, 2019, the Company accrued interest of $534. On September 17, 2019, the convertible debt holder converted $9,700 of principal for 6,800 shares of common stock at a price of $1.50. At September 30, 2019, there is $20,300 principal outstanding.

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On March 18, 2019, the Company executed a Securities Purchase Agreement for Convertible Debentures to an institutional investor in the principal amount of $365,000 to be funded in six tranches: $65,000 at signing, $100,000 forty-five (45) days after the signing date and $200,000 forty-five (45) days after the second closing date. The debentures, which are payable on March 18, 2022, have a 10% original issue discount and a commitment fee of $5,000 payable with the signing debenture. The debentures convert into common stock of the Company at a conversion price equal to the lesser of (i) $6.00 or (ii) seventy percent (70%) of the lowest traded price (as reported by Bloomberg LP) of the common stock for the ten (10) trading days prior to the conversion date. The first tranche of $65,000 was received on March 21, 2019. On September 12, 2019, the Company prepaid this note of $65,000 and a prepayment penalty of $19,500. At September 30, 2019, this note is fully paid.

On March 18, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $47,300. The note, which is payable on January 30, 2020, has an original issue discount of $4,300 and transaction costs of $3,000. The convertible note converts into common stock of the Company at a conversion price equal to 70% of the average of the lowest two (2) trading prices during the ten (10) trading day period ending on the last complete trading day prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $3,226. On September 12, 2019, the Company prepaid this note of $47,300 plus accrued interest and a prepayment penalty of $16,555. At September 30, 2019, this note is fully paid.

On March 21, 2019, the Company executed a 3% Convertible Promissory Note payable to an institutional investor in the principal amount of $360,000. The note, which is payable twelve (12) months after each tranche is funded, has an original issue discount of $60,000. The original issue discount will be prorated with each tranche paid. The first tranche of $60,000 is due at signing date. The convertible note converts into common stock of the Company at a conversion price that shall be equal to 65% of the lesser of (i) lowest trading price or (ii) the lowest closing bid price on the OTCQB during the twenty-five (25) trading day period ending on the last complete trading day prior to the conversion date. The first tranche was received on March 29, 2019. The second tranche of $37,500 was received on July 19, 2019. During the nine months ended September 30, 2019, the Company accrued interest expense of $2,925. On September 30, 2019, the Company prepaid the first tranche of $60,000 plus accrued interest and a prepayment penalty of $30,000. At September 30, 2019, only the second tranche of $37,500 is outstanding.

On March 21, 2019, the Company executed a 12% Convertible Promissory Note to an institutional investor in the principal amount of $1,500,000 to be funded over separate tranches of $750,000 each; the first tranche to be funded on signing. The note, which is due and payable six (6) months after the funding date of each tranche, has an original issue discount of 10%. The Company issued 65,217 shares of restricted common stock on the closing date. These are deemed returnable shares which the investor must return if the Company repays the note prior to the maturity date. In addition, the Company issued 20,000 shares of restricted common stock as a commitment fee. The convertible note converts into common stock of the Company at a conversion price that shall be equal to 75% of the lowest trading price during the thirty (30) day trading period ending on the last complete trading day prior to the conversion date. The first tranche of $750,000 was received on March 25, 2019. The second tranche of $350,000 was received on July 12, 2019 and the Company issued 53,846 shares of restricted common stock. These shares are redeemable if the Company pays the note prior to the maturity date of January 20, 2020. The third and final tranche was received on September 9, 2019 and the Company issued 80,000 shares of restricted common stock. These shares are redeemable if the Company pays the note prior to the maturity date of March 12, 2020. During the nine months ended September 30, 2019, the Company accrued interest expense of $57,337.

On April 1, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $58,300. The note, which is payable on February 15, 2020, has an original issue discount of $5,300 and transaction costs of $3,000. The convertible note converts into common stock of the Company at a conversion price equal to 70% of the average of the lowest two (2) trading prices during the ten (10) trading day period ending on the last complete trading day prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest of $3,811. On September 12, 2019, the Company prepaid this note of $58,300 plus accrued interest and a prepayment penalty of $20,405. At September 30, 2019, this note is fully paid.

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On May 6, 2019, the Company executed a convertible note conversion period extension agreement on a note dated October 28, 2018, within which the period of conversion by note holder was extended to May 27, 2019. The Company paid $16,031 to note holder for this extension agreement. On May 28, 2019, the Company executed a second extension agreement on this note within which the period of conversion by note holder was extended to June 11, 2019. The Company paid $16,105 to note holder for this extension agreement. During the nine months ended September 30, 2019, the note holder converted the $308,000 note and accrued interest of $19,539 into 166,440 shares of common shares at prices ranging from $1.75 to $22.54. At September 30, 2019, this note has been fully converted.

On May 13, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $110,000. The note, which is due on February 13, 2020, has an original issue discount of $10,000 and transactions costs of $3,000. The convertible note converts into common stock of the Company at conversion price that shall be equal to the 65% of the lowest closing price for the twenty (20) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $5,063.

On July 2, 2019, two Back-End notes executed in October 2018 with an institutional investor was funded for $154,000 each. Each note, which is due on October 29, 2019, has an original issue discount of $16,500. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the 70% of the average of the two (2) lowest per share trading prices for the prior twenty (20) trading days including the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $3,038 for each note.

On July 5, 2019, the Company signed an amendment to a convertible note issued on March 21, 2019 revising the conversion price from 75% to 65% of the lowest trading price during the thirty (30) trading days prior to the conversion date.

On July 8, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $140,800. The note, which is payable on April 30, 2020, has an original issue discount of $12,800 and transaction costs of $3,000. The convertible note converts into common stock of the Company at a conversion price equal to 70% of the average of the lowest two (2) trading prices during the ten (10) trading day period ending on the last complete trading day prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest of $3.379.

On July 8, 2019, the Company executed a convertible note conversion period extension agreement on a note dated January 8, 2019 within which the period of conversion by note holder was extended to August 9, 2019. The Company paid $21,560 to note holder for this extension agreement.

On July 9, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $113,000. The note, which is due on July 9, 2020, has an original issue discount of $10,000 and transaction costs of $3,000. The convertible note converts into common stock of the Company at a conversion price that shall be equal to the 65% average of the lowest per share trading prices for the twenty (20) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $2,712.

On July 9, 2019, the Company executed an 8% Convertible Promissory Note payable to an institutional investor in the principal amount of $235,000. The note, which is due on July 11, 2020, has an original issue discount of $25,200 and transaction costs of $10,000. The convertible note converts into common stock of the Company at a conversion price that shall be equal to the 65% of the lowest per share trading prices for prior the twenty (20) trading days including the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $3,605.

On July 10, 2019, the Company executed a convertible note conversion period extension agreement on a note dated January 8, 2019 within which the period of conversion by note holder was extended to August 9, 2019. The Company paid $22,410 to note holder for this extension agreement.

On July 11, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $250,000. The note, which is due on April 19, 2020, has an original issue discount of $37,500 and transaction costs of $5,000. The convertible note converts into common stock of the Company at a conversion price that shall be equal to the 65% of the lowest per share trading price for the twenty-five (25) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $5,425.

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On July 30, 2019, the Company executed two 12% Convertible Promissory Notes payable to two institutional investors in the principal amount of $38,500 each. Each note, which is due on April 30, 2020, has an original issue discount of $3,500 and transaction costs of $1,500. The convertible note converts into common stock of the Company at a conversion price that shall be equal to the 65% average of the lowest per share trading prices for the twenty (20) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $1,380 for the two notes.

On September 4, 2019, the Company executed a 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $58,300. The note, which is payable on July 15, 2020, has an original issue discount of $5,300 and transaction costs of $3,000. The convertible note converts into common stock of the Company at a conversion price equal to 70% of the average of the lowest two (2) trading prices during the ten (10) trading day period ending on the last complete trading day prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest of $364.

On September 9, 2019, a Back-End note executed in January 2019 with an institutional investor was funded for $154,000. The note, which is due on January 9, 2020, has an original issue discount of $14,000 and transaction costs of $5,000. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the 70% of the average of the two (2) lowest per share trading prices for the twenty (20) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $641.

On September 19, 2019, two Back-End notes executed in January 2019 with an institutional investor was funded for $154,000 each. Each note, which is due on January 8, 2019, has an original issue discount of $14,000 and transactions costs of $5,000. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the 70% of the average of the two (2) lowest per share trading prices for the twenty (20) trading days prior to the conversion date. During the nine months ended September 30, 2019, the Company accrued interest expense of $371 for each note.

Year Ended December 31, 2018

In January 2018, the Company executed an 8% Convertible Promissory Note payable to an institutional investor in the principal amount of $110,000. During the year ended December 31, 2018, the note, which was due on October 12, 2018, and accrued interest totaling $4,489 was fully converted into 48,257 shares of common stock at a price of $2.38 per share.

In January 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $91,300. During the year ended December 31, 2018, the note, which was due on October 30, 2018, and accrued interest totaling $4,980 was fully converted into 32,616 shares of common stock at prices ranging from $2.92 to $3.02.

In February 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $63,800. During year ended December 31, 2018, the note, which was due on November 30, 2018, and accrued interest totaling $3,480 was fully converted into 26,196 shares of common stock at prices ranging from $2.44 to $2.66.

In March 2018, the Company executed an 8% Convertible Promissory Note payable to an institutional investor in the principal amount of $77,000. As of September 30, 2018, the institutional investor exercised its MFN provision in Paragraph 4a increasing the OID from the stated in the note from 10% to 15% thus increasing the amount owed to $80,500. During the year ended December 31, 2018, the note, which was due on December 5, 2018, and accrued interest totaling $5,928 was fully converted into 48,049 shares of common stock at a price of $1.80.

In March 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $72,450. During the year ended December 31, 2018, the note, which was due on December 30, 2018, and accrued interest totaling $3,780 was fully converted into 37,556 shares of common stock at prices ranging from $1.97 to $2.19.

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In May 2018, the Company executed an 8% Convertible Promissory Note payable to an institutional investor in the principal amount of $125,000. During the year ended December 31, 2018, the note, which is due on May 10, 2019, and accrued interest totaling $415 was fully converted into 32,525 shares of common stock at prices ranging from $3.14 to $5.16. At the year ended December 31, 2018, the Company is still liable for $5,288 of accrued interest that has not yet been converted.

In May 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $51,750. During the year ended December 31, 2018, the note, which is due on March 1, 2019, and accrued interest of $2,700 was fully converted into 13,174 shares of common stock at prices ranging from $4.05 and $4.25.

In July 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $56,500. The note, which is due on April 17, 2019 has an original issue discount of $6,500. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the lesser of: (i) $0.21 or (ii) 75% of the lowest per share trading price for the thirty (30) trading days before the issued date of this note. The Company issued 20,000 shares of common stock valued at $8,000 upon the execution of this note. During the year ended December 31, 2018, the Company recognized interest expense of $2,991.

In July 2018, the Company executed an 3% Convertible Promissory Note payable to an institutional investor in the principal amount of $180,000 for funding in six tranches. The note, which is due twelve months from the date of each individual tranche, has an original issue discount of $10,000 per tranche. The convertible notes convert into common stock of the Company at conversion price that shall be equal to 75% of the market price which is lowest trading price during the twenty (20) trading day period ending on the last complete trading day prior to the conversion date. The trading price is the lesser of: (i) lowest traded price or (ii) the lowest closing bid price on the OTCQB. The first tranche of $60,000 was received in the month of July and second tranche of $30,000 was received in the month of August. During the year ended December 31, 2018, the Company recognized interest expense of $1,102.

In July 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $28,250. The note, which is due on April 17, 2019 has an original issue discount of $3,250. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the lesser of: (i) $10.50 or (ii) 75% of the lowest per share trading price for the thirty (30) trading days before the issued date of this note. The Company issued 1,000 shares of common stock valued at $4,000 upon the execution of this note. During the year ended December 31, 2018, the Company recognized interest expense of $1,495.

In July 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $77,000. As of September 30, 2018, the institutional investor exercised its MFN provision in Paragraph 4a increasing the OID from the stated in the note from 10% to 15% thus increasing the amount owed to $80,500. The note, which is due on April 5, 2019, has an original issue discount of $7,000. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the lesser of: (i) $3.00 or (ii) 75% of the lowest per share trading price for the ten (10) trading days before the conversion date. During the year ended December 31, 2018, the Company recognized interest expense of $4,870.

In July 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $60,950. The note, which is due on April 30, 2019 has an original issue discount of $7,950. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the lesser of: (i) $10.00 or (ii) variable conversion price which is 75% of the average of the lowest (2) VWAP for the ten (10) trading day period ending on the latest compete trading day prior to the conversion date. During the year ended December 31, 2018, the Company recognized interest expense of $3,647.

In August 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $58,300. The note, which is due on June 15, 2019 has an original issue discount of $5,300. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the lesser of: (i) $10.00 or (ii) variable conversion price which is 75% of the average of the two (2) lowest VWAP for the ten (10) trading day period ending on the latest compete trading day prior to the conversion date. During the year ended December 31, 2018, the Company recognized interest expense of $2,338.

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In October 2018, the Company executed an 12% Convertible Promissory Note payable to an institutional investor in the principal amount of $47,300. The note, which is due on July 15, 2019 has an original issue discount of $7,300. The convertible notes convert into common stock of the Company at conversion price that shall be equal to the variable conversion price which is 70% of the average of the two (2) lowest VWAP for the ten(10) trading day period ending on the latest compete trading day prior to the conversion date. During the year ended December 31, 2018, the Company recognized interest expense of $1,291.

In October 2018, the Company executed an 8% Convertible Promissory Note payable to an institutional investor in the principal amount of $165,000. The note, which is due on October 12, 2019 has an original issue discount of $15,000. The convertible notes convert into common stock of the Company at conversion price that shall be equal to 65% of the lowest per share closing price during the fifteen (15) trading days immediately preceding the date of the notice of conversion. The first tranche of $110,000 was received in the month of October and the second tranche of $55,000 was received in the month of November. During the year ended December 31, 2018, the Company recognized interest expense of $2,594.

In October 2018, the Company executed two 8% Convertible Promissory Notes payable to two institutional investors each in the principal amount of $308,000. Each note, which is due on October 29, 2019, has an original issue discount of $33,000. The convertible notes convert into common stock of the Company at a conversion price that shall be equal to the 70% of the average of the two (2) lowest per share trading prices for the twenty (20) trading days prior to the conversion date. During the year ended December 31, 2018, the Company recognized interest expense of $4,118 for each note.

In November 2018, a Back-End note executed in May 2018 with an institutional investor was funded. The Back-End note is an 8% Convertible Promissory Note payable in the principal amount of $125,000. The note, which is due on May 10, 2019, has an original issue discount of $10,000. The convertible notes convert into common stock of the Company at conversion price that shall be equal to 72% of the lowest VWAP for the ten (10) trading days prior to and including the conversion date. Conversion into shares of common stock can commence following the 180thcalendar day after the Original Issue Date. During the year ended December 31, 2018, the Company recognized interest expense of $1,123.

From time to time the Company may become a party to litigation matters involving claims against the Company. Except as may be outlined above, the Company believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

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MANAGEMENT

Our directors were elected to serve until the next annual meeting of shareholders and until his respective successors will have been elected and will have qualified. The following table sets forth the name, age and position held with respect to our present executive officers and directors:

Name	Age	Position(s)
Darwin Fogt	43	President, Chief Executive Officer and Member of the Board of Directors
David Markowski	57	Chief Financial Officer and Member of the Board of Directors
Douglas MacLellan	63	Chairman and Secretary
Curtis Hollister	46	Chief Technology Officer and Member of the Board of Directors
Douglas Cole	63	Member of the Board of Directors
Brandon Rowberry	44	Member of the Board of Directors
Rochelle Pleskow	57	Member of the Board of Directors

Darwin Fogt, President, CEO & Director. Mr. Fogt has been CEO of eWellness Corporation since May 2013. From 2001 to 2018, he was founder, President and practicing therapist of Evolution Physical Therapy, Inc., a privately held company in Los Angeles, CA providing sports and orthopedic physical therapy services. From 2008 to 2018, Mr. Fogt was also founder and President of Bebe PT, a physical therapy practice specializing in perinatal rehabilitation and wellness. Additionally, from 2012 to 2018 Mr. Fogt was the founder and President of Evolution Fitness, a primarily cash-based fitness and rehabilitation center serving high level athletes and clients in Culver City, CA. Mr. Fogt has consulted with and been published by numerous national publications including Runner’s World, Men’s Health, Men’s Journal, and various Physical Therapy specific magazines; his 13 plus years of experience include rehabilitating the general population, as well as professional athletes, Olympic gold medalists, and celebrities. Mr. Fogt earned his B.S. in Exercise Science from the University of Southern California in 1996 and his MPT (Master of Physical Therapy) from California State University: Long Beach in 2001. He is currently working toward earning his DPT (Doctor of Physical Therapy) degree.

David Markowski, Chief Financial Officer & Director. Mr. Markowski has been CFO of eWellness Corporation since May 2013. From October 1997 to October 2002 he was CEO and Co-Founder of GFNN, Inc. From 2002 to 2013 Mr. Markowski has maintained various active roles within GFNN’s subsidiaries including Founder, Director and CEO positions. From October 2009 to December 2011, he was the Director of Corporate Development for Visualant, Inc. From June 2003 to 2010 he was President of Angel Systems, Inc. an independent consulting firm with competencies in strategic marketing and business development. From January 1998 to October 1998, Mr. Markowski served as the Vice President of Finance for Medcom USA, a NASDAQ listed company. Prior to that, he had a decade of investment banking experience on Wall Street involved in financing start-ups and public Offerings. He is a business development specialist with accolades in INC Magazine and others. Mr. Markowski obtained a BA degree in Marketing from Florida State University in 1982.

Curtis Hollister, Chief Technology Officer & Director. Mr. Hollister has been a founder and CTO of eWellness since May 2013. From November 2008 to present he has been the founder and President of Social Pixels, a privately held Canadian company focused on helping companies apply online media and digital campaigning. From November 2008 to present he has been the founder and President of Ripplefire, a privately held Canadian company also specializing in the digital campaigning space. He is a global entrepreneur and innovator known for his ability to identify and capitalize on industry trends. His high-profile projects include such clients as Government of Canada, AT&T, Bell Canada, Microsoft, Nokia, Conversant IP and TD Bank. From 1998 to 2002 Mr. Hollister founded and operated TeamCast.com, a technology spin-off focusing on peer-to-peer networking. From 1997 to 2002 Mr. Hollister founded and operated Intrasoft Technologies, a technology start-up to capitalize on the emerging Intranet application market. From 1995 to 1997 Mr. Hollister founded and operated Intranet Technologies, the first successful Internet service provider in Ottawa, Canada’s capital city. Mr. Hollister graduated from Center Hastings Secondary in 1991 and from 1991 to 1995 attended Carleton University with a special focus on Economics.

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Douglas MacLellan, Chairman of the Board. Mr. MacLellan currently serves as Chairman of the Board of eWellness Corporation since May 2013. Mr. MacLellan is also an independent member of the board of directors of Oroplata Resources, Inc, (OTCQB: ORRP), a development stage Lithium mining company since October 2017 to the present. From November 2009 to December 2017, Mr. MacLellan was an independent director of ChinaNet Online Holdings, Inc. (NASDAQ: CNET) a media development, advertising and communications company. From June 2011 to present Mr. MacLellan has been Chairman of Innovare Products, Inc., a privately held company that develops innovative consumer products. From May 2014 to October 2016, Mr. MacLellan was a member of the Board as an independent director of Jameson Stanford Resources Corporation (OTCBB: JMSN) an early stage mining company. From September 1992 through April 2014, Mr. MacLellan was Chairman and chief executive officer at Radient Pharmaceuticals Corporation. (OTCQB: RXPC.PK), a vertically integrated specialty pharmaceutical company. He also continues to serve as president and chief executive officer for the MacLellan Group, an international financial advisory firm since 1992. From August 2005 to May 2009, Mr. MacLellan was co-founder and vice chairman at Ocean Smart, Inc., a Canadian based aquaculture company. From February 2002 to September 2006, Mr. MacLellan served as chairman and cofounder at Broadband Access MarketSpace, Ltd., a China based IT advisory firm, and was also co-founder at Datalex Corp., a software and IT company specializing in mainframe applications, from February 1997 to May 2002. Mr. MacLellan was educated at the University of Southern California in economics and international relations.

Douglas Cole, Director. Mr. Cole has been a Director of the company since May 2014. From 2005 to the present, Mr. Cole has been a Partner overseeing all ongoing deal activities with Objective Equity LLC, a boutique investment bank focused on the clean tech, mining and mineral sectors. From 2002 to 2005, Mr. Cole has played various executive roles as Executive Vice Chairman, Chief Executive Officer and President of TWL Corporation (TWLP.OB). From May 2000 to September 2005, he was also the Director of Lair of the Bear, The University of California Family Camp located in Pinecrest, California. During the period between 1991 and 1998, he was the CEO of HealthSoft and he also founded and operated Great Bear Technology, which acquired Sony Image Soft and Starpress, then went public and eventually sold to Graphix Zone. In 1995 Mr. Cole was honored by NEA, a leading venture capital firm, as CEO of the year for his work in the Starpress integration. Since 1982 he has been very active with the University of California, Berkeley mentoring early-stage technology companies. Mr. Cole obtained his BA in Social Sciences from UC Berkeley in 1978.

Brandon Rowberry, Director. Mr. Rowberry has been a Director since June 2014. He is a well-known healthcare innovation executive. From 2010 to 201, he drove enterprise-wide Innovation/Venturing for United Health Group where in 2012 they were awarded the prestigious PDMA Outstanding Corporate Innovation Award. From 2012 to present, he has also been Managing Director of 7R Ventures an investment and advisory firm. From 2005 to 2009, he was Director of Strategy & Innovation at Circuit City. From 2001 to 2005, he was a Sr. Corporate Consultant focusing on Organizational Development and Innovation at Hallmark. From 2000 to 2001, he was a Manager of Organizational Development & Innovation at Honeywell. Mr. Rowberry has also been a frequent corporate innovation guest speaker on NBC, FOX, ABC. Mr. Rowberry obtained his Master of Organizational Behavior from Marriott School of Business, BYU in 2000.

Rochelle Pleskow, Director. From 2010 through 2014, Ms. Pleskow served as the Chief Healthcare Information Officer for Hewlett Packard. She developed the framework of healthcare analytics platform, which encompasses quality improvement, outcomes analysis, patient safety, operational analytics, clinical informatics, physician performance, and regulatory compliance monitoring for health plans, hospitals and physicians. From 2008 through 2010, she acted as a senior consultant to various companies on healthcare policy and procedures including acting as an advisor for ASP model start-up, whose business included a HIPAA/HL7 and PCI compliant processing tool, which verifies a patient’s insurance coverage, accurately calculates out-of-pocket costs, and processes payments in one system and at the time of service. This model improves revenue cycle management as it accelerates the collection of patient payments. From 2007 through 2008, she was Director of business Architecture for Blue Shield of California, where she developed the business framework and core elements of a large-scale IT systems implementation to increase competitive advantage for Blue Shield of California. Re-engineered core business processes in Health Services Division to modernize the technology.

Director Qualifications

We seek directors with established strong professional reputations and experience in areas relevant to the strategy and operations of our businesses. We also seek directors who possess the qualities of integrity and candor, who have strong analytical skills and who are willing to engage management and each other in a constructive and collaborative fashion, in addition to the ability and commitment to devote time and energy to service on the Board and its committees, as necessary. We believe that all our directors meet the foregoing qualifications.

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The Board believes that the leadership skills and other experience of the Board members described below, in addition to each person’s experience set forth above in their respective biographies, provide the Company with a range of perspectives and judgment necessary to guide our strategies and monitor our executives’ business execution.

Darwin Fogt. Mr. Fogt is a co-founder of the Company and has been serving as a PT for over 12 years and has built three successful physical therapy practices. Mr. Fogt has contributed to the Board’s strong leadership and vision for the development of the Company’s innovative business model.

Douglas MacLellan. Mr. MacLellan is a co-founder of the Company and has been serving as an officer and/or director of various advance technology and high growth companies over the past 20 years. Mr. MacLellan has contributed to the Board’s strong leadership and vision for the development of the Company’s innovative business model.

Curtis Hollister. Mr. Hollister is a co-founder of the Company and has been serving in senior management positions in various advance technology, software and video content business over the past 20 years. He holds a wealth of experience in software development, video content management and network technology.

David Markowski. Mr. Markowski is a co-founder of the Company and has been serving in senior management positions in various companies over the past 20 years, with an emphasis on corporate finance, accounting, audit, financial modeling and marketing. He holds a wealth of experience in company management skills.

Doug Cole. Mr. Cole is an international business executive with over 20 years of active management and board roles in various software, educational and technology public and private companies.

Brandon Rowberry. Mr. Rowberry has held over 15 years in senior management positions as an innovation expert in various advance technology and healthcare industries. He is anticipated to greatly expand our industry relationships within healthcare insurers and the telemedicine industry.

Rochelle Pleskow. Ms. Pleskow holds a vast knowledge base on healthcare informatics and the scaling of various technology implementations at selected large-scale technology and healthcare companies and is anticipated to be a good addition to its board of directors as the Company implements its anticipated white label program to physical therapy clinics through the U.S. marketplace.

Involvement in Certain Legal Proceedings

To the best of the Company’s knowledge, none of the following events occurred during the past ten years that are material to an evaluation of the ability or integrity of any of our executive officers, directors or promoters:

(1) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

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(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

(5) Found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Promoters and Certain Control Persons

In light of the efforts and services they provided to the Private Co. prior to the Share Exchange, we believe that Douglas MacLellan and Darwin Fogt may be deemed “promoters” (within the meaning of Rule 405 under the Securities Act), since they took the initiative in the formation of our business and received 10% of our equity securities in exchange for the contribution of property or services, during the last five years. In addition, Gregg C. E. Johnson may be deemed a “promoter” of the Company as a result of his receipt of shares of our common stock at the time of completion of the Share Exchange.

Corporate Governance and Director Independence

Presently, we are not currently listed on a national securities exchange or in an inter-dealer quotation system and therefore are not required to comply with the director independence requirements of any securities exchange. In determining whether our directors are independent, however, we intend to comply with the rules of NASDAQ. The board of directors will also consult with counsel to ensure that the boards of director’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members. Nasdaq Listing Rule 5605(a)(2) defines an “independent director” generally as a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that Douglas Cole, Mr. Rowberry and Ms. Pleskow would qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). Further, Mr. Cole qualifies as “independent” under Nasdaq Listing Rules applicable to board committees.

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Due to our lack of operations and size prior to the Share Exchange, we did not have an Audit Committee. For these same reasons, we did not have any other separate committees prior to the Share Exchange; all functions of a nominating committee, audit committee and compensation committee were performed by our sole director. Although, as stated above, we are not the subject of any listing requirements, in connection with the Share Exchange, our Board of Directors established several committees to assist it in carrying out its duties. In particular, committees shall work on key issues in greater detail than would be practical at a meeting of all the members of the Board of Directors; each committee reviews the results of its deliberations with the full Board of Directors.

The standing committees of the Board of Directors currently consist of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Current copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines, Code of Ethics and Business Conduct, may be found on our website at www.ewellnesshealth.com, under the heading “Corporate Information—Governance Documents.” Printed versions also are available to any stockholder who requests them by writing to our corporate Secretary at our corporate address. Our Board of Directors may, from time to time, establish certain other committees to facilitate our management.

The Board will consider appointing members to each of the Committees when enough independent directors are appointed to the Board or as otherwise determined by the Board. Until such time, the full board of directors will undertake the duties of the audit committee, compensation committee and nominating committee.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act, as amended, requires that our directors, executive officers and persons who own more than 10% of a class of our equity securities that are registered under the Exchange Act to file with the SEC initial reports of ownership and reports of changes of ownership of such registered securities.

Based solely upon a review of information furnished to the Company, to the Company’s knowledge, during the fiscal year ended December 31, 2017, all such forms were filed.

EXECUTIVE AND DIRECTOR COMPENSATION

For the fiscal years ended December 31, 2018 and 2017, we did not pay any compensation to our executive officers, nor did any other person receive a total annual salary and bonus exceeding $100,000. Prior to the Share Exchange, which closed in April 2014, we did not pay our sole officer any compensation nor did we have an employment agreement.

Following the Share Exchange, we do not currently have any formal employment salary arrangement with any of our new officers. However, the Board determined that the following salaries shall be recorded and accrued on a monthly basis as contributed capital and compensation for the following individuals for the services they provide to us:

After 1-1-14, but before profitability

Monthly	Recognized	Contributed	Compensated
Douglas MacLellan, Chairman	$20,000	$11,000	$9,000
Darwin Fogt, CEO/President	$14,000	$7,000	$7,000
David Markowski, CFO	$14,000	$7,000	$7,000
Curtis Hollister, CTO	$14,000	$7,000	$7,000

At profitability and after

Monthly	Recognized	Contributed	Compensated
Douglas MacLellan, Chairman	$20,000	$0	$20,000
Darwin Fogt, CEO/President	$14,000	$0	$14,000
David Markowski, CFO	$14,000	$0	$14,000
Curtis Hollister, CTO	$14,000	$0	$14,000

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All of our current officers have agreed to defer their compensation until such time as we are cash flow positive; therefore, none of our officers have received any compensation as of the date of this Report. No retirement, pension, profit sharing or insurance programs or other similar programs have been adopted by the Company for the benefit of the Company’s employees. The Company has adopted a stock option plan for officers, directors and consultants.

Director’s Compensation

There is no formal or informal arrangements or agreements to compensate employee directors for service provided as a director; however, compensation for new non-employee directors is determined on an ad hoc basis by the existing members of the board of directors at the time a director is elected.

Our non-employee directors have agreed to defer payment of any accrued directors’ fees until the Company is profitable. Currently the Company is accruing $2,000 per month for the non-employee directors. They are entitled to receive reimbursement of out-of-pocket expenses.

Compensation Policies and Practices as They Relate to the Company’s Risk Management

We believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on us.

Employment Contracts

We do not have any formal employment agreement with any of the officers. Any future compensation will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until the Company maintains a positive cash flow.

Outstanding Equity Awards

There were no equity awards outstanding as of the end the year ended December 31, 2018.

Option Grants

During the year ended December 31, 2018, there were no options granted.

Aggregated Option Exercises and Fiscal Year-End Option Value

There were no stock options exercised during the year ending December 31, 2018 and 2017 by our executive officers. During the year ending December 31, 2018, 17,150,000 options granted to officers, directors and specific consultants in 2016 expired.

Long-Term Incentive Plan (“LTIP”) Awards

There were no awards made to any named executive officers in the last completed fiscal year under any LTIP.

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RELATED PERSON TRANSACTIONS

Certain Related Party Transactions

Other than the relationships and transactions discussed below, we are not a party to, nor are we proposed to be a party, to any transaction during the last fiscal year involving an amount exceeding $120,000 and in which a related person, as such term is defined by Item 404 of Regulation S-K, had or will have a direct or indirect material interest.

Programming Agreement:

On November 11, 2016, the Company signed an agreement with a programming company (“PC”) within which the one of the Company’s directors and Chief Technical Officer is the Chief Marketing Officer. The agreement is for additional features to be programmed for the launch of the PHIZIO platform. The contract specifies that the Company’s CEO and CTO will retain their officer and director positions and retain their past due accrued compensation through June 30, 2016. The Company is to pay a monthly base fee of $100,000 for the development and compensation for the Company’s CEO and CTO. Following payment of the initial $100,000, the Company is obligated to only pay $50,000 monthly until the PC has successfully signed and collected the first monthly service fee for 100 physical therapy clinics to use the PHIZIO platform. The agreement establishes that the Company is indebted to the PC for $225,000 for past programming services. On April 1, 2017, the PC was issued 505,618 common shares at a cost value of $5.34. The PC will also have the right to appoint 40% of the directors. At the end of December 31, 2018, the Company had a payable of $682,832 due to this company.

Office Space: For the first nine months of the year ended December 31, 2018, the Company rented office space from a company formerly owned by our CEO. The imputed rent expense of $500 per month for nine months is recorded in the Statement of Operations and Additional Paid in Capital in the Balance Sheet. At the end of September 2018, the Company rented other office space from a third-party provider.

Indebtedness of Management

No officer, director or security holder known to us beneficially owns more than 5% of our Common stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us in the years 2018 and 2017.

Review, Approval and Ratification of Related Party Transactions

Our Board of Directors conducts an appropriate review of and oversees all related-party transactions. We have not yet adopted formal standards in respect of the review and approval or ratification of related-party transactions; however, our board has conformed to the following standards: (i) all related-party transactions must be fair and reasonable to us and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time authorized by the board; and (ii) all related-party transactions must be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.

PRINCIPAL STOCKHOLDERS.

The following table lists the number of shares of Common Stock and shares of Series A Voting Preferred Stock of our Company as of January 24, 2020, that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. The table also includes Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

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The business address of each beneficial owner listed is in care of the Company at 333 Las Olas Way, Suite 100, Ft. Lauderdale, FL 33301 unless otherwise noted. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent that power may be shared with a spouse.

As of January 24, 2020, we had 14,680,099 shares of Common Stock and 1,000,000 shares of Series A Voting Preferred Stock issued and outstanding.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)	Shares of Series A Preferred Stock Held (2)	Percentage of Series A Preferred Held	Number and Percentage of Total Voting Shares
Darwin Fogt, CEO and President	148,000	2.29%	170,000	17%	28,147,929 or 10.96%
Douglas MacLellan, Chairman	155,000	2.40%	170,000	17%	28,154,929 or 11.07%
David Markowski, CFO	62,000	0.96%	170,000	17%	28,061,929 or 9.63%
Curtis Hollister, CTO	534,958	8.28%	170,000	17%	28,534,887 or 16.95%
Brandon Rowberry, Director	10,000	0.15%	25,000	2.5%	4,127,637 or 1.43%
Doug Cole, Director	16,000	0.25%	75,000	7.5%	12,368,910 or 4.07%
Rochelle Pleskow, Director	6,000	0.09%	25,000	2.5%	4,123,637 or 1.37%
Director and Officer (5 people)	931,958	14.42%	805,000	80.5%	133,519,858 or 55,48

(1)	Applicable percentage ownership is based on 14,680,099 shares of Common Stock outstanding as of January 24, 2020. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of November 25, 2019 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The 1,000,0000 shares of Series A Preferred Shares have the right to vote in the aggregate, on all shareholder matters votes equal to 51% of the total shareholder vote on any and all shareholder matters. The Series A Preferred Stock will be entitled to this 51% voting right, representing at present 3,294,109 votes based on the 6,459,038 shares of Common Stock outstanding, no matter how many shares of Common Stock or other voting stock of the Company’s stock are issued and outstanding in the future.

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Description of our SECURITIES

General

The following description summarizes the most important terms of our securities. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation, Certificate of Designations of the Series A Voting Preferred Stock, (the “Series A Preferred Stock or “Series A” Preferred), the Certificate of Designations of the Series B Preferred Stock (the “Series B Preferred”), and our Bylaws, as amended, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. You should refer to our Certificate of Incorporation, including the Series A Preferred, Series B Preferred, our Bylaws, and the applicable provisions of the Nevada Revised Statute (the “NRS”) for a complete description of our capital stock. Our authorized capital stock consists of (i) 4,500,000,000 shares of common stock, par value $0.001 per share, and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares have been designated Series A Preferred and 2,000,000 shares have been designated Series B Preferred. Reference is made to the Series B Certificate of Designation, attached as Exhibit 10.30 hereto.

As of January 24, 2020, there were 14,680,099 shares of our common stock outstanding and 3,765,995,074 shares reserved for issuance pursuant to outstanding convertible notes; and 30,000,000 shares reserved for issuance pursuant to outstanding grants under the 2018 Employee Incentive Plan. Our Company is authorized, without stockholder approval, to issue additional shares of authorized but unissued capital stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our Board may determine.

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of common stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation. The directors are elected by a plurality of the outstanding shares entitled to vote on the election of directors. On all other

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our Board is authorized, subject to limitations prescribed by the NRS, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each Series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our Board can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

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Series A Preferred Shares

Amount and Designation

The designation of this series, the authorized amount of which consists of one million (1,000,000) shares of Series A Preferred Voting Stock with a par value of $0.001 per share (the “Series A Preferred Stock”).

Rank.

The Series A Preferred Stock shall rank senior to the Corporation’s Common Stock but junior to any class or series of the Corporation’s preferred stock hereafter created or its presently authorized and issued shares.

Voting Rights.

Except as otherwise provided herein or by law and in addition to any right to vote as a separate class as provided by law, the holder of the Series A Preferred Stock shall have full voting rights and powers on all matters subject to a vote by the holders of the Corporation’s Common Stock and shall be entitled to notice of any shareholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock or holders of any other class or series of voting capital stock having the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock or holders of any other class or series of voting capital stock having the right to vote, as one class. For so long as Series A Preferred Stock is issued and outstanding, the holders of Series A Preferred Stock shall vote together as a single class with the holders of the Corporation’s Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock (collectively, the “Voting Capital Stock”), with the holders of Series A Preferred Stock being entitled to fifty-one percent (51%) of the total votes on all such matters regardless of the actual number of shares of Series A Preferred Stock then outstanding, and the holders of Voting Capital Stock and any other shares entitled to vote being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

Dividends.

Unless otherwise declared from time to time by the Board of Directors, out of funds legally available thereof, the holders of shares of the outstanding shares of Series A Preferred Stock shall not be entitled to receive dividends.

No Preemptive or Conversion Rights.

Holders of Series A Preferred Stock shall not be entitled, as a matter of right, to subscribe for, purchase or receive any part of any stock of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend by virtue of the Series A Preferred Stock nor shall the shares of Series A Preferred Stock be convertible into shares of the Corporation’s Common Stock.

Liquidation Rights.

The holder or holders of the Series A Preferred Stock shall not be entitled to receive any distributions in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

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Other Rights and Limitations of Series A Preferred Stock.

A. The holders of Series A Preferred Stock (“Holders”), in addition to the Voting Rights set forth in Section 3 above, shall: (i) have limited conversion rights (the “Limited Conversion Rights”) to convert the shares of Series A Preferred Stock into forty (40) shares of the Corporation’s common stock, par value $0.001 (the “Common Stock” or Conversion Shares”), commencing on a date twenty-four (24) months from the initial date of issuance (the “Issuance Date”) subject to the Holder continuing to serve as an officer, director or key employee of the Corporation for twenty-four (24) months after the Issuance Date. If the Holder shall cease serving as an officer, director or key employee of the Corporation prior to the expiration of twenty-four (24) months after the Issuance Date, other than as a result of the death or permanent disability of the Holder, the shares of Series A Preferred Stock shall be deemed not fully-vested and the Holder’s Limited Conversion Rights shall be convertible into Conversion Shares based upon 1/24th of Holder’s total number of shares of Series A Preferred Stock for each month of service to the Corporation and all other rights, including Voting Rights and Conversion Rights shall cease and be deemed null and void.

B. With respect to shares of Series A Preferred Stock issued in the name of a Holder who ceases serving as an officer, director or key employee of the Corporation as a result of the death or permanent disability of such Holder, such Holder’s shares of Series A Voting Preferred Stock that the shares of Series A Voting Preferred Stock shall not be transferred or assigned by any Holder other than upon the death of a Holder and any such transfer shall occur by devise, descent, or by operation of law to one or more immediate family members of such Holder or to a trust or family conservatorship established for the benefit of such immediate family members (each a “Beneficiary”), provided that the Beneficiary agrees in writing to be bound by the terms and conditions of the Certificate of Designation.

C. The shares of Series A Voting Preferred Stock transferred to a Beneficiary shall cease to have Voting Rights set forth in Section 3 above but, notwithstanding the foregoing, for a period of twelve (12) months after the subject shares shall have been transferred to the Beneficiary, the Beneficiary shall have the right to convert the shares of Series A Voting Preferred Stock into forty (40) Conversion Shares; and

Transfer Restrictions; Legend.

The shares of Series A Preferred Stock being issued to the Holders are not transferable.

Amendments.

The Corporation may amend this Certificate of Designation only with the approving vote of holders of a majority of the then-outstanding shares of Series A Preferred Stock.

Issuance of Undesignated Preferred Stock.

Our Board has the authority, without further action by the stockholders, to issue up to 19,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our Board. As of the date of this prospectus, there are 1,000,000 Series A Preferred Shares outstanding and we are Offering up to 2,000,000 shares Series B Preferred which on a share-for-share basis reduces the 19,000,000 authorized shares. Our Series B Preferred are being issued under this authority. The existence of authorized but unissued shares of preferred stock would enable our Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Transfer Agent and Registrar

VStock Transfer LLC will act as the registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series B Preferred. The principal business address of VStock Transfer LLC is 18 Lafayette Place, Woodmere, NY 11598, (212) 828-8436.

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Description of OFFERED SECURITIES

The following description summarizes the most important terms of the Units, the Series B Preferred, the Warrants, and the NRS. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation, Certificate of Designations of the Series B Preferred, our Bylaws, and the form of Warrant, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Units

Each Unit offered hereby consists of (i) one share of Series B Preferred and (ii) five Warrants, each exercisable for a period of five years from the date of issuance to purchase one additional share of Common Stock at an exercise price of $3.00, on a post-Reverse Split basis, subject to adjustment as disclosed under “Warrants” below. The Units will not be certificated and the shares of Series B Preferred and the Warrants offered as part of such Units are immediately separable and will be issued separately in this Offering.

Series B Preferred

General

We are currently authorized to designate and issue up to 19,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or Series and, subject to the limitations prescribed by our Amended and Restated Certificate of Incorporation and the NRS, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or Series our Board may determine, without any vote or action by our stockholders. As of the date of this prospectus, we had 1,000,000 shares of the Series A issued and outstanding, and an additional 2,000,000 authorized but unissued shares of Series B Preferred.

The Series B Preferred offered hereby will be fully paid and nonassessable. Our Board may, without the approval of holders of the Series B Preferred or our Common Stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series B Preferred and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series B Preferred will require approval of the holders of Series B Preferred, as described below in “Voting Rights.”

No Maturity, Sinking Fund or Mandatory Redemption

The Series B Preferred has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series B Preferred will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series B Preferred.

Ranking

The Series B Preferred will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1)	senior to all classes or series of our common stock (except where common stockholders have contractual rights and preferences described in paragraph (2) below) and to all other equity securities issued by us other than equity securities referred to in paragraph (3) below;
(2)	junior to the previously designated Series A;
(3)	junior to future equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (See “Voting Rights” below);
(4)	effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock).

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Dividends

Holders of shares of Series B Preferred are entitled to receive, when, as and if declared by the Board, out of funds of the Company legally available for the payment of dividends, cumulative cash dividends at the rate of 13% of the Stated Value of $25 per share per annum (equivalent to $3.25 per annum per share). Plan of Distribution – Escrow Agreement.” Dividends on the Series B Preferred are be payable monthly on the 15th day of each month; provided that if any dividend payment date is not a business day, as defined in the Certificate of Designations, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series B Preferred, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. However, the shares of Series B Preferred offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued. Dividends will be payable to holders of record as they appear in our stock records for the Series B Preferred at the close of business on the applicable Dividend Record Date, which shall be the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable dividend payment date falls. As a result, holders of shares of Series B Preferred will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable Dividend Record Date.

No dividends on shares of Series B Preferred shall be authorized by our Board or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors—We may not be able to pay dividends on the Series B Preferred” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series B Preferred.

Notwithstanding the foregoing, dividends on the Series B Preferred will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our Board. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred that may be in arrears, and holders of the Series B Preferred will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B Preferred shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future distributions on our common stock and preferred stock, including the Series B Preferred will be at the discretion of our Board and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our Board deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

Unless full cumulative dividends on all shares of Series B Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series B Preferred as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series B Preferred as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other distribution be declared or made on shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series B Preferred as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Also, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series B Preferred as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series B Preferred as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up).

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When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series B Preferred, all dividends declared on the Series B Preferred and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series B Preferred shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred that may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series B Preferred will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of Series D, Series E and Series F, the shares of common stock issued upon conversion of the Series D, Series E and Series F, and any class or series of our capital stock we may issue ranking senior to the Series B Preferred with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series B Preferred as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series B Preferred in the distribution of assets, then the holders of the Series B Preferred and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series B Preferred will be entitled to written notice of any such liquidation, dissolution or winding up of no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption to the extent described below).

Redemption

The Series B Preferred is not redeemable by us prior to the three-year anniversary of the date of first issuance of each respective share, except upon a change of control.

On and after the three year anniversary of the date of each issuance, we may, at our option and upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Upon the occurrence of a change of control, whether before or after the three year anniversary of the date of the first issuance, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred, in whole or in part, within 120 days after notice of such Change of Control, for cash at a redemption price of $25 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

A “Change of Control” is deemed to occur when any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions shall have acquired our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

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Redemption Procedures

In the event we elect to redeem Series B Preferred, the notice of redemption will be mailed to each holder of record of the Series B Preferred called for redemption at such holder’s address as it appear on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

●	the redemption date;
●	the number of shares of Series B Preferred to be redeemed;
●	the redemption price of $25 per share plus any accrued but unpaid dividends;
●	the place or places where certificates (if any) for the Series B Preferred are to be surrendered for payment of the redemption price;
●	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;
●	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

If less than all of the Series B Preferred held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred except as to the holder to whom notice was defective or not given.

Holders of Series B Preferred to be redeemed shall surrender the Series B Preferred at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series B Preferred has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series B Preferred so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series B Preferred, those shares of Series B Preferred shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series B Preferred is to be redeemed, the Series B Preferred to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

In connection with any redemption of Series B Preferred, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding dividend payment date, in which case each holder of Series B Preferred at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series B Preferred to be redeemed.

Unless full cumulative dividends on all shares of Series B Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series B Preferred shall be redeemed unless all outstanding shares of Series B Preferred are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred (except by exchanging it for our capital stock ranking junior to the Series B Preferred as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series B Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred.

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Subject to applicable law, we may purchase shares of Series B Preferred in the open market, by tender or by private agreement. Any shares of Series B Preferred that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights

Holders of the Series B Preferred do not have any voting rights, except as set forth below or as otherwise required by the NRS.

On each matter on which holders of Series B Preferred are entitled to vote, each share of Series B Preferred will be entitled to one vote.

So long as any shares of Series B Preferred remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series B Preferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series B Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter, repeal or replace our amended and restated Certificate of Incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series B Preferred of any right, preference, privilege or voting power of the Series B Preferred (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series B Preferred, or the creation or issuance of any additional Series B Preferred or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series B Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain two-thirds of the votes entitled to be cast by the holders of the Series B Preferred and all such other similarly affected series, outstanding at the time (voting together as a class).

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the Certificate of Designations, filed as Exhibit __ hereto, or as may be required by applicable law, the Series B Preferred do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

No Conversion Rights

The Series B Preferred is not convertible into our common stock or any other security of the Company.

No Preemptive Rights

The holders of the Series B Preferred will not, as holders of Series B Preferred, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Change of Control

Provisions in our Certificate of Incorporation and Bylaws may make it difficult and expensive for a third party to pursue a tender offer, change of control or takeover attempt, which is opposed by management and our Board.

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Anti-Dilution Rights

The Certificate of Designations for the Series B Preferred provides that if we effect a stock dividend, a stock split or a reverse split of the Series B Preferred, the dividend and redemption rates will be proportionately adjusted.

Warrants

Holders of each Warrant may purchase one share of our Common Stock at an exercise price of $3.00 per share on a post-Reverse Split basis, subject to adjustment as discussed below under “Exercise Price/Adjustment”, immediately following the sale of each Unit and terminating at 5:00 p.m., New York City time, for a period of five years after the date of issuance.

Exercisability

The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of our stock transfer agent , with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised.

Exercise Limitation

A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price/Adjustment

The exercise price of the Warrants is $3.00 per share on a post Reverse Split basis (the “Warrant Exercise Price”
or “Exercise Price”). The Exercise Price is subject to proportionate adjustment in the event of certain stock dividends and distributions, stock splits, reverse splits, reclassifications or similar events affecting our common stock.

In addition, the exercise price of the Warrants is subject to adjustment in the event during the five year exercise period from the original issuance of the Warrants, if we sell any shares of our Common Stock or securities exchangeable or exercisable or convertible into our Common Stock, subject to certain exceptions, at a price per share less than the exercise price of the Warrants then in effect or without consideration.

Fractional Shares

No fractional shares of our common stock will be issued upon exercise of the Warrants. If, upon exercise of any Warrant, a holder would be entitled to receive a fractional interest in a share of our common stock, we will, upon exercise, round up to the number of shares of commons stock to the next whole share.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent; Global Certificate

The Warrants will be issued in registered form under a warrant agent agreement between the Warrant Agent and us. The Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.]

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Rights as a Stockholder

The Warrant holders do not have the rights or privileges of holders of our common stock or any voting rights until their respective Warrants are exercised and shares of our common stock are issued upon such exercise. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters on which our stockholders are entitled to vote.

Governing Law

The Warrants and he warrant agent agreement are governed by Nevada law.

Trading Market

We expect that the Units, the Series B Preferred and the Warrants will be quoted on the OTCQB under the symbols EWLLU, EWLLB AND EWLLW, respectively.

Our goal is to apply to Nasdaq or OTCQX or OTCQB to list our Common Stock, Units, Series B Preferred, and Warrants on that exchange but there can be no assurance that any of our securities will, in fact, qualify for listing or quotation on Nasdaq or the OTCQX or OTCQB. We presently do not meet all of Nasdaq’s quantitative initial listing requirements or the OTCQX quotation requirements. If in the future we believe we do comply with the Nasdaq initial listing quantitative requirements, we must also meet its qualitative requirements. We cannot assure you that any of our securities will be listed on Nasdaq, OTCQX or OTCQB. However, our plan is to have the initial closing of our Units after the sale of 68,000 Units resulting in proceeds of $1.7 million which will qualify for quotation on the ORCQB, provided that we have the minimum number of holders of the Series B Preferred and Warrants. See “Risk Factors.”

Transfer Agent and Registrar

VStock Transfer LLC will act as the registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series B Preferred and Warrants. The principal business address of VStock Transfer LLC is 18 Lafayette Place, Woodmere, NY 11598, (212) 828-8436.

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Certain U.S. Federal Income Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership and disposition of the Series B Preferred offered by this prospectus. This discussion only applies to purchasers who purchase and hold the Series B Preferred as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to each purchaser or holder of the Series B Preferred in light of its particular circumstances.

This discussion is based upon provisions of the Code, Treasury regulations, rulings and judicial decisions as of the date hereof. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of the Series B Preferred in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or a holder of the Series B Preferred who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding the Series B Preferred as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, former U.S. citizens or former long-term U.S. residents). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Series B Preferred, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the Series B Preferred, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Series B Preferred.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

U.S. Holders

Subject to the qualifications set forth above, the following discussion summarizes certain U.S. federal income tax considerations that may relate to the purchase, ownership and disposition of the Series B Preferred by “U.S. holders.” You are a “U.S. holder” if you are a beneficial owner of Series B Preferred and you are for U.S. federal income tax purposes;

-	an individual citizen or resident of the United States;
-	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
-	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
-	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions in General. If distributions are made with respect to the Series B Preferred, such distributions will be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. We do not, however, currently have current or accumulated earnings and profits. Any portion of a distribution that exceeds such earnings and profits will first be applied to reduce a U.S. holder’s tax basis in the Series B Preferred on a share-by-share basis, and the excess will be treated as gain from the disposition of the Series B Preferred, the tax treatment of which is discussed below under “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Disposition of Series B Preferred, Including Redemptions.”

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Under current law, dividends received by individual holders of the Series B Preferred will be subject to a reduced maximum tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual shareholder elects to treat the dividends as “investment income,” which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual stockholders with respect to Series B Preferred that is held for 60 days or less during the 121 day period beginning on the date which is 60 days before the date on which the Series B Preferred becomes ex-dividend (or where the dividend is attributable to a period or periods in excess of 366 days, Series B Preferred that is held for 90 days or less during the 181 day period beginning on the date which is 90 days before the date on which the Series B Preferred becomes ex-dividend). Also, if a dividend received by an individual shareholder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual shareholder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such shareholder’s holding period for the stock. In addition, dividends recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income. Individual stockholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

Dividends received by corporate stockholders generally will be eligible for the dividends-received deduction. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock, and for cumulative preferred stock with an arrearage of dividends attributable to a period in excess of 366 days, the holding period is at least 91 days during the 181 day period beginning on the date 90 days before the ex-dividend date of the stock. Corporate stockholders of the Series B Preferred should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock. If a corporate shareholder receives a dividend on the Series B Preferred that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the shareholder in certain instances must reduce its basis in the Series B Preferred by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate shareholder’s basis, any excess will be taxed as gain as if such shareholder had disposed of its shares in the year the “extraordinary dividend” is paid. Each domestic corporate holder of the Series B Preferred is urged to consult with its tax advisors with respect to the eligibility for and the amount of any dividends received deduction and the application of Code Section 1059 to any dividends it may receive on the Series B Preferred.

Constructive Distributions on Series B Preferred. A distribution by a corporation of its stock deemed made with respect to its preferred stock is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock. The constructive distribution of property equal to the redemption premium would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of the Series B Preferred that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General.” The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the Series B Preferred is uncertain.

We have the right to call the Series B Preferred for redemption on or after November 4, 2020 (the “call option”), and have the option to redeem the Series B Preferred upon any Change of Control (the “contingent call option”). The stated redemption price of the Series B Preferred upon any redemption pursuant to our call option or contingent call option is equal to the liquidation preference of the Series B Preferred (i.e., $25.00, plus accrued and unpaid dividends) and is payable in cash.

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If the redemption price of the Series B Preferred exceeds the issue price of the Series B Preferred Stock upon any redemption pursuant to our call option or contingent call option, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. holders of additional Series B Preferred. The redemption price for the Series B Preferred should be the liquidation preference of the Series B Preferred Assuming that the issue price of the Series B Preferred is determined under principles similar to the OID Rules, the issue price for the Series B Preferred should be the initial Offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Series B Preferred is sold.

A redemption premium for the Series B Preferred should not result in constructive distributions to U.S. holders of the Series B Preferred if the redemption premium is less than a de-minimis amount as determined under principles similar to the OID Rules. A redemption premium for the Series B Preferred should be considered de-minimis if such premium is less than .0025 of the Series B Preferred liquidation value of $__ at maturity, multiplied by the number of complete years to maturity. Because the determination under the OID Rules of a maturity date for the Series B Preferred is unclear, the remainder of this discussion assumes that the Series B Preferred is issued with a redemption premium greater than a de-minimis amount.

The call option should not require constructive distributions of the redemption premium, if based on all of the facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. The fact that a redemption right is not within the safe harbor described in the preceding sentence does not mean that an issuer’s right to redeem is more likely than not to occur and the issuer’s right to redeem must still be tested under all the facts and circumstances to determine if it is more likely than not to occur. We do not believe that a redemption pursuant to the call option should be treated as more likely than not to occur under the foregoing test. Accordingly, no U.S. holder of the Series B Preferred should be required to recognize constructive distributions of the redemption premium because of our call option.

Disposition of Series B Preferred, Including Redemptions. Upon any sale, exchange, redemption (except as discussed below) or other disposition of the Series B Preferred, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series B Preferred. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Series B Preferred is longer than one year. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, gains recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income.

A redemption of shares of the Series B Preferred will generally be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a U.S. holder will recognize capital gain or loss (which will be long-term capital gain or loss, if the U.S. holder’s holding period for such Series B Preferred exceeds one year) equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series B Preferred redeemed, except to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series B Preferred, which will be subject to the rules discussed above in “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General.” A payment made in redemption of Series B Preferred may be treated as a dividend, rather than as payment in exchange for the Series B Preferred, unless the redemption:

●	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;
●	is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;
●	results in a “complete redemption” of a U.S. holder’s stock interest in the company under Section 302(b)(3) of the Code; or
●	is a redemption of stock held by a non-corporate shareholder, which results in a partial liquidation of the company under Section 302(b)(4) of the Code.

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In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the Series B Preferred and the common stock that the U.S. Holder actually owns, but also shares of stock that the U.S. holder constructively owns within the meaning of Section 318 of the Code.

A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the company, which will depend on the U.S. holder’s particular facts and circumstances at such time. If the redemption payment is treated as a dividend, the rules discussed above in “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General” apply.

Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Section 302(b)(3) and Section 302(b)(2) of the Code, respectively. A redemption will result in a “complete redemption” if either all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder is eligible to waive, and the U.S. holder effectively waives, the attribution of shares of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of Code. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of the Series B Preferred generally will not qualify for this exception because the voting rights are limited as provided in the “Description of Series B Preferred -Voting Rights.” For purposes of the “redemption from non-corporate stockholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature and has been interpreted under case law to include the termination of a business or line of business. Each U.S. holder of the Series B Preferred should consult its own tax advisors to determine whether a payment made in redemption of the Series B Preferred will be treated as a dividend or a payment in exchange for the Series B Preferred. If the redemption payment is treated as a dividend, the rules discussed above in “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General” apply. Under proposed Treasury regulations, if any amount received by a U.S. holder in redemption of Series B Preferred is treated as a distribution with respect to such holder’s Series B Preferred, but not as a dividend, such amount will be allocated to all shares of the Series B Preferred held by such holder immediately before the redemption on a pro rata basis. The amount applied to each share will reduce such holder’s adjusted tax basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If such holder has different bases in shares of the Series B Preferred, then the amount allocated could reduce a portion of the basis in certain shares while reducing all of the basis, and giving rise to taxable gain, in other shares. Thus, such holder could have gain even if such holder’s aggregate adjusted tax basis in all shares of the Series B Preferred held exceeds the aggregate amount of such distribution.

The proposed Treasury regulations permit the transfer of basis in the redeemed shares of the Series B Preferred to the holder’s remaining, unredeemed Series B Preferred (if any), but not to any other class of stock held, directly or indirectly, by the holder. Any unrecovered basis in the Series B Preferred would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations are ultimately finalized.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on the Series B Preferred and to certain payments of proceeds on the sale or other disposition of the Series B Preferred. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 24%) on payments of dividends on the Series B Preferred and certain payments of proceeds on the sale or other disposition of the Series B Preferred unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service.

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Non-U.S. Holders

Subject to the qualifications set forth above under the caption “Certain U.S. Federal Income Tax Considerations,” the following discussion summarizes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Series B Preferred by certain “Non-U.S. holders.” You are a “Non-U.S. holder” if you are a beneficial owner of the Series B Preferred and you are not a “U.S. holder.”

Distributions on the Series B Preferred. If distributions are made with respect to the Series B Preferred, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the Series B Preferred and, to the extent such portion exceeds the Non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the Series B Preferred, the tax treatment of which is discussed below under “Certain U.S. Federal Income Tax Considerations - Non-U.S. Holders: Disposition of Series B Preferred, Including Redemptions.” In addition, if we are a U.S. real property holding corporation, i.e. a “USRPHC,” and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 30% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “Certain U.S. Federal Income Tax Considerations - Non-U.S. Holders: Disposition of Series B Preferred, Including Redemptions”), with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

Dividends paid to a Non-U.S. holder of the Series B Preferred will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) are not subject to the withholding tax, provided that certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. holder of the Series B Preferred who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (i) complete Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the Series B Preferred is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. A Non-U.S. holder of the Series B Preferred eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Disposition of Series B Preferred, Including Redemptions. Any gain realized by a Non-U.S. holder on the disposition of the Series B Preferred will not be subject to U.S. federal income or withholding tax unless:

●	the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States);
●	the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or
●	we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such Non-U.S. holder owned directly or pursuant to attribution rules at any time during the five year period ending on the date of disposition more than 5% of the Series B Preferred. This assumes that the Series B Preferred is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code.

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A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and if it is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code. If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below), or other disposition of the Series B Preferred, such a Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the Series B Preferred. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the Series B Preferred is longer than one year. A Non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and Non-corporate taxpayers. If a Non-U.S. holder is subject to U.S. federal income tax on any disposition of the Series B Preferred, a redemption of shares of the Series B Preferred will be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a Non-U.S. holder generally will recognize long-term capital gain or loss, if the Non-U.S. holder’s holding period for such Series B Preferred exceeds one year, equal to the difference between the amount of cash received and fair market value of property received and the Non-U.S. holder’s adjusted tax basis in the Series B Preferred redeemed, except that to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series B Preferred, which generally will be subject to the rules discussed above in “Certain U.S. Federal Income Tax Considerations - Non-U.S. Holders: Distributions on the Series B Preferred.” A payment made in redemption of the Series B Preferred may be treated as a dividend, rather than as payment in exchange for the Series B Preferred, in the same circumstances discussed above under “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Disposition of Series B Preferred, Including Redemptions.” Each Non-U.S. holder of the Series B Preferred should consult its own tax advisors to determine whether a payment made in redemption of the Series B Preferred will be treated as a dividend or as payment in exchange for the Series B Preferred.

Information reporting and backup withholding. We must report annually to the Internal Revenue Service and to each Non-U.S. holder the amount of dividends paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty. A Non-U.S. holder will not be subject to backup withholding on dividends paid to such Non-U.S. holder as long as such Non-U.S. holder certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. holder is a United States person as defined under the Code), or such Non-U.S. holder otherwise establishes an exemption. Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of the Series B Preferred unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Foreign Account Tax Compliance Act. Sections 1471 through 1474 of the Code (provisions which are commonly referred to as “FATCA”), generally impose a 30% withholding tax on dividends on Series B Preferred paid on or after July 1, 2014 and the gross proceeds of a sale or other disposition of Series B Preferred paid on or after January 1, 2019 to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements; and (ii) specified other foreign entities unless such an entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements. Non-U.S. holders should consult their own tax advisors regarding the application of FATCA to them and whether it may be relevant to their purchase, ownership and disposition of Series B Preferred.

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Plan of Distribution

The Offering

The Units are being offered by our officers and directors without any compensation for selling Units. The Units are offered on a best effort no minimum basis which creates a higher degree of risk for earlier investors. See “Risk Factors.” All proceeds shall be paid to the order of IFEB Bank, the Escrow Agent, shall deposit all funds into an escrow account it has created. The Escrow Agent shall retain $9.75 per Unit as a fund to insure investors will receive 13% cash dividends for the initial three years resulting in proceeds to the Company of $15.25 per Unit, prior. The Certificate of Designations for the Series B Preferred requires our Board to declare them, subject to the NRS requirement and limitations.

Escrow Agreement

Under the terms of the Escrow Agreement, the Escrow Agent will pay all remaining funds to the Company less expenses of the Escrow Agent as proceeds of payment are cleared. However, if the Escrow Agent receives notice that a broker-dealer has sold Units (which notice may be by email form the broker-dealer), the Escrow Agent will (with our consent) pay the broker-dealer the commissions described in the next paragraph.

While we do not have any agreements with any broker-dealers to sell Units, we have obtained approval from the Financial Regulatory Authority that broker-dealers who sell Units may receive commissions of 10% of the $25 Unit Offering Price or $25 per Unit.

Legal Matters

The validity of the Series B Preferred offered hereby and other certain legal matters will be passed upon for us by The Lonergan Law Firm, LLC, Lawrence R. Lonergan, Esq. We have filed a copy of this opinion as Exhibit 5.1 to the registration statement, of which this prospectus is included, with respect to the securities subject to the Offering.

Experts

The audited consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2018 and 2017, included in this prospectus have been so included by reference in reliance on the report of Haynie & Company, P.A., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

Where You Can Find MORE Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Units and the shares of Series B Preferred and the Warrants offered by this prospectus as part of the Units. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us, the Units, our Series B Preferred, and the Warrants, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other documents are summaries only of the material provisions of such documents, and each statement is qualified in its entirety by reference to the full text of the applicable document filed with the SEC.

We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

We also maintain an Internet website at https://www.phzio.com. All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Section 145 of the Nevada General Corporation Law and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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2,000,000 Units

Each Unit Consisting of

One Share of 13% Series B Preferred Cumulative Redeemable Perpetual Preferred Stock and

Five Warrants Each Exercisable to Purchase One Shares of Common Stock

Liquidation Preference $25 per Series B Preferred Stock

PROSPECTUS

February 05, 2020

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the Company) that we may incur in connection with the securities being registered hereby.

Offering Expenses
SEC registration fee		$6,490
FINRA filing fee		$31,000
Printing expenses		$1,000
Legal fees and expenses		$50,000
Accounting fees and expenses	$
Miscellaneous	$
Total		$100,000

Item 14. Indemnification of Directors and Officers.

Our articles of incorporation, by-laws and director indemnification agreements provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company or, in the case of a director, is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability and loss reasonably incurred or suffered by such.

Section 145 of the Nevada General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Nevada General Corporation Law, Article Seven of our articles of incorporation eliminates the liability of a director to us for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

● from any breach of the director’s duty of loyalty to us;
● from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
● under Section 174 of the Nevada General Corporation Law; and
● from any transaction from which the director derived an improper personal benefit.

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We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in the Bylaws, and we intend to enter into indemnification agreements with any new directors and executive officers in the future.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

The following information relates to all securities issued or sold by us within the past three years and not registered under the Securities Act of 1933, (the “Securities Act”).

Sales of Unregistered Securities during the nine-month period ended September 30, 2019

On February 7, 2019, the Company executed an amendment to a contract executed on April 8, 2018 for twelve months for consulting services. The Company issued 5,000 shares of common stock at the signing of the contract valued at $30,500 that is being amortized over the life of the contract.

On March 22, 2019, the Company issued 65,217 shares of common stock to an institutional investor as part of a promissory note for the first tranche payment. These shares are returnable if the Company repays the promissory note before the maturity date. The value of these shares is $375,000 which was recorded as prepaid until the six-month maturity has passed. The Company also issued 20,000 shares of common stock to the institutional investor as a commitment fee. The value of these shares is $115,000.

On April 2, 2019, the Company issued 16,000 shares of common stock pursuant to a capital call notice in relation to an Equity Purchase Agreement dated June 18, 2018. The capital call totaled $59,100.

On May 17, 2019, the Company executed a contract for three months for consulting services. The Company issued 10,000 shares of common stock at the signing of the contract valued at $53,000 that is being amortized over the life of the contract. The contract further indicated that another 10,000 shares were to be issued at the end of three months. The Company issued the second 10,000 shares of common stock on August 20, 2019. The value of the shares is $31,200 and was expensed.

On July 10, 2019, the Company issued 53,846 shares of common stock to an institutional investor as part of a promissory note for the second tranche payment. These shares are returnable if the Company repays the promissory note before the maturity date. The value of these shares is $167,462 which was recorded as prepaid until the six-month maturity has passed.

On September 30, 2019, the Company issued 80,000 shares of common stock to an institutional investor as part of a promissory note for the third and final tranche payment. These shares are returnable if the Company repays the promissory note before the maturity date. The value of these shares is $280,000 which was recorded as prepaid until the six-month maturity has passed.

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On September 25, 2019, the Company executed a contract for six months for consulting services. The contract included the issuance of 5,000 shares of common stock. The value of these shares is $13,750. The shares had not yet been issued at the nine months ended September 30,2019, so the value was recorded as Shares to be Issued.

During the nine months ended September 30, 2019, the Company issued 95,000 shares of common stock to consultants for services rendered in accordance to consulting agreements. The value of these shares is $466,403

During the nine months ended September 30, 2019, the Company issued 405,409 shares of common stock for debt conversion totaling $932,667 which includes $889,950 principal, $40,217 accrued interest and $2,500 due diligence fee.

Sales of Unregistered Securities in 2018:

In June 2018, the Company executed an Equity Purchase Agreement with an institutional investor within which the investor agrees to purchase up to $1,500,000 of the Company’s common stock, par value $0.001. As an inducement to the investor to enter into the agreement, the Company issued 20,000 restricted shares of common stock to the investor valued at $70,000.

During the year ended December 31, 2018, the Company issued 80,000 shares of common stock for settlement of a complaint filed in the United States Federal District Count (see Footnote 7). The debt settled totaled $236,869 which includes $56,817 of accrued interest.

During the year ended December 31, 2018, the Company issued 106,000 shares of common stock for consulting services for a value of $512,115.

During the year ended December 31, 2018, the Company issued 52,000 shares of common stock for consulting services. The weighted average price of these shares was $5.00. The value of these shares is $239,300 and is being amortized over the life of the contracts ranging from six to twelve months.

During the year ended December 31, 2018, the Company issued 625,714 shares of common stock for debt conversion. The total debt conversion was $1,284,582 principal and $172,200 of accrued interest.

During the year ended December 31, 2018, the Company issued 49,377 shares of common stock for financing costs relating to convertible debt. The value of the financing costs was $127,374.

During the year ended December 31, 2018, the Company issued 348,000 shares of common stock to officers, directors and consultants per our 2018 Equity Incentive Plan adopted on January 2, 2018. The value of the shares issued was $1,566,000, of which $1,215,912 was recorded as a reduction of contributed capital.

Sales of Unregistered Securities in 2017:

In January 2017, 1,363,277 warrants were exercised under a cashless exercise and 26,722 shares of common stock were issued.

On January 19, 2017, the Company issued 28,000 shares of common stock for extinguishment of accounts payable for a value of $49,000.

On March 29, 2017, the Company issued 20,000 shares of common stock to a related party for extinguishment of accounts payable for a value of $35,000.

On April 1, 2017, the Company issued 505,618 shares of common stock to a related party for extinguishment of accounts payable for a value of $225,000. These shares relate to a contract leasing the telemedicine platform from Bistromatics, a company owned by our CTO.

During the year ended December 31, 2017, the Company issued 66,812 shares of common stock for consulting services for a value of $355,880.

During the year ended December 31, 2017, the Company issued 100,500 shares of common stock for consulting services. The weighted average price of these shares was $.08. The value of these shares is being amortized over the life of the contracts ranging from six to twelve months.

During the year ended December 31,2017, the Company issued 1,070,691 shares of common stock for debt conversion. The total debt conversion was $797,913 principal and $45,192 of accrued interest.

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Sales of Unregistered Securities in 2016:

On January 20, 2016, the Company authorized the issuance of 1,000 shares for consulting services for a value of $5,000 that is being amortized over twelve months.

On February 29, 2016, the Company authorized the issuance of 4,545 shares for conversion of convertible debt of $69,500 and accrued interest of $10,031.

On March 3, 2016, the Company authorized the issuance of 2,000 shares for consulting services for a value of $10,100 that is being amortized over six months.

On March 11, 2016, the Company authorized the issuance of 3,000 shares for consulting services for a value of $15,000 that is being amortized over twelve months.

On June 2, 2016, the Company sold 2,400 shares of common stock upon receipt of $120,000 cash.

On July 13, 2016, the Company issued 3,459 shares of common stock because of warrants being exercised through a cashless exercise.

On December 14, 2016, the Company issued 1,807 shares of common stock because of warrants being exercised through a cashless exercise.

During the year ended December 31, 2016, the Company issued a total of 628,384 shares of common stock because of debt conversion. The total debt conversion was $191,731.

During the year ended December 31, 2016, the Company issued 18,700 shares of common stock for consulting services. The weighted average price of these shares was $72.00. The value of the shares is being amortized over the life of the contracts ranging from six to twelve months.

The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Registrant’s issuance of the above restricted securities was in reliance upon the exemption from registration pursuant to Section 4(2) and Regulation S promulgated by the SEC under the Act. Unless stated otherwise: (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the Offerings; (iii) each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (iv) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; and, (v) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

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Item 16. Exhibits and Financial Statements.

(b) Exhibits

Exhibit No.	Description
3.1(a)	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 4.1 to the Form 8-K/A filed on August 6, 2014)
3.2	Bylaws (Incorporated by reference to Exhibit 3(b) to the Registration Statement on Form S-1 filed on May 15, 2012)
5.1	Legal Opinion of the Lonergan Law firm, LLC dated February 5, 2020, filed herewith.
10.9	Securities Settlement Agreement with EWLL Acquisition Partners, LLC (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 18, 2016)
10.11	Services Agreement with Bistromatics, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 21, 2016)
10.16	Definitive Service Agreement dated January 24, 2017with Bistromatics, Inc., (Incorporated by reference to Exhibit 10.21 to the Company’s Current Report on Form 8-K filed on January 31, 2017).
10.19	Investment Agreement with Tangiers Global LLC dated February 10, 2017, (Incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 filed on May 8, 2017)
10.23	Form of Five Year Warrant Agreement with Tangiers Global LLC dated February 10, 2017, (Incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1 filed on May 8, 2017)
10.24	Registrant’s Rule 10b5-1-Equity Only, dated January 1, 2019, Incorporated by reference to Exhibit 10.25 to the Registration Statement on Form 10-K filed on March 27, 2019).
10.25	Registrant’s 2018 Employee Incentive Plan, dated January 1, 2018, Incorporated by reference to Exhibit 10.25 to the Registration Statement on Form 10-K filed on March 27, 2019).
10.28	Cooperation Agreement dated September 17, 2018, between Phzio USA, Inc. and First MCO, (Incorporated by reference to Exhibit 10.24 to the Company’s Current Report on Form 8-K filed on September 27, 2018)
10.29	Certificate of Designation of Series A Voting Preferred Stock, filed herewith.
10.30	Certificate of Designation of 13% Series B Cumulative Redeemable Perpetual Preferred Stock, filed herewith

The list of exhibits in the Index to Exhibits to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate Offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S–1 (§ 239.11 of this chapter), Form S–3 (§ 239.13 of this chapter), Form SF–3 (§ 239.45 of this chapter) or Form F–3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S–3, Form SF–3 or Form F–3, is contained in a form of prospectus filed pursuant to § 230.424(b) of this chapter that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4) [Intentionally omitted]

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an Offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the Offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an Offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(iii) If the registrant is relying on § 230.430D of this chapter:

(A) Each prospectus filed by the registrant pursuant to § 230.424(b)(3) and (h) of this chapter shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to § 230.424(b)(2), (b)(5), or (b)(7) of this chapter as part of a registration statement in reliance on § 230.430D of this chapter relating to an Offering made pursuant to § 230.415(a)(1)(vii) or (a)(1)(xii) of this chapter for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 (15 U.S.C. 77j(a)) shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the Offering described in the prospectus. As provided in § 230.430D of this chapter, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary Offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the Offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the Offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the Offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the Offering made by the undersigned registrant to the purchaser.

(7) If the registrant is relying on § 230.430D of this chapter, with respect to any Offering of securities registered on Form SF–3 (§ 239.45 of this chapter), to file the information previously omitted from the prospectus filed as part of an effective registration statement in accordance with § 230.424(h) and § 230.430D of this chapter.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ft. Lauderdale, State of Florida on February 05, 2020.

eWELLNESS HEALTH CORPORATION

By:	/s/ Darwin Fogt
Darwin Fogt
Chief Executive Officer (Principal Executive Officer)

By:	/s/ David Markowski
David Markowski
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas MacLellan	Chairman of the Board	February 05, 2020
Douglas MacLellan

/s/ Darwin Fogt	Chief Executive Officer (Principal Executive Officer) and	February 05, 2020
Darwin Fogt	Director

/s/ David Markowski	Chief Financial Officer (Principal Financial and Principal	February 05, 2020
David Markowski	Accounting Officer) and Director

/s/ Curtis Hollister	Chief Technology Officer and Director	February 05, 2020
Curtis Hollister

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